FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227784-01

November 15, 2018 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $650,884,977 (Approximate Total Mortgage Pool Balance) $576,033,000 (Approximate Offered Certificates) UBS 2018-C14 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Natixis Real Estate Capital LLC Cantor Commercial Real Estate Lending, L.P. Rialto Mortgage Finance, LLC CIBC Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Natixis Société Générale Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-227784) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2018-C14

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated November 15, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Natixis Securities Americas LLC Cantor Fitzgerald & Co.
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (39.7%), Société Générale (“SG”) (23.2%), Rialto Mortgage Finance, LLC (“RMF”) (18.4%), Natixis Real Estate Capital LLC (“Natixis”) (8.1%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (5.4%) and CIBC Inc. (“CIBC”) (5.2%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:	RMF, as the retaining sponsor, intends to cause its majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in January 2019.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in January 2019.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2018 (or, in the case of any mortgage loan that has its first due date after December 2018, the date that would have been its due date in December 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about December 12, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	December 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X-A and Class X-B Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	18	196	$258,228,859	39.7%
Société Générale	8	14	$151,062,500	23.2%
Rialto Mortgage Finance, LLC	11	11	$119,681,117	18.4%
Natixis Real Estate Capital LLC	3	6	$53,012,500	8.1%
Cantor Commercial Real Estate Lending, L.P.	1	1	$35,000,000	5.4%
CIBC Inc.	4	8	$33,900,000	5.2%
Total	45	236	$650,884,977	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$650,884,977
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	236
Average Mortgage Loan Cut-off Date Balance:	$14,464,111
Average Mortgaged Property Cut-off Date Balance:	$2,757,987
Weighted Average Mortgage Rate:	5.291%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	117
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	116
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant(2):	5.7%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(3):	1.89x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	59.8%
Weighted Average Mortgage Loan Maturity Date LTV(3)(4):	53.2%
Weighted Average U/W NOI Debt Yield(3):	12.2%

Amortization Overview
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	45.2%
% Mortgage Loans with Amortization through Maturity Date:	28.9%
% Mortgage Loans which pay Interest Only through Maturity Date:	25.9%
Weighted Average Remaining Amortization Term (months)(5):	349

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	80.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	86.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	75.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	75.8%
% Mortgage Loans with Upfront Engineering Reserves:	52.3%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	53.4%
% Mortgage Loans with In Place Hard Lockboxes:	53.2%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	98.5%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	74.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	25.6%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Initial Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2018.

(2)	With respect to the Lafayette Park mortgage loan, each of the four mortgaged properties is leased to a different state agency within the Minnesota Department of Administration. Excluding the Lafayette Park mortgage loan, the % of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant is 0.0%.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(4)	The Cut-off Date LTV and Maturity Date LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Crowne Plaza – Jacksonville (Airport), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $30,400,000 for the mortgaged property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the mortgaged property are 72.5% and 56.4%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites – Clearwater, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $18,300,000 for the mortgaged property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the mortgaged property are 76.3% and 58.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Detroit Novi, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $15,000,000 for the mortgaged property, which assumes the completion of $1,035,208 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $13,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the mortgaged property are 71.9% and 60.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Fort Pierce, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $9,100,000 for the mortgaged property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(5)	Excludes mortgage loans that are interest-only for the full loan term to maturity.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)	Approx. Initial Available Certificate Principal Balance or Notional Amount(3)	Approx. Initial Retained Certificate Principal Balance or Notional Amount(3)(4)	Initial Subordination Levels	Expected Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$22,465,000	$21,341,000	$1,124,000	30.000%(8)	2.76	1-57	41.9%	17.4%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$30,533,000	$29,006,000	$1,527,000	30.000%(8)	4.76	57-58	41.9%	17.4%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$41,722,000	$39,635,000	$2,087,000	30.000%(8)	7.29	58-115	41.9%	17.4%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$194,737,000	$185,000,000	$9,737,000	30.000%(8)	9.76	115-118	41.9%	17.4%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	$166,162,000	$157,853,000	$8,309,000	30.000%(8)	9.90	118-119	41.9%	17.4%
Class X-A(9)	AAAsf / AAA(sf) / Aaa(sf)	$455,619,000(10)	$432,835,000	$22,784,000	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	A-sf / AAA(sf) / NR	$120,414,000(10)	$114,392,000	$6,022,000	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa3(sf)	$59,393,000	$56,423,000	$2,970,000	20.875%	9.93	119-119	47.3%	15.4%
Class B	AA-sf / AA(sf) / NR	$32,544,000	$30,916,000	$1,628,000	15.875%	9.93	119-119	50.3%	14.5%
Class C	A-sf / A(sf) / NR	$28,477,000	$27,053,000	$1,424,000	11.500%	9.93	119-119	53.0%	13.8%

NON-OFFERED CERTIFICATES(11)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)	Approx. Initial Available Certificate Principal Balance or Notional Amount(3)	Approx. Initial Retained Certificate Principal Balance or Notional Amount(3)(4)	Initial Subordination Levels	Expected Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class X-D(9)	BBB-sf / BBB-(sf) / NR	$30,917,000(10)	$29,371,000	$1,546,000	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	BB-sf / BB-(sf) / NR	$16,272,000(10)	$15,458,000	$814,000	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	B-sf / B(sf) / NR	$6,509,000(10)	$6,183,000	$326,000	N/A	N/A	N/A	N/A	N/A
Class X-NR(9)	NR / NR / NR	$21,153,976(10)	$20,095,976	$1,058,000	N/A	N/A	N/A	N/A	N/A
Class D	BBBsf / BBB+(sf) / NR	$17,899,000	$17,004,000	$895,000	8.750%	10.00	119-120	54.6%	13.4%
Class E	BBB-sf / BBB-(sf) / NR	$13,018,000	$12,367,000	$651,000	6.750%	10.01	120-120	55.8%	13.1%
Class F	BB-sf / BB-(sf) / NR	$16,272,000	$15,458,000	$814,000	4.250%	10.01	120-120	57.3%	12.8%
Class G	B-sf / B(sf) / NR	$6,509,000	$6,183,000	$326,000	3.250%	10.01	120-120	57.9%	12.6%
Class NR	NR / NR / NR	$21,153,976	$20,095,976	$1,058,000	0.000%	10.01	120-120	59.8%	12.2%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of each class of Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	On the Closing Date, the certificates (other than the Class R certificates) (collectively, the “Retained Certificates”) with the Initial Certificate Balances or Notional Amounts, as applicable, set forth in the above table under “Approx. Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the underwriters and the initial purchasers to RMF or a majority-owned affiliate of RMF as described in “Credit Risk Retention—General” in the Preliminary Prospectus.

(5)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(6)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for those classes in the aggregate.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class F certificate for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class G certificate for the related distribution date. The pass-through rate for the Class X-NR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class NR certificate for the related distribution date.

(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates (collectively, the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G will be equal to the certificate balance of the Class G certificates. The notional amount of the Class X-NR will be equal to the certificate balance of the Class NR certificates.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	1670 Broadway	Office	$30,000,000	57	32.6%	4.22x	16.6%
(1)	This table reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity), defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates, (iii) the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class D and Class E Certificates, (iv) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses if any, allocated to the Class F Certificates, (v) the notional amount of the Class X-G Certificates will be reduced by the principal distributions and realized losses if any, allocated to the Class G Certificates and (vi) the notional amount of the Class X-NR Certificates will be reduced by the principal distributions and realized losses allocated to the Class NR Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate equal to the WAC Rate less a specified percentage.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class D and Class E Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-F Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class F Certificates as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-G Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class G Certificates as described in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Preliminary Prospectus. The per annum pass-through rate on the Class X-NR Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class NR Certificates as described in the Preliminary Prospectus.
Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium, net of any liquidation fees or workout fees payable therefrom, in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Nebraska Crossing, Clevelander South Beach, 1670 Broadway, Christiana Mall, Regency Properties Portfolio, Ellsworth Place and Barrywoods Crossing each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the related mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Riverwalk II whole loan, the Nebraska Crossing whole loan, the Clevelander South Beach whole loan and the Regency Properties Portfolio whole loan will be principally serviced under the PSA for the UBS 2018-C14 securitization (each, a “Serviced Whole Loan”). The Lafayette Park whole loan is expected to be serviced under the pooling and servicing agreement for the CSAIL 2018-C14 securitization. The 1670 Broadway whole loan and the Barrywoods Crossing whole loan are each serviced under the pooling and servicing agreement for the UBS 2018-C13 securitization. The Christiana Mall whole loan is serviced under the trust and servicing agreement for the BBCMS Trust 2018-CHRS securitization. The Ellsworth Place whole loan is serviced under the pooling and servicing agreement for the WFCM 2018-C47 securitization. The GNL Portfolio whole loan and the Heartland Dental Medical Office Portfolio whole loan (each, a “Servicing Shift Whole Loan” and collectively, the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2018-C14 PSA until the date of securitization of the related controlling pari passu note (each, a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each, a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for the purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

It is expected that RREF III-D UB 2018-C14, LLC, or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

With respect to the Servicing Shift Whole Loans, prior to the related Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan as described below.

Notwithstanding any contrary description set forth above, with respect to the Riverwalk II mortgage loan, the Nebraska Crossing mortgage loan, the Clevelander South Beach mortgage loan and the Regency Properties Portfolio mortgage loan, the holder of the related pari passu companion loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Lafayette Park mortgage loan, the 1670 Broadway mortgage loan, the Christiana Mall mortgage loan, the Ellsworth Place mortgage loan and the Barrywoods Crossing mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to the GNL Portfolio mortgage loan and the Heartland Dental Portfolio mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the Servicing Shift Securitization Date, under the related Servicing Shift PSA, which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or a Servicing Shift Whole Loan” in the Preliminary Prospectus.

Control Eligible Certificates:	Class G and Class NR Certificates.
Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Remedies Available to Holders of an Appraised-Out Class:	The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.
Control Rights:

Subject to the rights of the holder of the related controlling pari passu companion loan or Subordinate Companion Loan, as applicable, with respect to a Servicing Shift Whole Loan, prior to a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Upon the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on the Certificate Administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related special servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C14, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan and REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Serviced Companion Loan) or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.
Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest by Certificate Balance. Such holder or holders will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer with respect to Specially Serviced Mortgage Loans.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans.

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense. See “Pooling and Servicing Agreement—The Operating Advisor” in the Preliminary Prospectus.

After the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines in accordance with the Operating Advisor Standard that the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the Operating Advisor’s recommendation to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

STRUCTURE OVERVIEW

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
$2,200,000	-	$5,000,000	6	$21,829,664	3.4%	5.689%	119	1.72	x	62.2%	51.5%
$5,000,001	-	$10,000,000	16	$123,119,473	18.9%	5.419%	118	1.70	x	63.4%	55.3%
$10,000,001	-	$15,000,000	11	$139,611,847	21.4%	5.495%	118	1.56	x	66.9%	57.6%
$15,000,001	-	$20,000,000	3	$57,295,369	8.8%	5.497%	118	1.61	x	66.9%	53.9%
$20,000,001	-	$25,000,000	1	$21,000,000	3.2%	5.750%	119	1.35	x	60.9%	52.5%
$25,000,001	-	$30,000,000	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
$30,000,001	-	$35,000,000	3	$102,500,000	15.7%	5.501%	119	1.75	x	58.4%	53.5%
$35,000,001	-	$40,000,000	1	$37,250,000	5.7%	4.722%	118	2.27	x	65.2%	65.2%
$40,000,001	-	$44,325,000	2	$88,278,624	13.6%	5.275%	120	1.84	x	56.3%	51.9%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
3.8511%	-	4.7500%	3	$97,250,000	14.9%	4.316%	99	3.14	x	45.1%	45.1%
4.7501%	-	4.9500%	3	$64,537,500	9.9%	4.877%	119	2.01	x	60.6%	57.5%
4.9501%	-	5.1500%	3	$41,876,691	6.4%	5.005%	116	1.71	x	66.2%	55.2%
5.1501%	-	5.3500%	7	$90,518,198	13.9%	5.262%	119	1.75	x	56.9%	51.8%
5.3501%	-	5.5500%	11	$139,339,266	21.4%	5.440%	119	1.48	x	66.2%	58.0%
5.5501%	-	5.7500%	7	$102,558,657	15.8%	5.702%	119	1.57	x	60.3%	50.7%
5.7501%	-	5.9500%	8	$51,114,380	7.9%	5.822%	119	1.64	x	66.2%	56.0%
5.9501%	-	6.0723%	3	$63,690,285	9.8%	6.010%	118	1.84	x	62.0%	53.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Retail	23	$227,311,951	34.9%	3,523,442	$177	5.220%	118	94.5%	1.76	x	59.3%	52.5%
Anchored	14	$121,199,035	18.6%	2,045,471	$104	5.425%	118	93.7%	1.46	x	67.9%	59.2%
Unanchored	6	$39,410,788	6.1%	309,703	$198	5.305%	118	90.5%	1.60	x	63.1%	53.9%
Outlet Center	1	$35,000,000	5.4%	367,047	$195	5.210%	119	99.0%	1.82	x	47.7%	44.1%
Super Regional Mall	1	$30,000,000	4.6%	779,084	$434	4.278%	116	98.3%	3.15	x	32.5%	32.5%
Shadow Anchored	1	$1,702,128	0.3%	22,137	$58	5.446%	119	93.0%	1.39	x	74.5%	65.1%
Office	160	$188,444,558	29.0%	3,349,205	$140	4.932%	109	96.4%	2.24	x	55.8%	52.7%
Suburban	8	$79,662,123	12.2%	1,106,364	$143	5.119%	119	97.4%	1.78	x	60.3%	56.5%
CBD	5	$67,250,000	10.3%	1,381,168	$111	4.334%	91	94.3%	3.14	x	50.7%	50.7%
Medical	145	$33,902,092	5.2%	698,553	$187	5.700%	119	97.3%	1.59	x	55.4%	46.6%
R&D	2	$7,630,343	1.2%	163,120	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Hospitality	10	$129,618,495	19.9%	1,192	$257,618	5.719%	118	76.4%	1.86	x	64.5%	53.2%
Full Service	3	$65,551,944	10.1%	482	$404,280	5.894%	118	76.3%	1.88	x	63.9%	54.5%
Limited Service	6	$45,189,859	6.9%	593	$85,090	5.770%	119	75.1%	1.85	x	65.1%	53.3%
Extended Stay	1	$18,876,691	2.9%	117	$161,339	4.990%	116	80.0%	1.80	x	64.9%	48.8%
Mixed Use	25	$39,351,469	6.0%	415,124	$202	5.584%	119	93.9%	1.40	x	61.7%	54.9%
Office/Industrial/R&D	1	$14,000,000	2.2%	156,948	$89	5.410%	120	85.3%	1.37	x	62.2%	55.6%
Retail/Office	1	$11,800,000	1.8%	112,460	$105	5.770%	118	100.0%	1.29	x	69.4%	59.9%
Medical/Retail	22	$7,551,469	1.2%	136,796	$187	5.700%	119	95.4%	1.59	x	55.4%	46.6%
Multifamily/Retail	1	$6,000,000	0.9%	8,920	$673	5.481%	116	100.0%	1.44	x	53.6%	53.6%
Multifamily	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Garden	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Self Storage	2	$16,704,167	2.6%	50,645	$9,441	5.414%	119	95.2%	1.51	x	67.1%	64.2%
Industrial	3	$5,782,597	0.9%	111,625	$121	5.144%	119	100.0%	1.82	x	61.6%	56.2%
Flex	1	$3,250,000	0.5%	33,622	$97	5.370%	119	100.0%	1.61	x	65.0%	55.5%
Warehouse/Distribution	1	$1,595,080	0.2%	58,148	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Warehouse	1	$937,517	0.1%	19,855	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Manufactured Housing Community	4	$4,200,000	0.6%	136	$30,882	5.790%	119	93.0%	1.57	x	66.9%	57.7%
Other	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Assisted Living	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Total/Weighted Average	236	$650,884,977	100.0%			5.291%	116	91.5%	1.89	x	59.8%	53.2%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Florida	46	$96,095,368	14.8%	5.829%	119	1.85	x	62.5%	53.9%
Texas	20	$63,908,321	9.8%	5.395%	119	1.85	x	60.4%	52.2%
California	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
California - Northern(4)	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
South Carolina	20	$40,408,967	6.2%	5.328%	118	1.64	x	63.0%	50.7%
Minnesota	5	$37,370,543	5.7%	4.725%	118	2.27	x	65.2%	65.1%
Nebraska	3	$35,479,187	5.5%	5.217%	119	1.82	x	47.8%	44.1%
Massachusetts	1	$35,000,000	5.4%	5.357%	119	1.46	x	64.0%	57.1%
Georgia	17	$34,703,811	5.3%	5.410%	118	1.66	x	64.3%	60.2%
Other	121	$267,420,556	41.1%	5.127%	111	2.04	x	57.4%	50.8%
Total/Weighted Average	236	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
							Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
45.1%	-	50.0%	1	$35,000,000	5.4%	5.210%	119	1.82	x	47.7%	44.1%
50.1%	-	55.0%	3	$13,987,997	2.1%	5.633%	118	1.88	x	53.0%	46.1%
55.1%	-	60.0%	5	$117,550,230	18.1%	5.334%	119	1.87	x	57.0%	51.9%
60.1%	-	65.0%	16	$210,277,813	32.3%	5.528%	119	1.62	x	62.8%	54.7%
65.1%	-	70.0%	14	$164,564,769	25.3%	5.411%	118	1.74	x	67.1%	59.0%
70.1%	-	74.5%	4	$49,504,167	7.6%	5.224%	118	1.51	x	73.3%	64.0%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Maturity Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	5	$102,987,997	15.8%	4.584%	100	2.94	x	39.3%	37.1%
45.1%	-	55.0%	17	$214,522,819	33.0%	5.552%	118	1.64	x	60.9%	50.1%
55.1%	-	60.0%	14	$206,501,494	31.7%	5.447%	119	1.75	x	63.3%	57.8%
60.1%	-	65.0%	7	$69,622,667	10.7%	5.323%	118	1.53	x	69.8%	63.0%
65.1%	-	65.2%	2	$57,250,000	8.8%	4.975%	118	1.96	x	68.4%	65.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
1.25x	-	1.30x	2	$15,991,667	2.5%	5.733%	118	1.28	x	70.5%	60.4%
1.31x	-	1.40x	8	$93,849,753	14.4%	5.564%	119	1.36	x	66.0%	57.9%
1.41x	-	1.50x	4	$66,000,000	10.1%	5.290%	118	1.46	x	65.5%	58.5%
1.51x	-	1.60x	7	$99,521,821	15.3%	5.545%	119	1.57	x	60.8%	52.9%
1.61x	-	1.70x	5	$44,258,258	6.8%	5.762%	119	1.65	x	62.7%	52.2%
1.71x	-	1.80x	6	$66,181,331	10.2%	5.463%	118	1.77	x	63.7%	50.3%
1.81x	-	1.90x	2	$45,312,500	7.0%	5.149%	119	1.84	x	53.5%	48.4%
1.91x	-	2.00x	3	$55,133,266	8.5%	5.709%	117	1.97	x	64.3%	56.9%
2.01x	-	2.25x	2	$48,319,133	7.4%	4.939%	120	2.08	x	56.8%	55.8%
2.26x	-	2.50x	4	$56,317,247	8.7%	5.000%	118	2.29	x	63.8%	61.7%
2.51x	-	4.22x	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity
				Weighted Averages(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Remaining Terms to Maturity
						Weighted Averages(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
57	-	60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
89	-	120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NOI Debt Yields(2)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
8.2%	-	9.5%	3	$22,704,167	3.5%	5.432%	118	1.49	x	63.6%	61.4%
9.6%	-	10.0%	7	$64,199,753	9.9%	5.427%	118	1.39	x	67.3%	58.9%
10.1%	-	10.5%	3	$60,450,000	9.3%	5.433%	119	1.41	x	64.9%	57.7%
10.6%	-	11.0%	6	$142,530,698	21.9%	5.096%	119	1.85	x	63.1%	59.0%
11.1%	-	11.5%	5	$33,150,000	5.1%	5.502%	118	1.57	x	65.9%	57.6%
11.6%	-	12.0%	1	$43,953,624	6.8%	5.700%	119	1.59	x	55.4%	46.6%
12.1%	-	12.5%	2	$15,700,000	2.4%	5.145%	118	1.75	x	62.2%	54.4%
12.6%	-	13.0%	4	$63,802,079	9.8%	5.252%	119	1.88	x	56.2%	51.0%
13.1%	-	13.5%	1	$6,287,528	1.0%	5.640%	118	1.73	x	61.0%	51.3%
13.6%	-	14.0%	4	$69,648,297	10.7%	4.877%	116	2.39	x	49.2%	41.9%
14.1%	-	14.5%	1	$11,981,974	1.8%	5.738%	119	1.73	x	65.5%	50.3%
14.6%	-	19.3%	8	$116,476,856	17.9%	5.361%	103	2.52	x	55.7%	48.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Partial IO	22	$294,318,500	45.2%	5.445%	118	1.58	x	63.8%	56.7%
Amortizing	16	$187,978,977	28.9%	5.650%	118	1.71	x	61.8%	49.8%
Full IO	7	$168,587,500	25.9%	4.620%	107	2.65	x	50.7%	50.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Refinance	32	$458,117,062	70.4%	5.361%	119	1.76	x	59.1%	51.5%
Acquisition	11	$178,667,914	27.4%	5.120%	108	2.26	x	61.5%	57.5%
Recapitalization	1	$9,900,000	1.5%	4.920%	117	1.79	x	62.5%	52.6%
Refinance/Acquisition	1	$4,200,000	0.6%	5.790%	119	1.57	x	66.9%	57.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page 24.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA/Beds, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/Beds, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The Cut-off Date LTV and Maturity Date LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Crowne Plaza – Jacksonville (Airport), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $30,400,000 for the mortgaged property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 72.5% and 56.4%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites – Clearwater, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $18,300,000 for the mortgaged property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the mortgaged property are 76.3% and 58.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Detroit Novi, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $15,000,000 for the mortgaged property, which assumes the completion of $1,035,208 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $13,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the mortgaged property are 71.9% and 60.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Fort Pierce, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $9,100,000 for the mortgaged property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(4)	“California—Northern” includes zip codes above 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
GNL Portfolio(2)	SG	Various, Various	Various	$44,325,000	6.8%	$152	57.2%	2.08x	11.0%
Heartland Dental Medical Office Portfolio	UBS AG	Various, Various	Various	$43,953,624	6.8%	$187	55.4%	1.59x	11.7%
Lafayette Park	Natixis	St. Paul, MN	Office	$37,250,000	5.7%	$111	65.2%	2.27x	11.0%
Riverwalk II	CCRE	Lawrence, MA	Office	$35,000,000	5.4%	$111	64.0%	1.46x	10.2%
Nebraska Crossing	SG	Gretna, NE	Retail	$35,000,000	5.4%	$195	47.7%	1.82x	12.7%
Clevelander South Beach	UBS AG	Miami Beach, FL	Hospitality	$32,500,000	5.0%	$720,339	63.9%	2.00x	14.9%
1670 Broadway	UBS AG	Denver, CO	Office	$30,000,000	4.6%	$111	32.6%	4.22x	16.6%
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.6%	$434	32.5%	3.15x	13.8%
Village at Lee Branch II	RMF	Birmingham, AL	Retail	$21,000,000	3.2%	$94	60.9%	1.35x	10.7%
Regency Properties Portfolio	UBS AG	Various, Various	Retail	$20,000,000	3.1%	$58	74.5%	1.39x	10.8%
Total/Weighted Average				$329,028,624	50.6%		55.0%	2.14x	12.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Room/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Riverwalk II	$35,000,000	$5,000,000	1.46x	1.31x	64.0%	69.3%	10.2%	9.4%
1670 Broadway	$30,000,000	$64,800,000	4.22x	2.16x	32.6%	59.6%	16.6%	9.1%

(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Christiana Mall	$30,000,000	$308,000,000	$212,000,000	3.15x	1.93x	32.5%	52.9%	13.8%	8.5%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
GNL Portfolio	A-2, A-3	$44,325,000	UBS 2018-C14	No	(2)	(2)
	A-1 (controlling)	$54,175,000	KeyBank National Association	Yes
	Total	$98,500,000
Heartland Dental Medical Office Portfolio	A-1, A-10	$44,000,000	UBS 2018-C14	No	(3)	(3)
	A-2 (controlling), A-3, A-4, A-5, A-6, A-7, A-8, A-9	$136,500,000	UBS AG	Yes
	Total	$180,500,000
Lafayette Park	A-2	$37,250,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$38,000,000	CSAIL 2018-C14(4)	Yes
	Total	$75,250,000
Riverwalk II	A-1 (controlling), A-2, A-5	$35,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-3, A-4, A-6	$25,000,000	CGCMT 2018-C6(5)	No
	Total	$60,000,000
Nebraska Crossing	A-1 (controlling)	$35,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2, A-3, A-4	$36,500,000	SG	No
	Total	$71,500,000
Clevelander South Beach	A-1 (controlling), A-3	$32,500,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$10,000,000	UBS AG	No
	Total	$42,500,000
1670 Broadway	A-2, A-4, A-5	$30,000,000	UBS 2018-C14	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-3, A-6	$48,000,000	UBS 2018-C13	Yes
	Total	$78,000,000
Christiana Mall	A-2-C	$30,000,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A (controlling), A-2-A, A-3-A, B-1, B-2, B-3	$284,320,000	BBCMS 2018-CHRS	Yes
	A-1-C, A-1-D, A-1-E	$82,840,000	Barclays Bank PLC	No
	A-3-B, A-3-C	$53,136,000	DBGS 2018-C1	No
	A-1-B	$50,000,000	WFCM 2018-C47	No
	A-2-B	$30,000,000	UBS 2018-C13	No
	A-2-D, A-2-E	$19,704,000	SG	No
	Total	$550,000,000
Regency Properties Portfolio	A-1 (controlling)	$20,000,000	UBS 2018-C14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$15,250,000	UBS AG	No
	Total	$35,250,000
Ellsworth Place	A-3	$15,000,000	UBS 2018-C14	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$24,000,000	WFCM 2018-C47	Yes
	A-2	$20,000,000	UBS 2018-C13	No
	A-4, A-5	$10,000,000	RMF	No
	Total	$69,000,000
Barrywoods Crossing	A-2	$10,000,000	UBS 2018-C14	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$21,000,000	UBS 2018-C13	Yes
	Total	$31,000,000

(1)	Identifies the expected holder as of the Closing Date.

(2)	The GNL Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the GNL Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “GNL Portfolio Servicing Shift PSA”). The master servicer and special servicer under the GNL Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu Note A-1.

(3)	The Heartland Dental Medical Office Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Heartland Dental Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2 (the “Heartland Dental Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Heartland Dental Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C14 certificates after the securitization of the related controlling pari passu Note A-2.

(4)	CSAIL 2018-C14 is expected to close on or about November 28th 2018.

(5)	CGCMT 2018-C6 is expected to close on or about December 11th 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.6%	MSC 2011-C1
Village at Lee Branch II	RMF	Shelby, AL	Retail	$21,000,000	3.2%	FORT CRE 2016-1
Granville Corners(2)	UBS AG	Oxford, NC	Retail	$1,645,390	0.3%	JPMCC 2003-C1
Crowne Plaza - Jacksonville (Airport)	UBS AG	Jacksonville, FL	Hospitality	$18,418,678	2.8%	DLJCM 1998-CG1
Regency(3)	UBS AG	Odessa, TX	Multifamily	$8,188,207	1.3%	MLCFC 2006-1
Marquee West(3)	UBS AG	Odessa, TX	Multifamily	$898,706	0.1%	JPMCC 2004-PNC1
Shoppes at Centre Pointe	RMF	Charleston, SC	Retail	$14,200,00	2.2%	FORT CRE 2016-1
Delk Road Self Storage	Natixis	Marietta, GA	Self Storage	$12,512,500	1.9%	MSBAM 2015-C22

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of collateral for the Regency Properties Portfolio mortgage loan.

(3)	Part of collateral for the Heritage Multifamily Portfolio mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

San Francisco Bay
Fremont
Newark
Menlo Park
ALAMEDA COUNTY
SAN MATEO COUNTY
DIABLO RANGE
Mission Peak Regional Preserve
Ed Levin County Park
Palo Alto
Milpitas
Mountain View
SANTA CLARA COUNTY
Alum Rock
Sunnyvale
Santa Clara
Los Altos Hills
Cupertino
SAN JOSE
West Valley
Willow Glen
Campbell
Saratoga
SANTA CRUZ MTS.
Monte Sereno
Los Gatos
Almaden
Castle Rock State Park

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
PA
Lorain
CLEVELAND
Warren
FORT WAYNE
Findlay
Amherst
Medina
AKRON
Youngstown
Lima
Mansfield
Massillon
Louisville
IN
OHIO
PITTSBURGH
Marysville
Cambridge
Huber Heights
COLUMBUS
Wheeling
Reynoldsburg
DAYTON
Lancaster
Middletown
Morgantown
Hamilton
Chillicothe
Marietta
Belpre
CINCINNATI
Parkersburg
Athens
Covington
Highland Heights
APPALACHIAN MOUNTAINS
WEST VIRGINIA
Portsmouth
WAYNE NATIONAL FOREST
Frankfort
KENTUCKY
Huntington
Charleston
MONONGAHELA NATIONAL FOREST

CALGARY
SASKATCHEWAN
BRITISH COLUMBIA
ALBERTA
Medicine Hat
Swift Current
Regina
Cranbrook
Lethbridge
CANADA
U.S.
Sandpoint
Whitefish
Shelby
Malta
Kalispell
Havre
Williston
Great Falls
Sidney
MONTANA
Missoula
Helena
Lewistown
Butte
Belgrade
Billings
Miles City
Salmon
Bozeman
Laurel
Dillon
SD
IDAHO
ND
Cody
Sheridan
Gillette
Worland
Rapid City
BOISE
Hailey
Idaho Falls
WYOMING
Jackson
Pocatello
Riverton
Casper
Douglas
Twin Falls
Lander
NE

COLO.
KANSAS
Wichita
Springfield
MO
Stillwater
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
Ft. Smith
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Allen
Las Cruces
FT. WORTH
DALLAS
Shreveport
Arlington
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Waco
Odessa
San Angelo
Killeen
LA
AUSTIN
Beaumont
College Station
BIG BEND NATIONAL PARK
SAN ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Victoria
Rio Grande
MEXICO
Gulf of Mexico
Laredo
Corpus Christi
McAllen
MONTERREY
Brownsville

GNL Portfolio

1	Nimble Storage	211, 251 and 281 River Oaks Parkway, San Jose, CA 95134
2	NetScout Systems	915 Guardian Way, Allen, TX 75013
3	Mallinckrodt	381 and 385 Marshall Avenue, St. Louis, MO 63119
4	PPD Global Labs	2 Tesseneer Drive, Highland Heights, KY 41076
5	PNC Bank	901 State Street, Erie, PA 16501
6	FedEx Ground	6401 18th Avenue North, Great Falls, MT 59405
7	Weatherford International	13400 West Highway 80 East, Odessa, TX 79765

MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
Spanish Lake
Lake St. Louis
St. Peters
Dardenne Prairie
Weldon Spring
Overland
Granite City
University City
Chesterfield
Creve Coeur
Clayton
East St. Louis
Town and Country
Frontenac
ST. LOUIS
Ballwin
Webster Groves
Wildwood
Kirkwood
Cahokia
Belleville
Fenton
Concord
Gray Summit
Oakville
Columbia
Arnold
House Springs
Cedar Hill
Barnhart
Waterloo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(2):	$44,325,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$44,325,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	647,713 SF
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$152
Mortgage Rate:	4.8530%			Maturity Date Balance per SF(2):	$152
Note Date:	11/9/2018			Property Manager:	Global Net Lease Properties, LLC
First Payment Date:	1/1/2019
Maturity Date:	12/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(5)(6):	$10,856,824
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield(2):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Type(2)(3):	Pari Passu			UW NCF DSCR(2):	2.08x
Additional Debt Balance(2)(3):	$54,175,000			Most Recent NOI(5)(6):	$8,061,391 (7/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$8,011,118 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(6):	$7,407,598 (12/31/2016)
Type	Initial	Monthly	Initial Cap	Most Recent Occupancy(6):	100.0% (12/1/2018)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	100.0% (12/31/2016)
Replacement Reserves:	$0	Springing	N/A	Appraised Value (as of)(7):	$172,290,000 (Various)
TI/LC:	$0	Springing	$5,000,000	Cut-off Date LTV Ratio(2)(7):	57.2%
Deferred Maintenance:	$233,500	$0	N/A	Maturity Date LTV Ratio(2)(7):	57.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$98,500,000	100.0%	Loan Payoff:	$90,167,460	91.5%
			Reserves:	$233,500	0.2%
			Closing Costs:	$1,173,429	1.2%
			Return of Equity:	$6,925,611	7.0%
Total Sources:	$98,500,000	100.0%	Total Uses:	$98,500,000	100.0%

(1)	The GNL Portfolio Whole Loan was co-originated by KeyBank National Association (“KeyBank”) and Société Générale.

(2)	The GNL Portfolio Mortgage Loan (as defined below) is part of the GNL Portfolio Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the GNL Portfolio Whole Loan.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(6)	The FedEx Ground property and NetScout Systems property were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 3rd Most Recent NOI and 3rd Most Recent Occupancy, while the NetScout Systems property is excluded from 3rd Most Recent NOI, 3rd Most Recent Occupancy, 2nd Most Recent NOI, 2nd Most Recent Occupancy, Most Recent NOI, and Most Recent Occupancy.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the appraised value of $172,290,000, which reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties (as defined below). The sum of the values of each of the GNL Portfolio Properties on an individual basis is $170,205,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.9% and 57.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “GNL Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The GNL Portfolio Whole Loan is secured by the fee interests in seven office and industrial buildings located in six states (collectively, the “GNL Portfolio Properties” or “GNL Portfolio”). The GNL Portfolio Whole Loan was co-originated by KeyBank and Société Générale. Promissory Notes A-2 and A-3, with an aggregate original principal balance of $44,325,000, represent the GNL Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The below table summarizes the GNL Portfolio Whole Loan, including the remaining promissory Note A-1, which is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Note A-1 is securitized, whereupon the GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

GNL Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$54,175,000	$54,175,000	KeyBank	Yes
Note A-2	$34,325,000	$34,325,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C14	No
Total	$98,500,000	$98,500,000

The proceeds of the GNL Portfolio Whole Loan were used to refinance the GNL Portfolio Properties, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and Borrower Sponsor. The borrowing entities for the GNL Portfolio Whole Loan are ARG FEGRFMT001, LLC, ARC MPSTLMO001, LLC, ARG NSALNTX001, LLC, ARC NSSNJCA001, LLC, ARC PNEREPA001, LLC, ARC PPHHTKY001, LLC and ARC WIODSTX001, LLC (collectively, the “GNL Portfolio Borrowers”), each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the GNL Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Portfolio Whole Loan.

The non-recourse carveout guarantor and borrower sponsor of the GNL Portfolio Whole Loan is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership that serves as the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and Western and Northern Europe. As of June 30, 2018, GNL owned a portfolio of 333 properties totaling approximately 25.0 million SF. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital while growing into one of the largest external managers of direct investment programs in the United States, serving over 150,000 shareholders. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The GNL Portfolio is comprised of seven single tenant office and industrial buildings with an aggregate of 647,713 SF. The borrower sponsor acquired the GNL Portfolio Properties in separate transactions between August 2013 and August 2018 and subsequently completed capital repairs at the GNL Portfolio Properties bringing the borrower sponsor’s total cost basis to approximately $158.0 million, resulting in a loan-to-cost ratio of 62.3%. The GNL Portfolio is geographically diverse with properties located in six different states and seven different markets. The three largest states by allocated loan amount are California (39.4%), Texas (35.2%) and Missouri (11.1%), which account for approximately 35.1%, 31.6% and 16.3% of underwritten base rent, respectively. The remaining three GNL Portfolio Properties, located in Kentucky, Montana and Pennsylvania, do not individually account for more than 6.1% of the allocated loan amount or 7.3% of underwritten base rent.

The three largest GNL Portfolio Properties by allocated loan amount and underwritten base rent account for approximately 83.6% and 81.0%, respectively, of the GNL Portfolio and include Nimble Storage, NetScout Systems and Mallinckrodt. The Nimble Storage property consists of three, two-story Class A, office buildings constructed between 1979 and 1982 and renovated in 2013. The Nimble Storage property buildings feature open office areas, private offices, conference and meeting rooms, break rooms and engineering labs. The Nimble Storage property has additional amenities that include an outdoor courtyard with seating, a barbeque grill, and a bocce ball court, indoor bicycle storage and a fitness room. The NetScout Systems property is a three-story, Class A, single-tenant office building that was constructed as a build-to-suit property in 2018. Additionally, the NetScout Systems property office building includes a 482 space, four-story parking garage located on the west side of the office building. The NetScout Systems property includes a cafeteria, a fitness center, an outdoor courtyard with a turf putting green and a patio with a grilling area. The Mallinckrodt property consists of three interconnected three-story office and research and development (“R&D”) buildings, two of which were primarily constructed in 1980 and renovated in 2004 and are utilized as office and laboratory space. The third building at the Mallinckrodt property was constructed in 2008 and is a pharmaceutical pilot production plant.

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)(1)	Approximate % of SF	Year Built/Renovated	Allocated Cut-Off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Nimble Storage	San Jose, CA	164,608	25.4%	1979-1982/2013	$38,773,831	$67,000,000	57.2%
NetScout Systems	Allen, TX	144,779	22.4%	2018/N/A	$32,627,890	$56,380,000	57.2%
Mallinckrodt	St. Louis, MO	89,900	13.9%	1980-2008/2004, 2017	$10,937,693	$18,900,000	57.2%
PPD Global Labs	Highland Heights, KY	73,220	11.3%	1983/2015	$6,018,625	$10,400,000	57.2%
PNC Bank	Erie, PA	97,203	15.0%	1909, 1968/2000	$4,513,968	$7,800,000	57.2%
FedEx Ground	Great Falls, MT	58,148	9.0%	2017/N/A	$3,544,623	$6,125,000	57.2%
Weatherford International	Odessa, TX	19,855	3.1%	1950/2010	$2,083,370	$3,600,000	57.2%
Total/Wtd. Avg.		647,713	100.0%		$98,500,000	$172,290,000	57.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Balance is based on the GNL Portfolio Whole Loan.

(3)	The Appraised Value of $172,290,000 reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties. The sum of the values of each of the GNL Portfolio Properties as of September and October 2018, on an individual basis, was $170,205,000, which represents an Allocated Cut-off Date LTV Ratio of 57.9%.

Major Tenants.

Nimble Storage (164,608 SF, 25.4% of NRA, 35.1% of underwritten base rent). Founded in 2008, Nimble Storage is an information technology company focused on providing external network data storage products and solutions to corporate customers. In 2017, Hewlett Packard Enterprise (NYSE: HPE) (rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch) (“HPE”) acquired Nimble Storage for approximately $1 billion and Nimble Storage is now fully integrated into HPE. HPE is a global technology company that offers enterprise technology solutions and services, including servers, storage, networking and financial services. Nimble Storage occupies 100.0% of the net rentable area at the Nimble Storage property through October 2021, with one, five-year renewal option at fair market rent. The lease does not provide any termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

NetScout Systems (144,779 SF, 22.4% of NRA, 29.6% of underwritten base rent). NetScout Systems (NASDAQ: NTCT) (“NetScout”) is a provider of business assurance, which encompasses service assurance, cybersecurity and business intelligence solutions. NetScout oversees the designing, developing, manufacturing, marketing, selling and support of products that assure the performance and availability of critical business applications and services in complex, high-speed networks. NetScout was founded in 1984 and is headquartered in Westford, Massachusetts. NetScout occupies 100.0% of the net rentable area at the NetScout Systems property through August 2030, with three, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. NetScout reported total revenue for fiscal year 2018 of approximately $986.8 million with net income of approximately $79.8 million.

Mallinckrodt (89,900 SF, 13.9% of NRA, 16.3% of underwritten base rent). Mallinckrodt Pharmaceuticals (NYSE: MNK) (rated B+ by S&P) (“Mallinckrodt”) is a specialty pharmaceutical company that develops, manufactures, markets and distributes specialty pharmaceutical products and diagnostic imaging agents. Founded in 1867 in St. Louis, Missouri, Mallinckrodt’s global headquarters are located in Staines-upon-Thames, United Kingdom, while its United States headquarters remain in St. Louis. Mallinckrodt has occupied 100.0% of the Mallinckrodt property since 2004 pursuant to a lease that expires in August 2024, with two, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. Mallinckrodt reportedly completed a $5 million renovation in 2017 that covered approximately 50% of the Mallinckrodt property and included reconfiguration of offices and cafeteria space, the addition of a third-floor office space in place of a two-story atrium and resealing and reconfiguration of the parking lot.

The following table presents certain information relating to the major leases at the GNL Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Nimble Storage	BBB+/ Baa2/BBB	164,608	25.4%	$4,299,912	35.1%	$26.12	10/31/2021
NetScout Systems	NR/NR/NR	144,779	22.4%	$3,623,818	29.6%	$25.03	8/31/2030
Mallinckrodt	NR/NR/B+	89,900	13.9%	$1,990,578	16.3%	$22.14	8/31/2024
PPD Global Labs	NR/NR/NR	73,220	11.3%	$895,910	7.3%	$12.24	12/31/2024
PNC Bank	A+/A3/A-	97,203	15.0%	$744,017	6.1%	$7.65	7/31/2029
FedEx Express	NR/Baa2/BBB	58,148	9.0%	$440,863	3.6%	$7.58	6/30/2026
Weatherford International	NR/NR/B	19,855	3.1%	$244,055	2.0%	$12.29	11/1/2025
Subtotal/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the GNL Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	164,608	25.4%	25.4%	$26.12	$4,299,912	35.1%	35.1%
2022	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2023	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2024	2	163,120	25.2%	50.6%	$17.70	$2,886,488	23.6%	58.7%
2025	1	19,855	3.1%	53.7%	$12.29	$244,055	2.0%	60.7%
2026	1	58,148	9.0%	62.6%	$7.58	$440,863	3.6%	64.3%
2027	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2028	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2029 & Beyond	2	241,982	37.4%	100.0%	$18.05	$4,367,835	35.7%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	7	647,713	100.0%		$18.90	$12,239,153	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. Located on approximately 9.82 acres, the Nimble Storage property is located in San Jose, California, approximately four miles northwest of the San Jose central business district and within the southern portion of the San Francisco Bay area. The immediately surrounding area predominantly consists of office and R&D facilities and is occupied by several high-technology firms, including AT&T, Canon, Cisco Systems, PayPal and Samsung. This technology-concentrated area, referred to as the Golden Triangle of Silicon Valley, is bounded by State Highway 237 to the north, U.S. Highway 101 to the south and Interstate 880 to the east, all three of which provide access to the Nimble Storage property. According to a third-party market research report, the Nimble Storage property is located in the San Jose North submarket of the Silicon Valley office market. The submarket contains 11.6 million

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

SF of office inventory, has an overall vacancy of 13.8% and an average rental rate of $40.44 PSF. The appraisal indicated that the higher submarket vacancy, relative to the market vacancy of 8.2%, reflects the significant repositioning of older developments, which are currently under renovation and are available for lease.

The NetScout Systems property is located in Allen, Texas, approximately 25.0 miles north of the Dallas central business district and part of the greater Dallas-Fort Worth-Arlington, Texas metropolitan statistical area (“Dallas MSA”). The Dallas MSA had an estimated 2017 population of approximately 7.5 million, making it the fourth most populous metropolitan area in the United States. The NetScout Systems property is situated within a commercial office and retail area that is also a densely populated residential neighborhood. The NetScout Systems property benefits from immediate proximity to U.S. Highway 75, which is located east of the NetScout Systems property and provides direct access to downtown Dallas. According to a third-party market research report, the NetScout Systems property is located in the Dallas/Ft. Worth office market and the Allen/McKinney office submarket. The submarket consists of approximately 9.1 million SF of office inventory, has an overall vacancy rate of 10.3% and average asking rents of $27.69 PSF.

The Mallinckrodt property is located in St. Louis, Missouri within St. Louis County, which is approximately 13 miles west of the St. Louis central business district. The Mallinckrodt property is a part of the Owen Ridge office park, a planned development that consists of various office, research and development and industrial uses. The Mallinckrodt property is situated within close proximity to multiple major thoroughfares, including Interstates 64 and 44, which both provide the area with access to the greater St. Louis metropolitan area. According to a third-party market research report, the Mallinckrodt property is located in the St. Louis office market and the Brentwood/Maplewood office submarket. The submarket has approximately 2.4 million SF of office inventory, an overall vacancy rate of 2.2% and average asking rents of $18.97 PSF. The St. Louis office market as a whole contains 32 research and development properties totaling 2.7 million SF with a vacancy rate of 5.3%.

The following table presents certain information relating to the demographics of the GNL Portfolio Properties:

GNL Portfolio 2018 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Nimble Storage	San Jose, CA	27,222	114,591	404,756	$175,817	$149,191	$129,620
NetScout Systems	Allen, TX	6,089	111,007	277,810	$151,162	$126,210	$124,827
Mallinckrodt	St. Louis, MO	11,706	110,800	312,025	$102,906	$105,910	$97,637
PPD Global Labs	Highland Heights, KY	4,801	58,468	143,096	$103,020	$71,484	$74,433
PNC Bank	Erie, PA	22,338	95,511	151,312	$35,633	$52,541	$59,167
FedEx Ground	Great Falls, MT	1,752	16,486	46,807	$50,582	$60,635	$58,185
Weatherford International	Odessa, TX	1,008	13,261	30,644	$137,953	$117,747	$99,889

Source: Third party market research report

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GNL Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	$7,276,078	$7,448,113	$7,976,062	$8,283,594	$12,239,153	$18.90
Total Recoveries	$1,526,397	$1,145,781	$1,575,833	$1,481,292	$2,958,184	$4.57
Other Income	$15,061	$13,310	$13,310	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,329,381)	($2.05)
Effective Gross Income	$8,817,537	$8,607,204	$9,565,204	$9,764,886	$13,867,956	$21.41
Total Operating Expenses	$1,552,230	$1,199,606	$1,554,087	$1,703,495	$3,011,132	$4.65
Net Operating Income	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,856,824	$16.76
Capital Expenditures	$0	$0	$0	$0	$129,543	$0.20
TI/LC	$0	$0	$0	$0	$658,041	$1.02
Net Cash Flow	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,069,241	$15.55

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	91.3%
NOI DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.24x
NCF DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.08x
NOI Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	11.0%
NCF Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	10.2%

(1)	The FedEx Ground and NetScout Systems properties were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 2015 and 2016 historical cash flows and Occupancy %, while the NetScout Systems property is excluded from 2015, 2016, 2017 and TTM 7/31/2018 cash flows and Occupancy %.

(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated November 1, 2018 and includes (i) contractual rent steps through November 2019 in the amount of $154,022 and (ii) straight-line rent of $64,532 associated with the investment grade tenant PNC Bank through the term of its lease.

(3)	The increase in Underwritten Gross Potential Rent over 7/31/2018 TTM Gross Potential Rent is primarily attributable to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(4)	UW Occupancy % is based on economic vacancy of 8.7%. As of December 1, 2018, the GNL Portfolio was 100.0% leased.

(5)	Debt service coverage ratios and debt yields are based on the GNL Portfolio Whole Loan.

Escrows and Reserves. The GNL Portfolio Whole Loan documents provide for an upfront escrow in the amount of $233,500 for required repairs.

The requirement for the GNL Portfolio Borrowers to make monthly deposits into the tax escrow is waived for each respective GNL Portfolio Property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly, (iii) the GNL Portfolio Borrowers have delivered to the lender copies of all tax bills within 30 days of receipt and (iv) the lender received satisfactory evidence that all applicable taxes have been paid on time with respect to the applicable GNL Portfolio Property. The requirement for the GNL Portfolio Borrowers to make deposits to the insurance escrow is waived so long as the applicable GNL Portfolio Property is insured under a blanket insurance policy in accordance with the GNL Portfolio Whole Loan documents. The requirement for the GNL Portfolio Borrowers to make monthly deposits into the replacement reserve account is waived so long as no Cash Sweep Period (as defined below) has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $0.25 PSF per annum for replacement reserves. The requirement for the GNL Portfolio Borrowers to make monthly deposits to the tenant improvement and leasing commission (“TI/LC”) reserve account is waived so long as no Cash Sweep Period has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $1.00 PSF per annum for TI/LC reserves, subject to a cap of $5,000,000. In lieu of monthly deposits, the GNL Portfolio Borrowers will be allowed to deposit an unconditional irrevocable letter of credit on every third payment date occurring during the existence of a Cash Sweep Period in an amount equal to $1.00 PSF per annum, subject to a cap of $5,000,000.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until such event of default is cured, (ii) any bankruptcy action of the GNL Portfolio Borrowers (provided that in no event will a Cash Sweep Period due to a bankruptcy of the GNL Portfolio Borrowers be cured), (iii) a Manager Sweep Event (as defined below), (iv) a DSCR Sweep Event (as defined below), (v) a Major Tenant Cash Flow Sweep (as defined below) or (vi) a Minor Tenant Cash Flow Sweep (as defined below).

A “Manager Sweep Event” will commence upon, with respect to (i) a borrower affiliated property manager, any bankruptcy action of the property manager and (ii) a property manager that is not affiliated with the GNL Portfolio Borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such property manager unless the property manager is replaced with a qualified manager within such 60-day period. In any case, a Manager Sweep Event will continue until the property manager is replaced with a qualified manager under a replacement management agreement.

A “DSCR Sweep Event” will commence upon any period that the interest-only debt service coverage ratio as calculated in the GNL Portfolio Whole Loan documents based on the trailing three-month period is less than 1.70x and will continue until such time as (i) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 1.70x for two consecutive calendar quarters (a “DSCR Cure”), (ii) the GNL Portfolio Borrowers have delivered the DSCR/Tenant Cure – Letter of Credit (as defined below), or (iii) the GNL Portfolio Borrowers have completed a partial prepayment of the GNL Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 1.70x or greater.

A “Major Tenant Cash Flow Sweep” will commence upon (i) any bankruptcy action of Nimble Storage or NetScout Systems (each a “Major Tenant” and such bankruptcy action, a “Major Tenant Bankruptcy”), (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate, abandon,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

or go dark at the applicable premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at the applicable premises for five consecutive business days (a “Major Tenant Vacation”), (iii) the continuation of any default by a Major Tenant under its respective lease (each a “Major Tenant Lease”) beyond any applicable notice and cure periods (a “Major Tenant Lease Default”), or (iv) the earlier to occur of (a) the date of any termination or cancellation of a Major Tenant Lease or (b) the earlier to occur of the date (x) that is (1) 12 months prior to the then applicable expiration of the Major Tenant Lease of Nimble Storage or (2) nine months prior to the then applicable expiration of the Major Tenant Lease of NetScout Systems or (y) on which notice for extension is due under the applicable Major Tenant Lease (a “Major Tenant Lease Expiration”). A Major Tenant Cash Flow Sweep will continue until (i) only in the case of a Major Tenant Bankruptcy, the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the GNL Portfolio Whole Loan documents, (ii) only in the case of a Major Tenant Vacation, the applicable Major Tenant has resumed operations at the premises and has satisfied all other requirements under the GNL Portfolio Whole Loan documents, (iii) only in the case of a Major Tenant Lease Default, the applicable Major Tenant has fully cured all applicable defaults under its Major Tenant Lease, (iv) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (v) only in the case of a Major Tenant Vacation, the applicable Major Tenant has subleased its premises to an acceptable subtenant under the GNL Portfolio Whole Loan documents, (vi) only in the case of a Major Tenant Lease Expiration, the applicable Major Tenant has renewed the term of its Major Tenant Lease, (vii) funds swept as a result of a Major Tenant Cash Flow Sweep have reached (a) $7,400,000 if related to Nimble Storage, (b) $5,000,000 if related to NetScout Systems, or (c) $12,400,000 if related to both Nimble Storage and NetScout Systems, (viii) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (ix) in the case of any Major Tenant Cash Flow Sweep other than a Major Tenant Lease Default, the occurrence of a DSCR Cure.

A “Minor Tenant Cash Flow Sweep” will commence upon the earlier to occur of (i) the date of any termination or cancellation of the Mallinckrodt lease or the PPD Global Labs lease (each tenant, a “Minor Tenant”, and each lease, a “Minor Tenant Lease”) or (ii) the earlier to occur of the date (a) that is 12 months prior to the then applicable expiration of the applicable Minor Tenant Lease (or any renewal or replacement thereof) or (b) on which notice for extension is due under the applicable Minor Tenant Lease. A Minor Tenant Cash Flow Sweep will continue until (i) the applicable Minor Tenant has renewed the term of its Minor Tenant Lease, (ii) the applicable Minor Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (iii) funds swept as a result of a Minor Tenant Cash Flow Sweep have reached (a) $2,700,000 if related to Mallinckrodt, (b) $2,300,000 if related to PPD Global Labs, or (c) $5,000,000 if related to both Mallinckrodt and PPD Global Labs, (iv) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (v) the occurrence of a DSCR Cure.

A “DSCR/Tenant Cure – Letter of Credit” means an unconditional and irrevocable letter of credit in an amount initially equal to the aggregate amount of funds that would have been excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount.

Lockbox and Cash Management. The GNL Portfolio Borrowers are required to direct all tenants to deposit all rents directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the GNL Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the GNL Portfolio Whole Loan during the continuance of such Cash Sweep Period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. At any time after January 1, 2021, and prior to the GNL Portfolio Whole Loan maturity date, the GNL Portfolio Borrowers may obtain the release of any of the GNL Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default that applies only to the property to be released), (ii) the GNL Portfolio Borrowers prepay a portion of the GNL Portfolio Whole Loan equal to: (a) 115% of the allocated loan amount of the property being released if released to an unaffiliated third party and (b) 120% of the allocated loan amount of the property being released if released to a borrower affiliate, (iii) the debt service coverage ratio for the remaining GNL Portfolio Properties following the release based on the trailing 12 months is equal to or greater than the greater of the interest-only debt service coverage ratio immediately preceding such release and 2.08x and (iv) the debt yield for the remaining GNL Portfolio Properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 11.00%.

Substitutions. The GNL Portfolio Borrowers may obtain the release of any one or more of the GNL Portfolio Properties (individually or collectively, the “Release Property”) by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the Release Property), (ii) such substitution is being requested in connection with (1) a sale of the Release Property to a third party that is not an affiliate of the GNL Portfolio Borrowers or (2) a Major Tenant Cash Flow Sweep or a Minor Tenant Cash Flow Sweep with respect to the applicable tenant that occupies the Release Property, (iii) the GNL Portfolio Borrowers have delivered to the lender a rating agency confirmation as to the substitution, (iv) the lender has approved the Substitute Property in its reasonable discretion and has determined that the proposed substitution will not materially adversely affect the GNL Portfolio Whole Loan, (v) after giving effect to the substitution, the debt yield for the trailing 12 months for all of the GNL Portfolio Properties is equal to or greater than (1) 10.0% and (2) the debt yield for the trailing 12 months for all of the GNL Portfolio Properties immediately preceding such substitution, (vi) the GNL Portfolio Borrowers have delivered to the lender an acceptable appraisal of each proposed Substitute Property and each proposed Release Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the Release Property (as reflected in such acceptable appraisal) and (vii) the GNL Portfolio Borrowers have delivered to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The GNL Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the GNL Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the GNL Portfolio Properties. The GNL Portfolio Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(1):	$44,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$43,953,624			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	962,501 SF
Borrower Sponsor:	Richard Eugene Workman			Cut-off Date Balance per SF(1):	$187
Mortgage Rate:	5.7000%			Maturity Date Balance per SF(1):	$158
Note Date:	10/26/2018			Property Manager:	Self-managed
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (12); YM1 (104); O (4)			UW NOI:	$21,164,378
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Balance(1):	$136,356,128			UW NCF DSCR(1):	1.59x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$20,451,419 (6/30/2018 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,428,719 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$13,960,122 (12/31/2016)
RE Tax:	$250,000	Springing	N/A	Most Recent Occupancy:	96.8% (9/13/2018)
Insurance:	$384,109	Springing	N/A	2nd Most Recent Occupancy:	97.0% (6/30/2018)
Replacements:	$0	$16,042	$385,000	3rd Most Recent Occupancy:	97.0% (12/31/2017)
Deferred Maintenance:	$316,121	$0	N/A	Appraised Value (as of):	$325,235,000 (Various)
TI/LC:	$109,315	$80,208	$1,925,002	Cut-off Date LTV Ratio(1):	55.4%
Rent Concession:	$62,050	$0	N/A	Maturity Date LTV Ratio(1):	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,500,000	100.0%	Loan Payoff:	$149,277,510	82.7%
			Reserves:	$1,121,595	0.6%
			Closing Costs:	$8,087,845	4.5%
			Return of Equity:	$22,013,050	12.2%
Total Sources:	$180,500,000	100.0%	Total Uses:	$180,500,000	100.0%

(1)	The Heartland Dental Medical Office Portfolio Mortgage Loan (as defined below) is part of the Heartland Dental Medical Office Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Heartland Dental Medical Office Portfolio Whole Loan.

(2)	Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	Several of the Heartland Dental Medical Office Portfolio Properties (as defined below) were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, the 3rd Most Recent NOI includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and the 2nd Most Recent NOI includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. Most Recent NOI includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

The Mortgage Loan. The second largest mortgage loan (the “Heartland Dental Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “Heartland Dental Medical Office Portfolio Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Heartland Dental Medical Office Portfolio Whole Loan is secured by the fee interests in a 169-property portfolio totaling 962,501 SF, geographically distributed throughout 24 states, with the largest concentrations in Illinois (237,545 SF; 24.7% of NRA), Florida (179,190 SF; 18.6% of NRA) and Georgia (72,239 SF; 7.5% of NRA) (collectively, the “Heartland Dental Medical Office Portfolio Properties” or “Heartland Dental Medical Office Portfolio”). Promissory Notes A-1 and A-10, with an aggregate original principal balance of $44,000,000, represent the Heartland Dental Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Promissory Note A-2 is securitized, whereupon the Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Heartland Dental Medical Office Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Heartland Dental Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,957,840	UBS 2018-C14	No
Note A-2	$30,000,000	$29,968,380	UBS AG	Yes
Note A-3	$20,000,000	$19,978,920	UBS AG	No
Note A-4	$20,000,000	$19,978,920	UBS AG	No
Note A-5	$20,000,000	$19,978,920	UBS AG	No
Note A-6	$15,000,000	$14,984,190	UBS AG	No
Note A-7	$15,000,000	$14,984,190	UBS AG	No
Note A-8	$10,000,000	$9,989,460	UBS AG	No
Note A-9	$6,500,000	$6,493,149	UBS AG	No
Note A-10	$4,000,000	$3,995,784	UBS 2018-C14	No
Total	$180,500,000	$180,309,752

The proceeds of the Heartland Dental Medical Office Portfolio Whole Loan were used to refinance existing debt on the Heartland Dental Medical Office Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is PRD Owner, LLC (the “Heartland Dental Medical Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Heartland Dental Medical Office Portfolio Whole Loan. The Heartland Dental Medical Office Portfolio Borrower is wholly owned by PRD Mezz Owner, LLC, which is wholly owned by Professional Resource Development, Inc. (“PRDI”). PRDI is owned by Richard E. Workman 2001 Trust with Richard, Angela, Jordan, Jared, Meredith, and Madison Workman as the beneficiaries (33.33%), Workman Irrevocable Trust, with Jordan M. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Jared R. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Meredith A. Workman as the beneficiary (16.66%), and Workman Irrevocable Trust, with Madison A. Workman as the beneficiary (16.66%). The borrower sponsor and non-recourse carveout guarantor is Dr. Richard Eugene Workman.

Richard Eugene Workman founded PRDI in 2003 and currently serves as its President. PRDI, based in Effingham, Illinois, is a full-service real estate investment and development company that owns and develops commercial real estate throughout the United States. PRDI’s services include market analysis, site selection, site acquisition, site planning and design, leasing, permitting and zoning approvals, construction management, build-to-suits, and acquisition of existing assets and notes. As of December 31, 2017, PRDI reported total assets of $298.4 million and stockholders’ equity of $24.4 million. PRDI’s investment portfolio includes 241 single and multitenant medical office properties primarily occupied by dental offices affiliated with Heartland Dental, LLC (“Heartland Dental”) and its affiliates. Heartland Dental is 100% beneficially owned by Heartland Dental Holding Corporation, a Delaware corporation, which is majority-owned and controlled by affiliates of KKR & Co. Inc.

Richard Eugene Workman founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus. Heartland Dental is a dental service organization (“DSO”) that develops and manages the administrative functions of dental practices through Administrative Service Agreements (“ASAs”) with multiple professional corporations (“PCs”) located throughout the United States. Heartland Dental, through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. See “Major Tenant” below for more information on Heartland Dental.

The Properties. The Heartland Dental Medical Office Portfolio Properties are comprised of 169 properties totaling approximately 962,501 SF of space across 24 states, with no state representing more than 24.7% of NRA or 23.0% of UW NCF. Sixty-two (62) of the Heartland Dental Medical Office Portfolio Properties, representing 284,718 SF (29.6% of NRA), were built between 2013 and 2018 and 134 of the Heartland Dental Medical Office Portfolio Properties, representing approximately 680,377 SF (70.7% of NRA), were built between 2000 and 2018. Eleven (11) of the 169 Heartland Dental Medical Office Portfolio Properties, totaling approximately 42,782 SF or 4.4% of NRA, are subject to condominium structures and represent approximately $8.1 million (4.5%) of the Allocated Original Balance (as shown in the Portfolio Summary table below) of the Heartland Dental Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following table presents certain information relating to the Heartland Dental Medical Office Portfolio Properties:

Portfolio Summary
State	No. of Properties	Net Rentable Area (SF)(1)	Approximate % of SF	UW NCF	% of UW NCF	Allocated Original Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Florida	39	179,190	18.6%	$4,609,359	23.0%	$41,664,150	23.1%	$75,565,000	55.1%
Illinois	23	237,545	24.7%	$3,646,754	18.2%	$32,720,160	18.1%	$59,600,000	54.9%
South Carolina	17	69,247	7.2%	$1,502,059	7.5%	$13,708,420	7.6%	$25,080,000	54.7%
Missouri	8	68,201	7.1%	$1,472,593	7.4%	$13,280,570	7.4%	$22,350,000	59.4%
Georgia	13	72,239	7.5%	$1,357,863	6.8%	$12,489,450	6.9%	$24,610,000	50.7%
Indiana	12	62,211	6.5%	$1,328,830	6.6%	$11,891,670	6.6%	$22,110,000	53.8%
Texas	10	50,597	5.3%	$1,260,308	6.3%	$11,363,270	6.3%	$20,040,000	56.7%
Tennessee	11	50,674	5.3%	$1,210,481	6.1%	$10,749,150	6.0%	$19,730,000	54.5%
Oklahoma	5	24,949	2.6%	$491,555	2.5%	$4,506,800	2.5%	$8,145,000	55.3%
Kentucky	4	25,175	2.6%	$402,499	2.0%	$3,597,810	2.0%	$5,840,000	61.6%
Maryland	2	10,539	1.1%	$344,196	1.7%	$2,921,440	1.6%	$4,300,000	67.9%
Arizona	3	9,892	1.0%	$283,930	1.4%	$2,578,680	1.4%	$5,310,000	48.6%
Wisconsin	3	15,166	1.6%	$296,839	1.5%	$2,562,750	1.4%	$3,950,000	64.9%
Alabama	3	13,300	1.4%	$270,712	1.4%	$2,521,770	1.4%	$4,400,000	57.3%
Ohio	3	14,233	1.5%	$271,449	1.4%	$2,494,200	1.4%	$4,150,000	60.1%
Virginia	2	10,129	1.1%	$240,010	1.2%	$2,202,970	1.2%	$3,825,000	57.6%
Arkansas	2	13,994	1.5%	$227,141	1.1%	$2,138,570	1.2%	$3,670,000	58.3%
Nebraska	2	8,067	0.8%	$214,648	1.1%	$1,967,830	1.1%	$3,620,000	54.4%
Michigan	2	9,026	0.9%	$177,105	0.9%	$1,626,450	0.9%	$2,710,000	60.0%
Colorado	1	4,150	0.4%	$166,696	0.8%	$1,520,860	0.8%	$2,770,000	54.9%
Kansas	1	4,207	0.4%	$94,528	0.5%	$814,290	0.5%	$1,400,000	58.2%
Minnesota	1	3,600	0.4%	$52,922	0.3%	$495,020	0.3%	$950,000	52.1%
New Hampshire	1	3,270	0.3%	$41,823	0.2%	$343,000	0.2%	$490,000	70.0%
New Mexico	1	2,900	0.3%	$38,443	0.2%	$340,720	0.2%	$620,000	55.0%
Total/Wtd. Avg.	169	962,501	100.0%	$20,002,741	100.0%	$180,500,000	100.0%	$325,235,000	55.5%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

As of September 13, 2018 the Heartland Dental Medical Office Portfolio Properties were 96.8% occupied across 244 leases. A total of 104 Heartland Dental Medical Office Portfolio Properties, representing approximately 543,597 SF (56.5% of NRA) of space at the Heartland Dental Medical Office Portfolio, are single tenant and 100.0% leased by Heartland Dental and its affiliates. In total, Heartland Dental and its affiliates lease approximately 796,231 SF (82.7% of NRA) of space at 168 Heartland Dental Medical Office Portfolio Properties, 166 of which are medical offices and two of which are corporate offices located in Effingham, Illinois. The remainder of the Heartland Dental Medical Office Portfolio’s net rentable area is leased by unaffiliated medical office tenants (14.1% of NRA).

Eighty-nine (89) of the Heartland Dental Medical Office Portfolio Properties (44.9% of NRA) were originally built and leased by Heartland Dental (built-to-suit for Heartland Dental as the intended user and tenant and first generation space in under-serviced areas) (collectively, the “De Novo Properties”). Seventy-seven (77) of the Heartland Dental Medical Office Portfolio Properties (39.9% of NRA) were acquired with existing medical office practices in place and have since been leased by Heartland Dental and its affiliates (collectively, the “Affiliate Properties”). Twenty-seven (27) of the De Novo Properties (11.9% of NRA) are newly constructed with operations commencing after January 1, 2016 and therefore are represented with non-stabilized operations (collectively, the “De Novo Model Properties”). Sixty-two (62) of the De Novo Properties (32.9% of NRA) are properties with operations commencing prior to January 1, 2016 and therefore are represented with stabilized operations (collectively, the “De Novo Base Properties”).

The 166 De Novo Properties and Affiliate Properties collectively generate total revenues of approximately $321.9 million with EBITDAR of approximately $79.2 million and average EBITDAR margins of 24.6% as of June 30, 2018, all of which are related to Heartland Dental leased buildings and units. Excluding the 27 recently opened De Novo Model Properties, the 139 De Novo Base Properties and Affiliate Properties collectively generate total revenues of approximately $293.8 million with EBITDAR of $76.8 million and average EBITDAR margins of 26.1% as of June 30, 2018. The De Novo Base Properties have a weighted average EBITDAR margin of 25.9% and a weighted average revenue of $555 PSF as of the June 30, 2018 trailing 12-month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following tables present certain information relating to the tenant type distributions at the Heartland Dental Medical Office Portfolio Properties:

Distribution by Tenant Type(1)
Tenant Type	No. of Properties	Net Rentable Area (SF)(2)	Approximate % of SF	UW NOI	% of UW NOI	UW NOI Debt Yield(3)	Allocated Original Balance(3)	% of Whole Loan Original Balance	Appraised Value
De Novo Base	62	317,104	32.9%	$8,115,799	38.3%	11.6%	$69,957,170	38.8%	$126,055,000
Affiliate	77	384,489	39.9%	$7,732,434	36.5%	11.8%	$65,338,670	36.2%	$113,440,000
De Novo Model	27	114,930	11.9%	$3,705,053	17.5%	11.4%	$32,492,330	18.0%	$62,220,000
Corporate	2	127,152	13.2%	$1,319,696	6.2%	12.9%	$10,266,760	5.7%	$19,820,000
Other	1	18,826	2.0%	$291,396	1.4%	11.9%	$2,445,070	1.4%	$3,700,000
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	11.7%	$180,500,000	100.0%	$325,235,000

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Information is based on the underwritten rent roll.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Distribution by Tenant Type(1)
Tenant Type	Allocated Original Balance(2)	UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(4)	6/30/2018 TTM Revenue(5)	6/30/2018 EBITDAR(5)	EBITDAR %(5)	UW Total Rent(5)	EBITDAR/ UW Base Rent(5)(6)	EBITDAR/ UW Total Rent(5)(6)
De Novo Base	$69,957,170	$8,426,917	37.8%	$28.21	$124,307,274	$32,240,003	25.9%	$8,313,624	4.90x	3.88x
Affiliate	$65,338,670	$8,163,101	36.6%	$21.82	$169,530,613	$44,574,432	26.3%	$9,122,128	5.98x	4.89x
De Novo Model	$32,492,330	$3,962,543	17.8%	$34.48	$28,014,107	$2,392,341	8.5%	$3,872,166	0.77x	0.62x
Corporate	$10,266,760	$1,404,132	6.3%	$11.04	N/A	N/A	N/A	N/A	N/A	N/A
Other	$2,445,070	$363,222	1.6%	$21.15	N/A	N/A	N/A	N/A	N/A	N/A
Total/Wtd. Avg.	$180,500,000	$22,319,914	100.0%	$23.95	$321,851,994	$79,206,776	24.6%	$21,307,918	4.62x	3.72x

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	UW Base Rent includes all spaces leased to affiliated and unaffiliated third party tenants at the Heartland Dental Medical Office Portfolio Properties.

(4)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(5)	Information excludes spaces leased to unaffiliated third party tenants.

(6)	De Novo Model properties are newly constructed with operations commencing after January 1, 2016 and are represented with non-stabilized operations. EBITDAR/UW Base Rent and EBITDAR/UW Total Rent excluding the De Novo Model tenants is 5.47x and 4.41x, respectively.

The borrower sponsor acquired or constructed the Heartland Dental Medical Office Portfolio Properties at various times since November 1999 with land acquisition costs totaling approximately $61.5 million, building costs totaling approximately $162.3 million, and total costs totaling approximately $223.8 million as of June 30, 2018.

Major Tenant.

Heartland Dental (796,231 SF, 82.7% of NRA, 86.8% of underwritten base rent). Heartland Dental (Moody’s/S&P: B3/B-), through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. Heartland Dental provides a full range of management and financial services to its supported PCs in the multispecialty dental services system and has ASAs with 67 PCs located in 35 different states. The ASAs represent Heartland Dental’s right to manage the administrative functions of the supported PCs and their dental group practices during the five- to 25-year terms of the agreements, which enable Heartland Dental to control substantially all nonprofessional activities of each dental practice. The ASAs also provide PCs with the right to operate in space leased directly by Heartland Dental.

Heartland Dental’s competitors include American Dental Partners, Great Expressions, InterDent, Aspen Dental, and Western Dental, which are regionally-or nationally-branded DSOs or health maintenance organization dental providers. In comparison to its competitors, Heartland Dental operates and supports locally-branded dental offices, lending to a doctor-centric and neighborhood-provider approach.

Heartland Dental has an integration team that leverages the Heartland Dental platform and expertise to maximize the success of its De Novo (new offices in under-serviced areas) strategy. When considering potential locations, Heartland Dental’s De Novo team uses demographic analyses to optimize locations within its existing markets. Heartland Dental utilizes its network of brokers and developers to seek out potential locations. In addition, Heartland Dental utilizes a healthcare site selection analytics firm to assist in continuing to identify site locations. Heartland Dental’s analytics include patient demographics, population statistics, recruiting conditions, and competitive environment. Heartland Dental supports a network of over 1,300 dentists and the company has approximately 11,000 team members in more than 875 supported dental practices across 37 states.

As of June 30, 2018, Heartland Dental Holding Corporation reported total assets of $3.0 billion, total shareholders’ equity of $1.4 billion, and cash of $19.2 million, compared to December 31, 2017, when Heartland Dental Holding Corporation reported total assets of $1.6 billion, total shareholders’ equity of $428.2 million, and cash of $11.0 million. Heartland Dental, as a subsidiary of Heartland Dental Holding Corporation, only has annual financial statements available as part of the parent company’s annual audited financials/supplemental schedules. As of December 31, 2017, Heartland Dental reported total assets of $1.7 billion, total shareholders’ equity of $493.3 million, and cash of $6.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

On April 30, 2018, KKR & Co. Inc. (“KKR”) acquired a majority interest in Heartland Dental from Ontario Teachers’ Pension Plan, while Ontario Teachers’ Pension Plan retained a significant minority stake in Heartland Dental. KKR, founded in 1976 and led by Henry Kravis and George Roberts, is a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit, and hedge funds worldwide. As of June 30, 2018, KKR reported $191.3 billion of assets under management.

The Heartland Dental Medical Office Portfolio Properties are subject to individual leases between PRDI, as landlord, and Heartland Dental and its affiliates, as tenant. The dental practice leases are unaffiliated with one another apart from their relationship to Heartland Dental. The leases with Heartland Dental are primarily structured with an initial lease term of 10 years, with two, 10-year renewal options with annual base rent increasing annually by the greater of (i) 2.5% or (ii) the percentage change in the CPI factor from the lease commencement date to the anniversary date. At the commencement of each renewal period, rent resets to fair market value.

The following table presents certain information relating to the lease rollover schedule at the Heartland Dental Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	3,709	0.4%	0.4%	$13.01	$48,240	0.2%	0.2%
2018	3	4,779	0.5%	0.9%	$21.27	$101,659	0.5%	0.7%
2019	14	28,138	2.9%	3.8%	$27.01	$760,078	3.4%	4.1%
2020	10	23,877	2.5%	6.3%	$19.52	$466,029	2.1%	6.2%
2021	22	78,278	8.1%	14.4%	$25.58	$2,002,576	9.0%	15.1%
2022	32	101,830	10.6%	25.0%	$25.59	$2,606,067	11.7%	26.8%
2023	21	71,584	7.4%	32.4%	$27.03	$1,934,828	8.7%	35.5%
2024	30	116,242	12.1%	44.5%	$24.92	$2,896,366	13.0%	48.5%
2025	27	90,934	9.4%	54.0%	$24.67	$2,243,051	10.0%	58.5%
2026	29	141,688	14.7%	68.7%	$20.69	$2,931,606	13.1%	71.6%
2027	26	85,443	8.9%	77.6%	$24.67	$2,107,904	9.4%	81.1%
2028	20	154,705	16.1%	93.6%	$20.59	$3,184,638	14.3%	95.4%
2029 & Beyond	8	30,850	3.2%	96.8%	$33.61	$1,036,873	4.6%	100.0%
Vacant	0	30,444	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	244	962,501	100.0%		$23.95	$22,319,914	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Heartland Dental Medical Office Portfolio Properties are located across the United States, with the three largest property concentrations, based on UW NOI, in the Orlando, Florida metropolitan statistical area (“MSA”), the Chicago-Naperville-Elgin, IL-IN-WI MSA, and the Effingham, Illinois MSA.

The following tables present certain market information relating to the Heartland Dental Medical Office Portfolio Properties’ major MSAs:

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	UW NOI	% of UW NOI	6/30/2018 TTM Revenue	6/30/2018 EBITDAR(2)	Appraised Value	Allocated Original Balance(3)	UW NOI Debt Yield(3)
Orlando, FL	10	51,922	5.4%	$1,433,828	6.8%	$20,107,920	$4,734,341	$23,570,000	$12,536,510	11.4%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$1,352,945	6.4%	$17,572,995	$3,964,218	$21,650,000	$11,561,800	11.7%
Effingham, IL	2	127,152	13.2%	$1,319,696	6.2%	N/A	N/A	$19,820,000	$10,266,760	12.9%
St. Louis, MO-IL	8	61,042	6.3%	$1,137,858	5.4%	$14,964,631	$4,406,835	$16,350,000	$9,619,610	11.8%
Jacksonville, FL	8	40,553	4.2%	$1,112,796	5.3%	$14,814,522	$3,998,083	$17,440,000	$9,546,220	11.7%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$1,054,028	5.0%	$14,880,713	$3,947,235	$16,630,000	$8,988,560	11.7%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$832,949	3.9%	$19,983,508	$4,798,324	$13,160,000	$7,231,450	11.5%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$925,905	4.4%	$19,581,993	$4,335,894	$15,650,000	$8,033,850	11.5%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$663,767	3.1%	$7,102,490	$842,781	$10,640,000	$5,585,800	11.9%
Kansas City, MO-KS	3	19,559	2.0%	$607,038	2.9%	$4,400,935	$1,011,673	$8,450,000	$5,153,450	11.8%
Other	101	454,444	47.2%	$10,723,567	50.7%	$188,442,287	$47,167,392	$161,875,000	$91,975,990	11.7%
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	$321,851,994	$79,206,776	$325,235,000	$180,500,000	11.7%

(1)	Information is based on the underwritten rent roll.

(2)	Total 6/30/2018 EBITDAR excludes spaces leased to unaffiliated third party tenants.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Wtd. Avg. Market Rent PSF	Wtd. Avg. Market Vacancy	Wtd. Avg. UW Base Rent PSF(1)(3)	Wtd. Avg. Vacancy
Orlando, FL	10	51,922	5.4%	$12,536,510	6.9%	$29.95	4.2%	$30.01	0.0%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$11,561,800	6.4%	$26.62	2.4%	$26.65	0.0%
Effingham, IL	2	127,152	13.2%	$10,266,760	5.7%	$11.13	0.0%	$11.04	0.0%
St. Louis, MO-IL	8	61,042	6.3%	$9,619,610	5.3%	$23.83	7.2%	$22.14	7.3%
Jacksonville, FL	8	40,553	4.2%	$9,546,220	5.3%	$29.62	5.6%	$29.79	0.0%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$8,988,560	5.0%	$28.78	3.3%	$28.25	0.0%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$7,231,450	4.0%	$30.59	1.2%	$30.62	7.6%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$8,033,850	4.5%	$23.25	5.0%	$19.75	9.4%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$5,585,800	3.1%	$23.93	2.0%	$24.08	12.6%
Kansas City, MO-KS	3	19,559	2.0%	$5,153,450	2.9%	$33.58	4.0%	$35.00	12.4%
Other	101	454,444	47.2%	$91,975,990	51.0%	$25.03	3.3%	$25.49	2.8%
Total/Wtd. Avg.	169	962,501	100.0%	$180,500,000	100.0%	$24.05	3.2%	$23.95	3.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

Orlando, FL MSA:

There are 10 Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA totaling approximately 51,922 SF (5.4% of NRA) in the aggregate, which collectively generate $1,433,828 in UW NOI (6.8% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA:

Orlando, FL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place Orlando, FL	70,364	$78,212	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road Orlando, FL	166,275	$77,161	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road Davenport, FL	36,483	$75,278	6	2003 - 2017	4,596 - 6,576 / 34,165	100.0% - 100.0% / 100.0%	$22.00 - $39.00 / $31.17
Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road Orlando, FL	56,686	$87,701	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard Orlando, FL	155,636	$63,549	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street Celebration, FL	39,321	$76,952	4	1994 - 2018	4,838 - 8,782 / 29,411	100.0% - 100.0% / 100.0%	$21.50 - $31.50 / $26.30
Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road St. Cloud, FL	60,366	$64,892	4	2008 - 2017	6,070 - 10,392 / 32,443	100.0% - 100.0% / 100.0%	$26.00 - $35.00 / $31.81
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441 Lady Lake, FL	81,304	$63,831	6	2004 - 2017	3,600 - 14,894 / 43,911	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50 Clermont, FL	80,483	$81,197	6	2015 - 2017	3,600 - 46,400 / 71,817	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard Clermont, FL	84,471	$80,640	6	2008 - 2018	5,243 - 85,500 / 138,346	67.0% - 100.0% / 97.3%	$17.50 - $31.55 / $23.76

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Chicago-Naperville-Elgin, IL-IN-WI MSA:

There are 11 Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA totaling approximately 55,538 SF (5.8% of NRA) in the aggregate, which collectively generate $1,352,945 in UW NOI (6.4% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA:

Chicago-Naperville-Elgin, IL-IN-WI - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6 Morris, IL	18,648	$80,981	5	1950 - 2007	4,000 - 70,023 / 100,734	4.0% - 50.0% / 15.1%	$18.00 - $24.00 / $22.00 - $22.80
Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47 Huntley, IL	71,343	$114,601	5	2004 - 2017	7,420 - 70,122 / 126,632	41.1% - 100.0% / 75.3%	$24.00 - $33.00 / $26.20 - $27.20
Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road Romeoville, IL	154,985	$86,159	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street Lockport, IL	97,516	$92,356	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway New Lenox, IL	90,036	$114,628	6	2005 - 2014	3,732 - 15,088 / 60,717	71.2% - 100.0% / 94.4%	$16.00 - $20.00 / $16.00 - $20.00
Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road Joilet, IL	90,036	$114,628	6	1979 - 2009	6,026 - 70,023 / 164,128	80.0% - 100.0% / 90.0%	$17.00 - $28.00 / $19.50 - $22.67
Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue Sycamore, IL	69,156	$66,213	9	1968 - 2017	4,533 - 15,848 / 89,368	43.3% - 100.0% / 93.7%	$21.00 - $25.00 / $21.00 - $25.00
Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12 Fox Lake, IL	99,785	$85,485	4	1949 - 2007	2,700 - 22,440 / 46,066	80.0% - 100.0% / 89.9%	$18.00 - $38.00 / $21.50 - $26.50
Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road DeKalb, IL	69,156	$66,213	5	1995 - 2017	5,000 - 12,950 / 36,591	65.7% - 100.0% / 87.9%	$16.00 - $16.00 / $16.00 - $16.00
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue Naperville, IL	207,802	$127,038	4	1954 - 2005	1,900 - 11,790 / 23,690	91.5% - 100.0% / 95.8%	$17.00 - $32.80 / $21.69 - $27.20
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue Griffith, IN	144,526	$54,876	4	1982 - 2018	14,000 - 30,000 / 92,484	90.0% - 100.0% / 96.8%	$17.00 - $26.00 / $19.25 - $22.75

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

Effingham, IL MSA:

There are two Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA totaling approximately 127,152 SF (13.2% of NRA) in the aggregate, which collectively generate $1,319,696 in UW NOI (6.2% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA:

Effingham, IL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heartland Dental Medical Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	6/30/2018 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	$14,283,247	$17,803,474	$20,739,670	$22,884,716	$23.78
Total Recoveries	N/A	$3,102,923	$3,363,302	$4,157,544	$5,783,035	$6.01
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,433,388)	($1.49)
Effective Gross Income	N/A	$17,386,169	$21,166,775	$24,897,214	$27,234,364	$28.30
Total Operating Expenses	N/A	$3,426,047	$3,738,057	$4,445,794	$6,069,986	$6.31
Net Operating Income	N/A	$13,960,122	$17,428,719	$20,451,419	$21,164,378	$21.99
Tenant Improvements	N/A	$0	$0	$0	$481,251	$0.50
Leasing Commissions	N/A	$0	$0	$0	$481,251	$0.50
Replacement Reserves	N/A	$0	$0	$0	$199,135	$0.21
Net Cash Flow	N/A	$13,960,122	$17,428,719	$20,451,419	$20,002,741	$20.78

Occupancy %(3)	N/A	97.0%	97.0%	97.0%	95.0%
NOI DSCR(4)	N/A	1.11x	1.39x	1.63x	1.68x
NCF DSCR(4)	N/A	1.11x	1.39x	1.63x	1.59x
NOI Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.7%
NCF Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.1%

(1)	Several of the Heartland Dental Medical Office Portfolio Properties were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, 2015 cash flow figures are not available, 2016 includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and 2017 includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. 6/30/2018 TTM includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $401,117 through November 2019 and (ii) vacancy gross up of $564,802.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Heartland Dental Medical Office Portfolio Properties were 96.8% occupied as of September 13, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Escrows and Reserves. At origination of the Heartland Dental Medical Office Portfolio Whole Loan, the Heartland Dental Medical Office Portfolio Borrower deposited (i) $250,000 for real estate taxes (the “Closing Tax Deposit”), (ii) $384,109 for insurance premiums, (iii) $316,121 for deferred maintenance, (iv) $109,315 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $62,050 for outstanding free rents, rent abatements or other rent concessions under the North Port Area Chamber of Commerce lease ($12,050) and the Mercy Clinic East Communities leases ($50,000). On a monthly basis, the Heartland Dental Medical Office Portfolio Borrower is required to deposit (i) an amount equal to 1/12 of the product of $0.20 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $16,042, into a replacement reserve, subject to a cap of an amount equal to $0.40 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $385,000 and (ii) an amount equal to 1/12 of the product of $1.00 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $80,208, into a TI/LC reserve, subject to a cap of an amount equal to $2.00 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $1,925,002. Monthly escrows for real estate taxes are waived, provided that (i) no Cash Management Trigger Event (as defined below) has occurred, (ii) an amount equal to the Closing Tax Deposit is on deposit in a real estate tax reserve and (iii) the Heartland Dental Medical Office Portfolio Borrower provides evidence of payment of taxes and other charges for each of the Heartland Dental Medical Office Portfolio Properties no later than 20 days prior to the date of delinquency (collectively, the “Monthly Tax Waiver Conditions”). If at any time any of the Monthly Tax Waiver Conditions are not satisfied with respect to any individual property, then (i) for the first five individual properties where such conditions are not satisfied, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for such individual properties and (ii) for any individual property where such Monthly Tax Waiver Conditions are not satisfied thereafter, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for all Heartland Dental Medical Office Portfolio Properties. Monthly escrows for insurance premiums are waived, provided that the Heartland Dental Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Heartland Dental Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from Material Tenants (as defined below) to be delivered directly to the lockbox account, or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Upon the occurrence and continuance of a Cash Management Trigger Event, the Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from all tenants to be delivered directly to the lockbox account or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Pursuant to the Heartland Dental Medical Office Portfolio Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is continuing, to the Material Tenant rollover reserve, subject to a cap of $15,000,000, (b) if a Cash Sweep Trigger Event (as defined below) is continuing, to the lender-controlled excess cash flow account and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event exists, to the Heartland Dental Medical Office Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as (x) the debt service coverage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to an amount that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.25x (the “DSCR Cash Management Trigger Cure Deposit”), (iv) an indictment for fraud or misappropriation of funds by the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager or a director or an officer of the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to a third party manager, such third party manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the affiliated property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the affiliated property manager, such affiliated property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as (x) the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to either (A) without duplication, the DSCR Cash Management Trigger Cure Deposit or (B) that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio greater than 1.20x.

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (ii) any time when the adjusted Material Tenant EBITDA is not positive in the lender’s reasonable determination, provided that the Heartland Dental Medical Office Portfolio Borrower may suspend such Material Tenant Trigger Event for 12 months by depositing $7,500,000 with the lender for each such 12-month period (such deposit to be returned to the Heartland Dental Medical Office Portfolio Borrower upon a cure of the Material Tenant Trigger Event without such deposit being taken into effect), (iii) the lender determining based on the applicable annual HD Entity Reporting Items (as defined below) (x) the net worth of Heartland Dental, Neibauer Dental Corporation, Inc. or any of their respective affiliates (collectively, the “HD Tenant”) for the prior calendar year is less than $443,987,100 and (y) the Material Tenant does not have at least 90% of the total assets and total revenues that Heartland Dental had for the prior calendar year or (iv) the lender failing to receive the applicable HD Entity Reporting Items within (A) five business days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver a financial statement including a balance sheet, statement of cash flows, reconciliation of net loss to EBITDA and adjusted EBITDA, profit and loss statement, and statement of changes of Heartland Dental and its subsidiaries and affiliates (collectively, the “HD Entity Reporting Items”) or (B) 30 calendar days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver such items required in (A) above, if the Heartland Dental Medical Office Portfolio Borrower fails to deliver, as the result of the Material Tenant’s failure to deliver, such items to the Heartland Dental Medical Office Portfolio Borrower. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding), provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (ii) above, the adjusted Material Tenant EBITDA is positive in the lender’s reasonable determination for two consecutive quarters, in regard to clause (iii) above, if (A) on the next applicable annual HD Entity Reporting Items the net worth of the HD Tenant for the prior calendar year is greater than $443,987,100 and/or the Material Tenant has at least 90% of the total assets and total net revenues that Heartland Dental had for the prior calendar year or (B) the Heartland Dental Medical Office Portfolio Borrower provides other evidence acceptable to the lender that the tenant has achieved the net worth and/or total assets and total net revenue thresholds set forth above in clause (A) for two consecutive calendar quarters, in regard to clause (iv) above, the delivery of all HD Entity Reporting Items that are due and outstanding, or in regard to clause (i), (ii) or (iii) above, the leasing of all the applicable Material Tenant space to a replacement tenant reasonably acceptable to the lender, which lease is comparable in terms to the existing Material Tenant lease being replaced, provided that such lease is a triple net lease and has an initial term of no less than five years.

A “Material Tenant” means (i) each HD Tenant or (ii) any lease which, either individually or when taken together with any other lease with the same tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases (x) covers no less than 10% of the NRA at the Heartland Dental Medical Office Portfolio Properties or (y) requires the payment of base rent that is no less than 10% of the total in-place base rent at the Heartland Dental Medical Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Heartland Dental Medical Office Portfolio Borrower may obtain the release of any of the Heartland Dental Medical Office Portfolio Properties included in the Heartland Dental Medical Office Portfolio Whole Loan, at any time on or after December 6, 2019, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Heartland Dental Medical Office Portfolio Borrower prepays a portion of the Heartland Dental Medical Office Portfolio Whole Loan equal to or exceeding 120% of the allocated loan amount of the property being released to a third party (the “Release Amount”) along with the applicable yield maintenance premium, (or 130% of the allocated loan amount of the property being released to an affiliate under specified circumstances under the Heartland Dental Medical Office Portfolio Whole Loan documents in connection with specified condominium, title or zoning defaults that can be cured by releasing such property), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.54x, and (iv) if as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Heartland Dental Medical Office Portfolio Whole Loan as of the date of such calculation to (ii) the fair market value of the Heartland Dental Medical Office Portfolio Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Heartland Dental Medical Office Portfolio Whole Loan is paid down by the greater of (a) the Release Amount or (b) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) am amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Heartland Dental Medical Office Portfolio Properties immediately prior to such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Terrorism Insurance. The Heartland Dental Medical Office Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, the Heartland Dental Medical Office Portfolio Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under the Heartland Dental Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park
1 444 Lafayette Road St. Paul, MN
2 500 Lafayette Road St. Paul, MN
3 520 Lafayette Road St. Paul, MN
4 443 Lafayette Road St. Paul, MN
ST. PAUL
MINNEAPOLIS
Brooklyn Park
Roseville
Maplewood
Woodbury
Richfield
Bloomington
Eagan
Mendota Heights
Cottage Grove
Capitol
Mt. Airy
Downtown
Lowertown
Riverview
Westside
West Seventh
RAMSEY COUNTY
Mississippi River
Raspberry Island
Harriet Island
Swede Hollow Park
Bruce Vento Nature Sanctuary
Lower Landing Park
Upper Landing Park
Irvine Park
Culture Park
Kellogg Mall Park
Mears Park
Minnesota State Capitol
World War II Memorial
Regions Hospital
Bethesda Hospital
St. Joseph Hospital
Health Partners Specialty Center
Health Partners Neuroscience Center
Univar USA
Minnesota's Bookstore
Ramsey County Courts
Minnesota Dept. of Human Services
Metro State Library
Metropolitan State University
CHS Field
Union Depot
Minnesota History Center
Xcel Energy Center
Roy Wilkins Auditorium
Science Museum of Minnesota
St. Paul Downtown Airport
Downtown Minneapolis 10 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	St. Paul, MN 55101
				General Property Type:	Office
Original Balance(1):	$37,250,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$37,250,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.7%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	677,514 SF
Borrower Sponsor(2):	N/A			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	4.7223%			Maturity Date Balance per SF(1):	$111
Note Date:	9/27/2018			Property Manager:	Colliers International MN, LLC
First Payment Date:	11/5/2018
Maturity Date:	10/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$8,312,364
Seasoning:	2 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions(3):	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.27x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,009,546 (7/31/2018 TTM)
Additional Debt Balance(1):	$38,000,000			2nd Most Recent NOI:	$8,146,961 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,476,128 (12/31/2016)
Reserves(4)				Most Recent Occupancy:	100.0% (12/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	$119,211	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$14,617	$7,309	N/A	Appraised Value (as of):	$115,500,000 (7/9/2018)
Deferred Maintenance:	$47,500	$0	N/A	Cut-off Date LTV Ratio(1):	65.2%
Replacements:	$1,813,270	$10,727	N/A	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$75,250,000	64.0%	Purchase Price:	$113,500,001	96.6%
Borrower Equity:	$42,305,035	36.0%	Reserves:	$1,875,387	1.6%
			Closing Costs:	$2,179,647	1.9%
Total Sources:	$117,555,035	100.0%	Total Uses:	$117,555,035	100.0%

(1)	The Lafayette Park Mortgage Loan (as defined below) is part of the Lafayette Park Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Lafayette Park Whole Loan.

(2)	See “The Borrowers and the Borrower Sponsor” below for further discussion.

(3)	Prior to the open prepayment date of August 5, 2028, the Lafayette Park Borrowers (as defined below) have the right to defease the Lafayette Park Whole Loan after the earlier to occur of (a) September 27, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Lafayette Park Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 26 payments is based on the closing date of the UBS 2018-C14 transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Lafayette Park Mortgage Loan”) is part of a whole loan (the “Lafayette Park Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Lafayette Park Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of four central business district office properties located in St. Paul, Minnesota, totaling 677,514 SF (collectively, the “Lafayette Park Properties”). Promissory Note A-2, with an original principal balance of $37,250,000, represents the Lafayette Park Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Lafayette Park Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CSAIL 2018-C14 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1(1)	$38,000,000	$38,000,000	CSAIL 2018-C14	Yes
Note A-2	$37,250,000	$37,250,000	UBS 2018-C14	No
Total	$75,250,000	$75,250,000

(1)	Note A-1 is currently held by Natixis and is expected to be contributed to the CSAIL 2018-C14 securitization transaction. The CSAIL 2018-C14 securitization transaction is scheduled to close on or about November 28, 2018.

The Borrowers and the Borrower Sponsor. The borrowers are LPOC (443) Property Company LLC, LPOC (520) Property Company LLC, LPOC (500) Property Company LLC and LPOC (444) Property Company LLC (collectively, the “Lafayette Park Borrowers”). Each borrower is a Delaware limited liability company and special purpose entity. The Lafayette Park Whole Loan is compliant with Shari’ah law and the Lafayette Park Borrowers master lease the Lafayette Park Properties to four operating companies which are the master lessees. The four master lessees of the Lafayette Park Whole Loan are LPOC (443) Operating Company LLC, LPOC (520) Operating Company LLC, LPOC (500) Operating Company LLC, and LPOC (444) Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans” in the Preliminary Prospectus.

The Lafayette Park Borrowers are the sole parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by LPOC Investor Company LLC, which is owned 100% by LPOC Investor Corp. LPOC Investor Corp. is owned 2.0% by LPOC Investment Company Ltd. and 98.0% by LPOC Property Company Ltd. LPOC Investment Company Ltd. is owned 100.0% by Gatehouse Capital – Economic and Financial Consultancy K.S.C. which is ultimately owned and controlled by Gatehouse Financial Group Limited.

The Gatehouse Capital – Economic and Financial Consultancy K.S.C. is a Shari’ah-compliant investment entity and is part of Kuwait-based investment advisory firm Gatehouse Capital K.S.C.C. (“Gatehouse Capital”). Founded in 1998, Gatehouse Capital focuses on global real estate investments as well as wealth management services. Gatehouse Capital advises on transactions with assets based in the United States and United Kingdom. Gatehouse Capital made its first U.S. real estate investment in 2003 and to date has completed over $3 billion in United States real estate transactions. Gatehouse Capital is jointly owned by Gatehouse Bank PLC, a Shari’ah-compliant bank based in London, and Gatehouse Financial Group Limited (“GFG”). GFG is the parent company of Gatehouse Bank and was established in 2015 following a restructure of Gatehouse Bank. GFG currently has more than $1.2 billion in assets under management, most of which are in the United States, United Kingdom and Europe.

The Properties. The Lafayette Park Properties are comprised of four single tenant central business district office properties, totaling 677,514 SF, located in St. Paul, Minnesota. Since prior ownership acquired the Lafayette Park Properties in 2014, approximately $11.4 million in capital improvements have been invested. Capital improvements include renovations to the lobbies, bathrooms/locker rooms, parking lots, new paint, building exteriors and windows. The Lafayette Park Properties also include 2,349 car parking stalls providing the Lafayette Park Properties with a ratio of 3.5 parking per 1,000 SF of net rental area, above the average of 0.75 parking per 1,000 SF of net rental area for the balance of the St. Paul central business district.

As of December 2018, the Lafayette Park Properties were 100.0% leased to four agencies of the State of Minnesota and collectively feature a weighted average remaining lease term of 8.8 years.

A summary of the individual Lafayette Park Properties is provided below:

Lafayette Park Properties Summary
Property Name	City, State	Size (SF)	Year Built/Renovated	Allocated Cut-off Date Balance Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	UW NCF	% of UW NCF
444 Lafayette Road	St. Paul, MN	280,172	1919/2006, 2012-2018	$33,526,970	44.6%	$51,460,000	$3,550,553	43.4%
520 Lafayette Road	St. Paul, MN	152,944	1923/1986, 2009-2018	$15,773,182	21.0%	$24,210,000	$1,793,371	21.9%
500 Lafayette Road	St. Paul, MN	140,440	1900/1984, 2010-2018	$17,408,485	23.1%	$26,720,000	$1,783,274	21.8%
443 Lafayette Road	St. Paul, MN	103,958	1919/1988, 2013-2018	$8,541,364	11.4%	$13,110,000	$1,056,438	12.9%
Total		677,514		$75,250,000	100.0%	$115,500,000	$8,183,636	100.0%

(1)	Allocated Cut-off Date Balance Loan Amount is based on the Lafayette Park Whole Loan.

Major Tenants.

State of Minnesota, Dept. of Administration, Dept. of Human Services (280,172 SF, 41.4% of NRA, 41.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Human Services (“Minnesota Dept. of Human Services”) is the tenant at the 444 Lafayette Road property. The Minnesota Dept. of Human Services is the state’s largest agency, helping Minnesota residents meet their basic needs by providing or administering health care coverage, economic assistance and other services for children, seniors, people with disabilities and low-income Minnesotans. The Minnesota Dept. of Human Services employs approximately 6,500 workers and approximately 950 are located at the 444 Lafayette Road property. The Minnesota Dept. of Human Services has been a tenant at the 444 Lafayette Road property since 1984.

State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (152,944 SF, 22.6% of NRA, 23.0% of underwritten base rent). State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (“Minnesota Pollution Control Agency”) is the tenant at the 520 Lafayette Road property. The Minnesota Pollution Control Agency is a state agency, which monitors environmental quality, offers technical and financial assistance, and enforces environmental regulations. The Minnesota Pollution Control Agency employs approximately 950 workers and approximately 700 are located at the 520 Lafayette Road property. The Minnesota Pollution Control Agency has been a tenant at the 520 Lafayette Road property since 1986.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

State of Minnesota, Dept. of Administration, Dept. of Natural Resources (140,440 SF, 20.7% of NRA, 21.5% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Natural Resources (“Minnesota Dept. of Natural Resources”) is the tenant at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources is a state agency that works with citizens to conserve and manage the state’s natural resources, to provide outdoor recreation opportunities, and to provide for commercial uses of natural resources in a way that creates a sustainable quality of life. The Minnesota Dept. of Natural Resources employs approximately 3,000 workers and approximately 575 are located at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources has been a tenant at the 500 Lafayette Road property since 1994.

State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (103,958 SF, 15.3% of NRA, 13.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (“Minnesota Dept. of Labor and Industry”) is the tenant at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry is a state agency that oversees the state’s apprenticeship, construction codes and licensing, occupational safety and health, wage and hour standards, and workers’ compensation programs. The Minnesota Dept. of Labor and Industry employs approximately 430 workers and approximately 380 are located at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry has been a tenant at the property since 1988 and is expected to invest approximately $2.0 million in renovations by the first quarter of 2019.

Each of these four tenants at the Lafayette Park Properties has the option to terminate its lease with 30 days’ prior written notice in the event that (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason. In addition, pursuant to Minnesota Statute §16B.24, subd. 6, each lease is subject to cancellation with 30 days’ written notice for any reason except lease of other non-state-owned land or premises for the same use.

The following table presents certain information relating to the leases at the Lafayette Park Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Minnesota Dept. of Human Services	AAA/Aa1/AAA	280,172	41.4%	$5,689,039	41.7%	$20.31	6/30/2026
Minnesota Pollution Control Agency	AAA/Aa1/AAA	152,944	22.6%	$3,142,942	23.0%	$20.55	12/31/2028
Minnesota Dept. of Natural Resources	AAA/Aa1/AAA	140,440	20.7%	$2,939,700	21.5%	$20.93	6/30/2026
Minnesota Dept. of Labor and Industry	AAA/Aa1/AAA	103,958	15.3%	$1,871,718	13.7%	$18.00	9/30/2028
Subtotal/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14

(1)	Ratings provided are for the State of Minnesota whether or not it guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Lafayette Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	2	420,612	62.1%	62.1%	$20.51	$8,628,738	63.2%	63.2%
2027	0	0	0.0%	62.1%	$0.00	$0	0.0%	63.2%
2028	2	256,902	37.9%	100.0%	$19.52	$5,014,660	36.8%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	677,514	100.0%		$20.14	$13,643,398	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

The Market. The Lafayette Park Properties are located in St. Paul, Minnesota, which is part of the Minneapolis-St. Paul-Bloomington metropolitan statistical area. The Lafayette Park Properties are situated between U.S. Route 10 and Interstate 35 and are less than a half mile from both roadways. U.S. Route 10 extends from Bay City, Michigan to its western terminus of Fargo, North Dakota. Interstate 35 is a major highway in central United States that extends from Laredo, Texas to Duluth, Minnesota. The Lafayette Park Properties are eight blocks east of the State Capitol building and offer shuttle service for the employees to travel to and from the State Capitol.

The City of St. Paul features corporate headquarters, parks, retail outlets and arts and entertainment. According to the appraisal, the Lafayette Park Properties are adjacent to the historic Lowertown neighborhood, an in-demand urban area, home to a growing residential and commercial base including a mix of restaurants, retailers, and housing and entertainment options.

According to a third party research report, the Lafayette Park Properties are located in the St. Paul central business district office submarket. The second quarter of 2018 rental rate was $21.08 PSF on a gross basis. The vacancy rate as of the second quarter of 2018 was 8.8%, which is a 0.7% increase since the second quarter of 2017. Net absorption was 35,533 SF for the second quarter of 2018.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the portfolio is 17,686, 173,217, and 359,160, respectively, and $59,093, $64,720, and $76,283, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lafayette Park Properties:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
444 Lafayette Road 444 Lafayette Road St. Paul, MN	1919	280,172(1)	100.0%(1)	Minnesota Dept. of Human Services(1)	280,172(1)	14.5(1)	$20.31(1)	Gross
500 Lafayette Road 500 Lafayette Road St. Paul, MN	1900	140,440(1)	100.0%(1)	Minnesota Dept. of Natural Resources(1)	140,440(1)	14.8(1)	$20.93(1)	Gross
520 Lafayette Road 520 Lafayette Road St. Paul, MN	1923	152,944(1)	100.0%(1)	Minnesota Pollution Control Agency(1)	152,944(1)	16.3(1)	$20.55(1)	Gross
443 Lafayette Road 443 Lafayette Road St. Paul, MN	1919	103,958(1)	100.0%(1)	Minnesota Dept. of Labor and Industry(1)	103,958(1)	16.0(1)	$18.00(1)	Gross
Wells Fargo Place 30 East 7th Street St. Paul, MN	1987	634,895	N/A	Confidential Office	16,589	5.0	$17.50	Net
180 East 5th Street 180 East 5th Street St. Paul, MN	1914	659,230	N/A	Ditech Financial	141,109	11.0	$9.25	Net
Bloomington I 9360 Ensign Avenue Bloomington, MN	1986	38,107	N/A	GSA - US Dept. of Citizenship & Immigration Services	38,107	15.0	$25.74	Gross
Marquette Plaza 250 Marquette Ave Minneapolis, MN	1981	522,656	N/A	Confidential Office	3,604	5.0	$16.00	Net
Wilder Center 451 Lexington Parkway North St. Paul, MN	2007	99,953	N/A	Confidential Office	16,382	2.0	$24.03	Gross
First National Bank Building 332 Minnesota Street St. Paul, MN	1914	646,297	N/A	Confidential Office	7,249	8.0	$19.50	Gross
UBS Plaza 444 Cedar Street St. Paul, MN	1980	224,447	N/A	Confidential Office	5,900	3.1	$10.75	Net
Cray Plaza 174 6th Street East St. Paul, MN	1983	219,313	N/A	Confidential Office	2,514	5.0	$17.50	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lafayette Park Properties:

Cash Flow Analysis
	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14
Total Recoveries	$913,334	$945,600	$989,806	$1,002,319	$1,101,071	$1.63
Other Income	$16,264	$17,139	$14,725	$17,094	$17,037	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	($738,075)	($1.09)
Effective Gross Income	$13,315,312	$13,630,497	$14,021,976	$14,237,742	$14,023,430	$20.70
Total Operating Expenses	$6,492,422	$6,154,369	$5,875,015	$6,228,196	$5,711,066	$8.43
Net Operating Income	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,312,364	$12.27
Capital Expenditures	$0	$0	$0	$0	$128,728	$0.19
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,183,636	$12.08

Occupancy %(1)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.31x
NCF DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.27x
NOI Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	11.0%
NCF Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	10.9%

(1)	UW Occupancy % is based on an underwritten economic vacancy of 5.0%. As of December 1, 2018, the Lafayette Park Properties were 100.0% occupied.

(2)	The debt service coverage ratios and debt yields are based on the Lafayette Park Whole Loan.

Escrows and Reserves. The Lafayette Park Borrowers deposited in escrow at origination (i) $14,617 for insurance premiums, (ii) $47,500 for deferred maintenance and (iii) $1,813,270 for replacement reserves. The Lafayette Park Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $119,211, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $7,309 and (iii) $10,727 for replacement reserves.

Lockbox and Cash Management. A hard lockbox and springing cash management is in place with respect to the Lafayette Park Whole Loan. Pursuant to the Lafayette Park Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the Lafayette Park Borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Lafayette Park Whole Loan documents will be remitted to the Lafayette Park Borrowers.

A “Cash Management Period” will occur upon (i) an event of default under the Lafayette Park Whole Loan; (ii) the failure by the Lafayette Park Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end if (1) the Lafayette Park Whole Loan and all other obligations under the Lafayette Park Whole Loan documents have been repaid in full; (2) in the case of a Cash Management Period triggered by an event described in subclause (i) above only, the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) in the case of a Cash Management Period triggered by an event described in subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period exists, and (C) the debt service coverage ratio is at least equal to 1.25x; or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a cure of a Primary Tenant Sweep Period has occurred and no event that would trigger another Cash Management Period exists.

A “Primary Tenant Sweep Period” will (A) commence upon the earliest to occur of: (i) the earlier of (x) the date that is eighteen months prior to the then scheduled expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) the termination, cancellation or surrender of a Primary Tenant lease or any Lafayette Park Borrowers’ receipt of notice by a Primary Tenant of its intent to effect a termination, cancellation or surrender of its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the Primary Tenant premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease; and (v) the date upon which any Primary Tenant or the State of Minnesota becomes a debtor in any bankruptcy action and (B) end at such time, if ever, upon the occurrence of a cure of a Primary Tenant Sweep Period.

A “Primary Tenant” means the State of Minnesota and thereafter any acceptable replacement tenant thereof under a Primary Tenant lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Lafayette Park Borrowers have the option to release any Lafayette Park Property upon a bona fide sale of such property to a third party, provided that each of the conditions set forth in the Lafayette Park Whole Loan documents, including the following conditions are satisfied: (i) the sale of such Lafayette Park Property is pursuant to an arms’ length agreement with a third party that is not an affiliate of any of the Lafayette Park Borrowers or Master Lessees; (ii) the Lafayette Park Borrowers pay 125% of the allocated loan amount for each Lafayette Park Property to be released together with all accrued and unpaid interest on the principal being prepaid; (iii) no event of default is continuing; (iv) the debt yield is not less than the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

greater of (a) the debt yield immediately prior to such release and (b) the debt yield at the origination of the Lafayette Park Whole Loan; (v) the loan-to-value ratio is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at the origination of the Lafayette Park Whole Loan; (vi) the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at the origination of the Lafayette Park Whole Loan; and (vii) the Lafayette Park Borrowers give the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the Lafayette Park Whole Loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the Lafayette Park Whole Loan.

Terrorism Insurance. The Lafayette Park Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that cover perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Riverwalk II
350 Merrimack Street
Lawrence, MA 01843
LAWRENCE
Methuen
Haverhill
North Andover
Andover
South Lawrence
DOWNTOWN LAWRENCE
ESSEX COUNTY
Portsmouth, NH 30 miles
Boston 20 miles
Merrimack River
Lake Cochichewick
Lawrence Municipal Airport
Holy Family Hospital-Methuen
Lawrence General Hospital
Lawrence District Court
Museum Square
Essex Plaza
O'LEARY BRIDGE
Merrimac Plaza
Smith & Nephew Inc.
Greater Lawrence Technical School
Draeger
Eisai
MKS Instruments
Massachusetts School of Law at Andover
Polycom
Shawsheen Park
Plaza 114
Stadium Plaza
North Andover Mall
Den Rock Park
Weir Hill Reservation
Andover Country Club
Shawsheen Plaza
Merrimack College
Addison Gallery of American Art
Phillips Academy
Haggetts Pond
Indian Ridge Country Club
Raytheon
DOWNTOWN ANDOVER
ANDOVER
LAWRENCE
MBTA HAVERHILL LINE
Northern Expwy
Loop Connector
The Loop
Atlantic Ocean
NEW HAMPSHIRE
MAINE
MASS.
CONN.
BOSTON
Manchester
Nashua
Lowell
Lawrence
Haverhill
Concord
Portsmouth
Worcester
Framingham
Cambridge
Lynn
Salem
Quincy
Brockton
Providence
Pawtucket
Cranston
Warwick
Taunton
Fall River
New Bedford
Gloucester
Cape Cod Bay
Massachusetts Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lawrence, MA 01843
				General Property Type:	Office
Original Balance(1):	$35,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$35,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	1900, 1906, 2014/2014-2018
Loan Purpose:	Refinance			Size:	538,338 SF
Borrower Sponsor:	Salvatore N. Lupoli			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	5.35675%			Maturity Date Balance per SF(1):	$99
Note Date:	11/6/2018			Property Manager:	JeNet Management, LLC
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$6,124,772
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Type(1):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.80x (IO)	1.46x (P&I)
Additional Debt Balance(1):	$25,000,000/$5,000,000			Most Recent NOI(4):	$4,539,817 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.6% (11/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Replacements:	$120,000	Springing	$75,000	Appraised Value (as of):	$93,800,000 (10/2/2018)
TI/LC:	$800,000	Springing	$600,000	Cut-off Date LTV Ratio(1):	64.0%
Free Rent:	$142,890	$0	N/A	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$60,000,000	92.3%	Loan Payoff:	$51,810,426	79.7%
Mezzanine Loan(1):	$5,000,000	7.7%	Reserves:	$1,062,890	1.6%
			Closing Costs:	$585,239	0.9%
			Return of Equity(5):	$11,541,445	17.8%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The Riverwalk II Mortgage Loan (as defined below) is part of the Riverwalk II Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan was originated concurrently with the Riverwalk II Mezzanine Loan (as defined below) with an original principal balance of $5.0 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan are $121, $109, 9.4%, 10.5%, 1.31x, 69.3% and 62.4%, respectively.

(2)	Prior to the open prepayment date of September 6, 2028, the Riverwalk II Borrower (as defined below) has the right to defease the Riverwalk II Whole Loan after the earlier to occur of (a) December 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Riverwalk II Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 25 payments is based on the closing date of this transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The buildings comprising the Riverwalk II Property (as defined below) were either developed or renovated in 2014-2018. The increase from Most Recent NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional SF came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(5)	The borrower sponsor has invested approximately $69.8 million to fully renovate the Riverwalk II Property, along with $6.7 million in tenant improvement and leasing commissions, resulting in a total cost basis of approximately $85.5 million.

The Mortgage Loan. The fourth largest mortgage loan (the “Riverwalk II Mortgage Loan”) is part of a whole loan (the “Riverwalk II Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan is secured by a first priority mortgage encumbering the Riverwalk II Borrower’s fee interest in three suburban office building properties totaling 538,338 SF located in the Lawrence, Massachusetts (collectively, the “Riverwalk II Property”). Promissory Notes A-1, A-2 and A-5, with an aggregate original principal balance of $35,000,000, collectively represent the Riverwalk II Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Riverwalk II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Riverwalk II Whole Loan. including the remaining promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Riverwalk II Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$15,000,000	$15,000,000	UBS 2018-C14	Yes
Note A-2	$15,000,000	$15,000,000	UBS 2018-C14	No
Note A-3(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-4(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6(1)	$5,000,000	$5,000,000	CGCMT 2018-C6	No
Total	$60,000,000	$60,000,000

(1)	Note A-3, Note A-4 and Note A-6 are currently held by CCRE and are expected to be contributed to the CGCMT 2018-C6 securitization transaction. The CGCMT 2018-C6 securitization transaction is scheduled to close on or about December 11, 2018.

The proceeds of the Riverwalk II Whole Loan, together with a mezzanine loan with an original principal balance of $5,000,000 (the “Riverwalk II Mezzanine Loan”), were used to refinance the Riverwalk II Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 280 Riverwalk Development, LLC (the owner of the 280 Merrimack Property (as defined below)), 290 Riverwalk Development, LLC (the owner of the 290 Merrimack Property (as defined below)) and 350 Riverwalk Development, LLC (the owner of the 350 Merrimack Property (as defined below)) (collectively, the “Riverwalk II Borrower”), each a single-purpose Massachusetts limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Riverwalk II Borrower delivered a non-consolidation opinion in connection with the origination of the Riverwalk II Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Riverwalk II Whole Loan is Salvatore N. Lupoli.

Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

The Riverwalk II Whole Loan is recourse to the guarantor, Salvatore N. Lupoli, for $6,000,000, until such time as (a) the NxStage (as defined below) lease has been renewed at least two years beyond the Riverwalk II Whole Loan term, (b) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (c) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents.

The Property. The Riverwalk II Property is comprised of three office buildings totaling 538,338 SF that are located at 280 Merrimack Street (the “280 Merrimack Property”), 290 Merrimack Street (the “290 Merrimack Property”) and 350 Merrimack Street (the “350 Merrimack Property”), each of which is located along the Merrimack River and within the greater Riverwalk development in Lawrence, Massachusetts (the “Riverwalk Development”). The Riverwalk Development is a 3.6 million SF live-work-play campus, comprised of over 1.0 million SF of office space with more than 200 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018.

The 280 Merrimack Property is a seven-story, 337,322 SF office building built in 1906 as an industrial mill building, which was fully renovated in 2014. The building features a 9,900 SF fitness center as well as other retail spaces (9,902 SF) on the ground floor. The second through sixth floors are used as professional office spaces. Notable tenants include the Department of Developmental Services, the Department of Mental Health and the Department of Children and Families.

The 290 Merrimack Property is a two-story, 60,601 SF office building built in 2014. The building includes 15,358 SF of ground floor retail space and serves as the headquarters for the Lupoli Companies, an affiliate of the borrower sponsor. Other tenants include insurance agencies and accounting, banking and medical offices.

The 350 Merrimack Property is a seven-story, 141,200 SF office building built in 1900 as an industrial mill building, which was fully renovated in 2014. The building is solely occupied and leased by NxStage.

As of November 1, 2018, the Riverwalk II Property was 96.6% occupied by 51 tenants with no tenant other than NxStage occupying more than 10.8% of NRA. Tenants at the Riverwalk II Property have access to 932 parking spaces (1.7 spaces per 1,000 SF).

Major Tenants.

NxStage Medical, Inc. (“NxStage”) (141,200 SF, 26.2% of NRA, 27.0% of underwritten base rent). Headquartered at the Riverwalk II Property, NxStage (NYSE: NXTM) is a medical technology company that develops, manufactures and markets products and services for patients suffering from chronic or acute kidney failure. Through its international network of affiliates and distribution partners, NxStage has patients in 21 countries as well as manufacturing facilities in Mexico, Germany and Italy. As of December 31, 2017, NxStage reported total revenues of approximately $393.9 million with 3,800 employees. On August 7, 2017, NxStage entered into a merger agreement with Fresenius Medical Care Holdings, Inc. (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) and the parties are in the process of satisfying the conditions for closing the transaction.

NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease at any time with 12 months’ prior notice. Additionally, NxStage has a right of first offer in connection with a sale of the 350 Merrimack Property. Such right applies if only the 350 Merrimack Property is sold (which is permitted pursuant to the partial release provision in the Riverwalk II Whole Loan documents), and does not apply to the sale of the entire Riverwalk II Property. The right of first offer does not apply to a foreclosure or similar remedy. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

In the event that NxStage exercises a termination option pursuant to its lease a provision in the guaranty provided by Salvatore N. Lupoli, the guarantor, will be triggered and the guarantor will be required to guaranty the payment of the rent that would otherwise be due under the NxStage lease for the remainder of the lease term. Such guaranty will continue until such time as (a) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (b) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents. However, such guaranty will not apply to the extent that, as of the time any such guarantied rent would be payable, the Riverwalk II Property supports an annualized debt service coverage ratio of at least 1.20x based on the aggregate debt service under the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan and excluding the guarantied rents for purposes of such calculation.

Elder Services (58,149 SF, 10.8% of NRA, 9.1% of underwritten base rent). Elder Services is a private non-profit agency serving elders and disabled adults who reside in North Massachusetts. Established in 1974 and headquartered at the Riverwalk II Property, Elder Services contracts with over 70 different care providers to serve thousands of elders and family members each day. Elder Services has been a tenant at the Riverwalk II Property since 2014 and has a lease expiration in September 2024 with no renewal or termination options.

Lupoli Companies (44,743 SF, 8.3% of NRA, 11.5% of underwritten base rent). Headquartered at the Riverwalk II Property, Lupoli Companies, an affiliate of the borrower sponsor, consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Lupoli Companies has a lease expiration in December 2033 with no renewal or termination options.

The following table presents certain information relating to the leases at the Riverwalk II Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(2)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
NxStage Medical, Inc.(4)	NR/NR/NR	141,200	26.2%	$2,047,400	27.0%	$14.50	5/31/2023
Elder Services	NR/NR/NR	58,149	10.8%	$688,482	9.1%	$11.84	9/3/2024
Lupoli Companies(5)	NR/NR/NR	44,743	8.3%	$872,545	11.5%	$19.50	12/31/2033
Department of Children & Families	NR/NR/NR	43,854	8.1%	$606,748	8.0%	$13.84	6/30/2023
Mentor(6)	NR/NR/NR	30,423	5.7%	$397,324	5.2%	$13.06	12/31/2025
Subtotal/Wtd. Avg.		318,369	59.1%	$4,612,499	60.8%	$14.49
Remaining Tenants		201,552	37.4%	$2,973,228	39.2%	$14.75
Vacant		18,417	3.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		538,338	100.0%	$7,585,727	100.0%	$14.59

(1)	Information is based on the underwritten rent roll.

(2)	Approximately 11.0% of NRA is leased to affiliates of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease with 12 months’ prior notice.

(5)	Lupoli Companies is affiliated with the borrower sponsor.

(6)	Mentor executed a seven-year lease in December 2017. It is expected that Mentor will take occupancy of the space by January 1, 2019, and the rent commencement date under the lease is the first day of the fourth month after the Riverwalk II Borrower delivers the premises in accordance with Mentor’s lease. Mentor may terminate its lease at any time after the expiration of the 60th month with nine months’ written notice and a termination fee subject to the terms of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Riverwalk II Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	8	27,488	5.1%	5.1%	$11.39	$313,072	4.1%	4.1%
2020	11	36,879	6.9%	12.0%	$13.28	$489,911	6.5%	10.6%
2021	7	13,185	2.4%	14.4%	$19.97	$263,353	3.5%	14.1%
2022	7	27,457	5.1%	19.5%	$14.14	$388,139	5.1%	19.2%
2023	11	237,304	44.1%	63.6%	$14.30	$3,394,448	44.7%	63.9%
2024	6	78,984	14.7%	78.3%	$12.81	$1,011,978	13.3%	77.3%
2025	1	30,423	5.7%	83.9%	$13.06	$397,324	5.2%	82.5%
2026	1	8,242	1.5%	85.4%	$19.25	$158,659	2.1%	84.6%
2027	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2028	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2029 & Beyond	6	59,959	11.1%	96.6%	$19.49	$1,168,843	15.4%	100.0%
Vacant	0	18,417	3.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	58	538,338	100.0%		$14.59	$7,585,727	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Approximately 11.0% of NRA is leased to an affiliate of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Riverwalk II Property is located off Interstate 495 in Lawrence, Massachusetts, within Essex County, which is part of the Boston metropolitan statistical area. Lawrence is a city located approximately 10 miles southwest of Haverhill, 20 miles northwest of Salem, and 29 miles north of Boston. Major highways serving the city include Interstate 495 and State Route 28. Air transportation is provided by Lawrence Municipal Airport, located approximately three miles northeast of the city’s central business district. The Greater Boston Area is the 10th largest metropolitan area in the United States, with a population of approximately 4.7 million people.

Lawrence is an urban city, with a manufacturing-based economy that accounts for 35% of the city’s land use. Lawrence is a textile hub, with Malden Mills, KGR Incorporated, Cardinal Shoe, and Grieco Brothers as the most notable companies in the industry. Most of the industrial uses in Lawrence are concentrated along the Merrimack River with an industrial park located in the southwestern portion of the city. Large industries in Lawrence include the healthcare, technology and wholesale/retail trade industries. Lawrence is home to Lawrence General Hospital, a private non-profit community hospital with a total of 189 staffed beds. Retail presence is primarily concentrated within the central business district of Lawrence and along State Route 28, featuring restaurants, offices, car dealerships, big box retailers, and locally owned retail businesses.

According to a third party research report, the 2017 population within a one-, three- and five-mile radius of the Riverwalk II Property is 28,938, 139,391 and 192,199, respectively. The 2017 average household income within a one-, three- and five-mile radius of the Riverwalk II Property is $55,572, $77,429 and $95,510, respectively.

The Riverwalk II Property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,391,750 SF of inventory with 88,000 SF of planned new construction and experienced a positive net absorption of 463,390 SF during 2017. As of the end of 2017, the average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.5%, compared to the Riverwalk II Property’s average underwritten rental rate of $14.56 PSF and 5.0% vacancy rate. As of June 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively. The appraiser concluded a 5.0% vacancy rate for the Riverwalk II Property.

Market Rent Conclusions

Category	Size (SF)	Occupancy	In-Place Rent	Market Rent	In-Place vs. Market Rent
Office Large	141,200	100.0%	$14.09	$15.00	-6.1%
Office Class A	95,545	100.0%	$17.92	$22.00	-18.5%
Office Class B	256,102	92.8%	$13.39	$19.00	-29.5%
Retail	24,460	100.0%	$18.86	$20.00	-5.7%
Storage	21,031	100.0%	$5.25	$10.00	-47.5%
Total	538,338	96.6%	$14.34	$18.15	-21.0%

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk II Property:

Cash Flow Analysis(1)

	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$6,040,855	$7,937,939	$14.75
Total Recoveries	N/A	N/A	N/A	$1,138,287	$1,587,545	$2.95
Other Income	N/A	N/A	N/A	$0	$173,777	$0.32
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($476,274)	($0.88)
Effective Gross Income	N/A	N/A	N/A	$7,179,142	$9,222,987	$17.13
Total Operating Expenses(4)	N/A	N/A	N/A	$2,639,325	$3,098,215	$5.76
Net Operating Income	N/A	N/A	N/A	$4,539,817	$6,124,772	$11.38
Capital Expenditures	N/A	N/A	N/A	$0	$53,834	$0.10
TI/LC	N/A	N/A	N/A	$0	$215,335	$0.40
Net Cash Flow	N/A	N/A	N/A	$4,539,817	$5,855,603	$10.88

Occupancy %(3)	N/A	N/A	N/A	96.6%	95.0%
NOI DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.52x
NCF DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.46x
NOI Debt Yield(5)	N/A	N/A	N/A	7.6%	10.2%
NCF Debt Yield(5)	N/A	N/A	N/A	7.6%	9.8%

(1)	The buildings comprising the Riverwalk II Property were either developed or renovated in 2014-2018. The increase from 8/31/2018 TTM NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional square footage came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $352,212 and (ii) rent steps through November 2019 of $155,214.

(3)	UW Occupancy % is based on economic vacancy of 5.0%, which is in-line with the appraiser’s conclusion. As of November 1, 2018, the Riverwalk II Property was 96.6% leased.

(4)	The Riverwalk II Property benefits from a tax incentive financing (“TIF”), which was established in 2009 and expires in 2024. The 10-year average taxes of $444,695 was underwritten.

(5)	Debt service coverage ratios and debt yields are based on the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan.

Escrows and Reserves. At origination, the Riverwalk II Borrower deposited (i) $800,000 for future tenant improvements and leasing commissions, (ii) $120,000 into a replacement reserve, and (iii) $142,890 for free rent associated with the Mentor ($141,390) and Rooted Salon & Apothecary ($1,500) leases. The Riverwalk II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect to the tax escrow, the Riverwalk II Borrower has provided evidence to the lender that it has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk II Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect. In addition, the Riverwalk II Borrower is required to escrow monthly, (i) replacement reserves of $4,423, in the event that the balance of the replacement reserve account is less than $50,000, subject to a cap of $75,000 and (ii) a tenant improvements and leasing commissions reserve of $22,464, in the event that the tenant improvement and leasing commissions account contains less than $400,000, subject to a cap of $600,000.

Lockbox and Cash Management. The Riverwalk II Whole Loan is structured with a springing hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). Additionally, during the continuance of a Cash Management Period, all excess cash flow is required to be swept into a lender controlled excess cash flow account.

A “Cash Management Period” will occur upon (i) an event of default; (ii) any bankruptcy action involving the Riverwalk II Borrower, the guarantor or the affiliated property manager, (iii) the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan falling below 1.15x for two consecutive calendar quarters, and will continue until such time that the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters; (iv) a Lease Trigger Period (as defined below); or (v) a default under the Riverwalk II Mezzanine Loan. However, with respect to clause (i) above, the Riverwalk II Whole Loan documents provide that a Cash Management Period will not be triggered for the first two instances where the Riverwalk II Borrower pays principal and interest after the due date but before the 10th of the relevant month.

A “Lease Trigger Period” will occur with respect to NxStage or any replacement tenant (that occupies at least 40,000 SF or represents more than 10% of the rents at the Riverwalk II Property) upon the earlier of (i) 18 months prior to the tenant’s lease expiration, (ii) the date upon which the tenant is required to notify the landlord of its intent to either renew or terminate its lease, (iii) the date the tenant fails to continuously operate at the Riverwalk II Property, (iv) the date upon which the tenant is the subject of a bankruptcy action or (v) the date upon which the tenant’s lease terminates or the tenant gives notice of its intent to terminate the lease.

With respect to clauses (i) and (ii) of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $1.5 million in the form of cash or an acceptable letter of credit to delay the cash flow sweep until nine months prior to the tenant’s lease expiration. The Riverwalk II Borrower may post an additional $1.5 million (for a total of $3.0 million) to prevent the cash flow sweep in its entirety.

With respect to clause (v), of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $3.0 million as cash or an acceptable letter of credit to avoid a cash flow sweep due to a tenant’s notice of its intent to terminate its lease.

In addition, the Riverwalk II Borrower may prevent a cash flow sweep tied to any Lease Trigger Period if the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan without the applicable tenant’s rent is at least 1.20x or if the Riverwalk II Borrower deposits with the lender an amount which, if applied to prepay the debt, would result in an annualized debt service coverage ratio of 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan. Concurrent with the origination of the Riverwalk II Whole Loan, Arbor Realty Mezz Holdings LLC originated the Riverwalk II Mezzanine Loan, which is secured by the direct equity ownership in the Riverwalk II Borrower. The Riverwalk II Mezzanine Loan has an original principal balance of $5,000,000, has a coupon of 9.0000% per annum and is coterminous with the Riverwalk II Whole Loan. Including the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 69.3%, 1.31x, and 9.4%, respectively. The Riverwalk II Whole Loan lender and the Riverwalk II Mezzanine Loan lender have entered into an intercreditor agreement. The Riverwalk II Mezzanine Loan may be prepaid in full without penalty at any time during the first eight years of the Riverwalk II Mezzanine Loan term.

Release of Property. The Riverwalk II Whole Loan documents permit the Riverwalk II Borrower to obtain the release of the 350 Merrimack Property at any time after the Permitted Defeasance Date upon, among other things, the delivery defeasance collateral in an amount at least equal to 115% of the allocated loan amount for 350 Merrimack Property provided that, after giving effect to the release: (i) the debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or greater than 1.31x and (ii) the loan-to-value ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or less than 69.3%. The allocated loan amount for the 350 Merrimack Property is $16,600,000.

Tax Increment Financing Agreement. The Riverwalk II Property benefits from a TIF, which has a 15-year term running from July 1, 2009 to June 30, 2024. The TIF exemption applies to the incremental difference between the base values for the Riverwalk II Property and the then-current assessed values. The TIF exemption would also apply to any special assessments or betterments applicable to the Riverwalk II Property. The original base valuations were (a) $3,000,000 for the 280 Merrimack Property, (b) $1,373,600 for the 290 Merrimack Property and (c) $1,414,400 for the 350 Merrimack Property. The Riverwalk II Property is subject to full taxation on the base values, with partial exemptions on the incremental increases in valuation. The base valuations are adjusted annually by an adjustment factor that reflects increased commercial and industrial properties within the community. The exemption schedule applicable to the incremental increase is as follows: 100% for years 1-3; 90% for years 4-6; 80% for years 7-9; 70% for year 10; 60% for year 11; 50% for year 12; 40% for year 13; 30% for year 14; and 20% for year 15.

Terrorism Insurance. The Riverwalk II Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Riverwalk II Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

King Lake
Valley
Waterloo
Elkhorn
DOUGLAS COUNTY
Central Omaha
Boys Town
West Omaha
OMAHA
Ralston
Chalco
La Vista
Papillion
Gretna
SARPY COUNTY
CASS COUNTY
Platte River
Elkhorn River
AMTRAK
Fort St
Blondo St
Dodge Rd
Pacific St
Center Rd
F St
Q St
L St
Giles Rd
Cornhusker Rd
Lincoln Rd
Angus Rd
Capehart Rd
Platteview Rd
Buffalo Rd
Nebraska Lake
Prairie Queen Recreation Area
Werner Park
Sumtur Amphitheater
Walnut Creek Lake & Recreation
Tiburon Golf Club
Schramm Park
Quarry Oaks Golf Club
Indian Creek Golf Course
Shadow Ridge Golf Course
Tranquility Park
Village Pointe
Oakview Mall
Westroads Mall
Westwood Plaza
L Street Marketplace
Kellogg's
Millard Airport
Shops of Legacy
Ridgeview Shopping Center
Edward Zorinsky Lake Recr. Area
Metropolitan Community College - Elkhorn
Children's Hospital of Omaha
Nebraska Medical College
Crossroads Mall
University of Nebraska Omaha
Downtown Omaha 6 miles →
Shadow Lake Towne Center
Nebraska Crossing
21209 Nebraska Crossing Drive
Gretna, NE 68028
SOUTH DAKOTA
NEBRASKA
IOWA
KANSAS
MINN.
SIOUX FALLS
Sioux City
Mitchell
Yankton
Valentine
Norfolk
Fremont
Columbus
North Platte
Grand Island
Kearney
Hastings
LINCOLN
Beatrice
Nebraska City
Bellevue
Gretna
McCook
Colby
Concordia
TOPEKA
Oakley
Hays
Salina

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Gretna, NE 68028
				General Property Type:	Retail
Original Balance(1):	$35,000,000			Detailed Property Type:	Outlet Center
Cut-off Date Balance(1):	$35,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	2013/N/A
Loan Purpose:	Refinance			Size:	367,047 SF
Borrower Sponsor:	Rod Yates			Cut-off Date Balance per SF(1):	$195
Mortgage Rate:	5.2100%			Maturity Date Balance per SF(1):	$180
Note Date:	10/31/2018			Property Manager:	OTB Management Company, LLC
First Payment Date:	12/1/2018
Maturity Date:	11/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$9,061,833
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.7%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x (IO)	1.82x (P&I)
Additional Debt Balance(1):	$36,500,000			Most Recent NOI(4):	$8,910,796 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$8,744,240 (12/31/2017)
Reserves(3)				3rd Most Recent NOI(4):	$9,487,512 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.0% (10/10/2018)
RE Tax:	$536,831	$134,208	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$17,831	$8,916	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Outstanding Tenant Improvements:	$500,000	$0	N/A	Appraised Value (as of):	$150,000,000 (5/18/2018)
Replacements:	$4,588	$4,588	$120,000	Cut-off Date LTV Ratio(1):	47.7%
TI/LC:	$37,057	$37,057	N/A	Maturity Date LTV Ratio(1):	44.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$71,500,000	79.1%	Loan Payoff:	$68,669,327	75.9%
Borrower Sponsor Cash Contribution:	$18,933,775	20.9%	Reserves:	$1,096,307	1.2%
			Closing Costs:	$749,648	0.8%
			Recapitalization:	$19,918,493	22.0%
Total Sources:	$90,433,775	100.0%	Total Uses:	$90,433,775	100.0%

(1)	The Nebraska Crossing Mortgage Loan (as defined below) is part of the Nebraska Crossing Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Nebraska Crossing Whole Loan.

(2)	The lockout period will be 25 payment periods, beginning with and including the first payment date of December 1, 2018. Defeasance of the Nebraska Crossing Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 31, 2021. The assumed lockout period of 25 payment periods is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

The Mortgage Loan. The fifth largest mortgage loan (the “Nebraska Crossing Mortgage Loan”) is part of a whole loan (the “Nebraska Crossing Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original balance of $71,500,000 secured by a first mortgage encumbering the fee interest in a 367,047 SF regional outlet center located in Gretna, Nebraska (the “Nebraska Crossing Property”). Promissory Note A-1, with an original principal balance of $35,000,000, represents the Nebraska Crossing Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Nebraska Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Nebraska Crossing Whole Loan, including the remaining promissory notes, which are currently held by Société Générale, and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Nebraska Crossing Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	UBS 2018-C14	Yes
A-2	$20,000,000	$20,000,000	Société Générale	No
A-3	$8,500,000	$8,500,000	Société Générale	No
A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$71,500,000	$71,500,000

The proceeds of the Nebraska Crossing Whole Loan were used to refinance the Nebraska Crossing Property, fund reserves, pay closing costs and recapitalize the borrower sponsor’s investment in the Nebraska Crossing Property.

The Borrower and the Borrower Sponsor. The borrower is Omaha Outlets SPE, LLC (the “Nebraska Crossing Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Nebraska Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Nebraska Crossing Whole Loan. The Nebraska Crossing Borrower is indirectly owned and controlled by Rod Yates, the borrower sponsor and non-recourse carve-out guarantor of the Nebraska Crossing Whole Loan.

Rod Yates is the principal and founder of OTB Destination, an advisory and development company based in Omaha, Nebraska. In addition to the Nebraska Crossing Property, other notable OTB Destination projects include the $100 million redevelopment of Foothills Mall in Tucson, Arizona, seven ground-up retail developments in Phoenix, Arizona, the $200 million Legends Outlets in Kansas City, Kansas, and the anticipated $400 million redevelopment of Crossroads Village in Omaha, Nebraska.

The Property. The Nebraska Crossing Property consists of a Class A, 367,047 SF open-air regional outlet center and is the only outlet center in the state of Nebraska. The Nebraska Crossing Property’s improvements consist of 13 buildings on a 38.56-acre parcel of land located approximately 20 miles southwest of the Omaha central business district and 30 miles northeast from the Lincoln central business district. According to the appraisal, the Nebraska Crossing Property is strategically located with excellent visibility from Interstate 80 between the Omaha and Lincoln metropolitan statistical areas, the major economic centers of Nebraska.

In March of 2013, Rodney Yates had the original improvements on the Nebraska Crossing site demolished and developed the Nebraska Crossing Property. Within nine months of such demolition, Rod Yates held a grand opening of the Nebraska Crossing Property in November 2013. The Nebraska Crossing Property was 80% pre-leased at its opening and reached 100.0% occupancy in the first two years. The success of the first phase of the development led to the first expansion in March 2016 and the second expansion that is underway and is expected to be completed in 2019.

The Nebraska Crossing Property also features a data gathering infrastructure with a network of 350 beacon sensors that track consumer traffic through the Nebraska Crossing Property as well as what state the customers reside in. To date, 425,000 people have downloaded the application that was designed for the borrower sponsor by a team comprised of a NASA engineer and the engineer who designed the Starbucks sales application. Over 100 beacons are located throughout the common areas and in every tenant suite at the Nebraska Crossing Property. There are over eight digital directories collecting brand affinity data from shoppers and offering personalized promotions. Digital billboards also point consumers to specific retailers through an interactive game where customers choose style preferences from a series of pictures and an algorithm provides brands at the Nebraska Crossing Property that would most likely appeal to their preferences.

The Nebraska Crossing Property was 99.0% leased as of October 10, 2018 to 78 permanent retail and restaurant tenants. Since 2015, the Nebraska Crossing Property has maintained an average occupancy of approximately 99.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents certain information relating to the tenancy at the Nebraska Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	8/31/2018 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Major Tenants
H&M(4)	NR/NR/NR	24,000	6.5%	$0	0.0%	$0.00	$3,014,987	$126	3.7%	1/31/2028
Under Armour(5)	NR/Baa3/BB	16,082	4.4%	$0	0.0%	$0.00	$11,911,601	$741	6.2%	1/31/2024
Old Navy	NR/Baa2/BB+	15,231	4.1%	$319,851	4.1%	$21.00	$4,493,663	$295	9.2%	4/30/2024
Forever 21(6)	NR/NR/NR	15,114	4.1%	$399,916	5.1%	$26.46	$1,856,285	$123	24.3%	1/31/2024
Nike	NR/A1/AA-	15,001	4.1%	$315,021	4.1%	$21.00	$12,850,330	$857	2.8%	1/31/2024
Polo Ralph Lauren(7)	NR/A2/A-	13,000	3.5%	$0	0.0%	$0.00	$3,123,912	$240	3.0%	11/30/2023
Ulta Beauty, Inc.(8)	NR/NR/NR	10,037	2.7%	$240,888	3.1%	$24.00	$2,897,823	$289	9.4%	4/30/2027
Subtotal/Wtd. Avg.		108,465	29.6%	$1,275,676	16.4%	$23.03(9)
Remaining Tenants		254,730	69.4%	$6,495,855	83.6%	$28.96(10)
Vacant		3,852	1.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		367,047	100.0%	$7,771,531	100.0%	$21.40(10)

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Percentage rent tenants include H&M, Under Armour, Polo Ralph Lauren, Coach, J. Crew, Michael Kors, Famous Footwear, Kate Spade, Steve Madden, and Scooters. Each tenant’s percentage rent was calculated according to their lease terms multiplied by their actual 8/31/2018 TTM sales for all of the tenants except for H&M, which is new to the Nebraska Crossing Property. In the case of H&M, its 10.5 months of sales were annualized.

(4)	H&M has the option to terminate its lease if gross sales are less than or equal to $5.0 million during any lease year after the fifth year.

(5)	Under Armour has the option to terminate its lease if gross sales are less than or equal to $350 PSF during any lease year after the fourth year.

(6)	Forever 21 has the option to terminate its lease for the 60-day period beginning November 15, 2018 and ending on January 14, 2019.

(7)	Polo Ralph Lauren has an annual option to terminate its lease that is effective for a 60-day period beginning November 15 of each calendar year (beginning in 2018) and ending on January 14 of the following calendar year if gross sales are less than or equal to $500 PSF during any lease year after the second year. Polo Ralph Lauren is expected to have an active option to terminate its lease beginning November 15, 2018 that will end on January 14, 2019.

(8)	Ulta Beauty, Inc. has the option to terminate its lease if gross sales are less than or equal to $3.25 million during any lease year after the fifth year.

(9)	Wtd. Avg. Annual UW Base Rent PSF excludes SF for tenants who pay percentage rent in lieu of base rent.

(10)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space as well as the SF for tenants who pay percentage rent in lieu of base rent.

The following table presents certain information relating to the lease rollover schedule at the Nebraska Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2018	3	8,087	2.2%	2.2%	$30.32	$245,235	3.2%	3.2%
2019	3	11,003	3.0%	5.2%	$27.60	$303,700	3.9%	7.1%
2020	3	5,026	1.4%	6.6%	$35.57	$178,773	2.3%	9.4%
2021	1	4,497	1.2%	7.8%	$29.71	$133,606	1.7%	11.1%
2022	1	1,234	0.3%	8.1%	$30.35	$37,452	0.5%	11.6%
2023	20	81,760	22.3%	30.4%	$20.96	$1,713,742	22.1%	33.6%
2024	33	181,090	49.3%	79.7%	$20.10	$3,640,491	46.8%	80.5%
2025	5	9,085	2.5%	82.2%	$46.32	$420,783	5.4%	85.9%
2026	4	15,369	4.2%	86.4%	$32.23	$495,335	6.4%	92.2%
2027	1	10,037	2.7%	89.1%	$24.00	$240,888	3.1%	95.3%
2028	2	28,000	7.6%	96.8%	$4.29	$120,000	1.5%	96.9%
2029 & Beyond	2	8,007	2.2%	99.0%	$30.16	$241,526	3.1%	100.0%
Vacant	0	3,852	1.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	78	367,047	100.0%		$21.40	$7,771,531	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space as well as SF for tenants who pay percentage rent in lieu of base rent.

(4)	Total UW Base Rent Rolling includes the Pinnacle Bank ATM underwritten rent, which has a lease in place through March 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents historical occupancy percentages at the Nebraska Crossing Property:

Historical Occupancy
12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/10/2018(2)
84.0%	100.0%	100.%	99.0%	99.0%

(1)	Information obtained from the Nebraska Crossing Borrower.

(2)	Information is based on the underwritten rent roll.

The following table presents historical tenant sales at the Nebraska Crossing Property:

Tenant Sales
	2014(1)			2015(2)			2016(3)			2017(4)			8/31/2018 TTM (5)
	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost
All Tenants	$92,760,550	$381	7.9%	$96,772,749	$397	8.1%	$113,739,361	$395	8.6%	$121,121,998	$395	9.0%	$121,170,546	$387	9.3%
Major (>10,000 SF)	$26,678,486	$451	5.5%	$31,240,924	$528	5.3%	$35,805,686	$481	5.9%	$35,890,968	$482	5.8%	$34,235,791	$460	6.0%
Inline (<10,000 SF)	$66,082,064	$358	8.9%	$65,531,824	$355	9.4%	$77,933,675	$365	9.8%	$85,231,030	$367	10.4%	$86,934,755	$365	10.5%

(1)	2014 Sales represent tenants in occupancy from 1/1/14 to 12/31/14.

(2)	2015 Sales represent tenants in occupancy from 1/1/2014 to 12/31/2015.

(3)	2016 Sales represent tenants in occupancy from 1/1/2015 to 12/31/2016.

(4)	2017 Sales represent tenants in occupancy from 1/1/2016 to 12/31/2017.

(5)	8/31/2018 TTM Sales represent tenants in occupancy from 1/1/2017 to 8/31/2018.

The Market. The Nebraska Crossing Property is located in Gretna, Nebraska, which is situated approximately 20 miles west of Omaha, Nebraska and approximately 30 miles east of Lincoln, Nebraska. The Nebraska Crossing Property is located at the intersection of Interstate 80 and Highway 31. Interstate 80 is one of two coast-to-coast interstates in the United States and provides regional access to Omaha and Lincoln. Highway 31, a north/south arterial, provides access to Gretna and rural southeast Nebraska. According to the appraisal, combined traffic counts along the interstate and highway exceed approximately 120,000 vehicles per day. Highway 370, an east/west arterial located four miles north of the Nebraska Crossing Property, provides the most direct route through the southern portion of the Omaha metropolitan statistical area (“Omaha MSA”). According to the appraisal, the Nebraska Crossing Property benefits from good regional accessibility, as well as being the only outlet center in the state of Nebraska.

According to the appraisal, the Omaha MSA’s largest employers include education and health services, government, information, trade, transportation and utilities and financial activities. Omaha’s lack of dependence on financial industries and foundation in agriculture and biofuels insulated it from the volatility of the national economy and, in its expansion, the Omaha regional economy is diversifying its core industries. Despite the Omaha MSA’s diverse industry mix, its top employers are concentrated in the healthcare industry. In addition to being the Omaha MSA’s second largest private industry, half of the ten largest Omaha employers are education and health services employers. In addition, the metro area is the home to five Fortune 500 companies including ConAgra Foods, Union Pacific, Peter Kiewit and Sons’, Inc., Mutual of Omaha Companies and Berkshire Hathaway, Inc. As of February 2018, the Bureau of Labor Statistics reported an unemployment rate of 3.1% for the Omaha MSA. Comparatively, the unemployment rate over the same period of time for Nebraska and the nation were 2.8% and 4.1%, respectively.

According to the appraisal, Lincoln is the state capital and second largest city in Nebraska. Due to Lincoln’s central geographic location within the continental United States, Lincoln and the Lincoln metropolitan statistical area (“Lincoln MSA”) are major commercial and transportation hub. Interstate 80 borders the northwestern edge of Lincoln, connecting Lincoln to Chicago to the east and Salt Lake City to the west. According to the appraisal, the Lincoln MSA benefits from a well-educated and inexpensive workforce and good transportation infrastructure. Several colleges and universities are located around the Lincoln MSA, including The University of Nebraska-Lincoln, Nebraska Wesleyan University, Union College, and Southeast Community College. The University of Nebraska-Lincoln is the largest university in the state and the flagship campus of the University of Nebraska System. As of 2017, total enrollment at the University of Nebraska-Lincoln was 26,079.

The Nebraska Crossing Property is located between the Omaha MSA and the Lincoln MSA and is the only outlet center in the state. The appraisal concluded the primary demographic profile is based on a 50-mile radius from the Nebraska Crossing Property and included a population of 1,334,231 with an average household income of $77,085 as of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The table below presents certain information relating to seven comparable properties to the Nebraska Crossing Property as identified by the appraisal:

Competitive Property Summary
Property, Location	Type	Year Built/Renovated/Expansion	Size (SF)	Occupancy	Sales PSF	Distance to Subject (miles)
Nebraska Crossing Gretna, NE	Outlet Center	2013/N/A/2017	367,047(1)	99.0%(1)	$387(2)	--
COMPETITION – REGIONAL MALLS
Westroads Mall Omaha, NE	Regional Mall	1968/2014/2003	1,045,782	98.0%	$460	15.0
Oak View Mall Omaha, NE	Regional Mall	1991/N/A/N/A	859,439	95.0%	$430	11.0
Gateway Mall Lincoln, NE	Regional Center	1960/2017//N/A	930,086	95.0%	$400	28.0
COMPETITION – LIFESTLE CENTERS
Village Pointe Omaha, NE	Lifestyle Center	2004/N/A/N/A	600,458	94.0%	$460	12.0
Shadow Lake Town Center Papillion, NE	Lifestyle Center	2006/N/A/N/A	740,624	82.0%	N/A	12.0
SouthPointe Pavilions Lincoln, NE	Lifestyle Center	1998/1999/2017	619,854	97.0%	$348	33.0

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Sales PSF represent TTM sales as of August 31, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nebraska Crossing Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Base Rent(1)	$6,634,108	$7,228,425	$7,106,791	$7,014,868	$7,771,531	$21.17
Vacant Space	$0	$0	$0	$0	$134,802	$0.37
Percentage Rent(2)	$2,316,108	$2,056,512	$2,087,529	$2,292,865	$2,239,806	$6.10
Total Recoveries	$2,655,742	$3,345,739	$3,111,616	$3,435,692	$3,329,924	$9.07
Other Income(3)	$168,667	$274,797	$198,742	$103,636	$98,559	$0.27
Less Vacancy	$0	$0	$0	$0	($678,731)	($1.85)
Effective Gross Income	$11,774,625	$12,905,473	$12,504,678	$12,847,061	$12,895,891	$35.13
Total Operating Expenses	$3,075,162	$3,417,961	$3,760,438	$3,936,265	$3,834,058	$10.45
Net Operating Income(4)	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$9,061,833	$24.69
Capital Expenditures	$0	$0	$0	$0	$55,057	$0.15
TI/LC	$0	$0	$0	$0	$444,680	$1.21
Net Cash Flow	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$8,562,096	$23.33

Occupancy %(5)	100.0%	100.0%	99.0%	99.0%	95.0%
NOI DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.92x
NCF DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.82x
NOI Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.7%
NCF Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.0%

(1)	UW Base Rent is based on the underwritten rent roll and includes contractual rent steps of $390,929 through September 30, 2019.

(2)	UW Percentage Rent is based on percentage rent totaling $2,038,680 and overage rent totaling $201,126.

(3)	Other Income consists of pylon sign fees and billboard fees.

(4)	The decrease from 2016 Net Operating Income and to 6/30/2018 TTM Net Operating Income is primarily attributable to a one-time 2016 adjustment of $243,724, and a change in the collection of the Nebraska Crossing Property management fee, which increased approximately $274,825 and is now collected as 4.0% of effective gross income.

(5)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The Nebraska Crossing Property was 99.0% occupied as of October 10, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Nebraska Crossing Whole Loan.

Escrows and Reserves. The Nebraska Crossing Borrower deposited in escrow at origination (i) $536,831 for real estate taxes, (ii) $17,831 for insurance premiums, (iii) $500,000 for outstanding leasing expenses, (iv) $4,588 for replacement reserves and (v) $37,057 for tenant improvements and leasing commissions. The Nebraska Crossing Borrower is required to escrow monthly (i) $134,208 for real estate taxes and (ii) $8,916 for insurance premiums. The Nebraska Crossing Whole Loan documents also provide for (i) on-going replacement reserves in an amount initially equal to 1/12 of the product of $0.15 and the aggregate number of rentable SF at the Nebraska Crossing Property initially equal to $4,588, capped at $120,000 and (ii) tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

improvements and leasing commissions in an amount initially equal to 1/12 of the product of $1.21 and the aggregate number of rentable SF at the Nebraska Crossing Property, initially equal to $37,057.

Lockbox and Cash Management. The Nebraska Crossing Borrower is required to direct all tenants to deposit all rents and other revenue directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Management Period (as defined below), funds will be swept on a daily basis from the lockbox to a lender-controlled cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of: (i) the maturity date, (ii) an event of default, (iii) the debt service coverage ratio falling below 1.35x for two consecutive calendar quarters, (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the commencement of an Occupancy Sweep Period (as defined below). A Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Nebraska Crossing Whole Loan and all other obligations under the Nebraska Crossing Whole Loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended or (D) with respect to the matter described in clause (v) above, such Occupancy Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (i) the date that is six (6) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (iii) any Major Lease is cancelled or terminated prior to its then current expiration date, (iv) any tenant under a Major Lease discontinuing its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable tenant, or (vi) the occurrence of a major tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (x) the date on which the lender has collected (inclusive of any lease termination payments actually received by the lender with respect to the termination of such applicable Major Lease) $40 PSF of such applicable tenant’s gross leasable area in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Nebraska Crossing Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following; with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, the date on which all of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (v) above, (x) if the subject default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure or (y) the space covered by the defaulting tenant is re-tenanted to one or more replacement tenants approved by the lender and pursuant to one or more replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner acceptable to the lender.

A “Occupancy Sweep Period” will commence on the first payment date following the date which is 18 months prior to the date upon which leases demising 50% or more of the rentable SF of the Nebraska Crossing Property are scheduled to expire within the 12-month period commencing on the applicable date and will end on the first calculation date on which the debt yield equals or exceeds 12.7%.

A “Major Lease” is any lease that (i) covers 18,400 or more rentable SF of the improvements, (ii) has a gross annual rent of more than 7.5% of the total annual rents of the Nebraska Crossing Property or (iii) in the case of a tenant who pays percentage of sales revenue in lieu of base minimum rent, paid 7.5% of the total annual rents of the Nebraska Crossing Property in the preceding 12-month period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. The Nebraska Crossing Borrower may obtain the release of all or a portion of the release parcel depicted as Lots 2, 3, 4, 5 and 6 comprising real property, which is both at Nebraska Crossing Whole Loan origination and at the time of release, non-income producing and unimproved (except for improvements related solely to surface parking, landscaping and similar non-structural improvements which are not material to the use and operation of the Nebraska Crossing Property as a retail shopping center), subject to satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the Nebraska Crossing Borrower provides the lender at least 20 days’ notice of its request to release an outparcel and (iii) the continued compliance with applicable REMIC requirements to the remaining Nebraska Crossing Property.

Terrorism Insurance. The Nebraska Crossing Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Nebraska Crossing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Nebraska Crossing Property. The Nebraska Crossing Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
Medley
Opa-Locka
North Miami
Hialeah
Hialeah Gardens
MIAMI-DADE COUNTY
Miami Beach
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
South Miami
Kendall
The Hammocks
Pinecrest
Biscayne Bay
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
BISCAYNE NATIONAL PARK
Alton Rd.
A1A
La Gorce Golf Course
907
Pine Tree Dr.
Collins Ave.
Miami Beach Resort
Miami Heart Campus of Mt. Sinai
Eden Roc Renaissance
Fontainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle Causeway
195
Claridge
MIAMI BEACH
Biscayne Bay
Miami Beach Golf Club
The Palm Hotel & Spa
Sunset Islands
Prairie Ave.
Atlantic Ocean
W South Beach
The Bass
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai Miami Beach
Venetian Island
The Fillmore Miami Beach
The Raleigh Hotel, The Richmond
Belle Isle
Dade Blvd.
17th St.
City Hall
Delano Hotel
National, Sagamore Hotel, Ritz-Carlton
Venetian Causeway
Miami Intl. Airport 8 miles
Colony Theatre
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
City Center
15th St.
Royal Palm South Beach Miami
41
Watson Island
Hibiscus Island
Mac's Club Deuce
Clifton South Beach
Flamingo Park
Lummus Park
Mondrian South Beach Hotel
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel South Beach
PORT OF MIAMI TUNNEL
Palm Island
Palace, Social
Oceans 10, i paparazzi, Fat Tuesday, Mango's Tropical Cafe
South Beach
MacArthur Causeway
Star Island
Lario's on the Beach, Adriana!, News Cafe, Wet Willie's
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Washington Ave.
CJ's Crab Shack
Clevelander South Beach
1020 Ocean Drive
Miami Beach, FL 33139
The Savoy
Dodge Island
Sams Island
Miami Beach Marina
Williams McCall Gallery
Forte dei Miami
Marriott Stanton South Beach
1st St.
S. Pointe Dr.
Bentley Beach Club
Yacht Club at Portofino
Miami Beach Ocean Rescue Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Miami Beach, FL 33139
				General Property Type:	Hospitality
Original Balance(1):	$32,500,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$32,500,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.0%			Year Built/Renovated:	1938, 2009/2013-2017
Loan Purpose:	Acquisition			Size:	59 Rooms
Borrower Sponsors:	Elliott Aintabi; Gilbert Bitton			Cut-off Date Balance per Room(1):	$720,339
Mortgage Rate:	5.9700%			Maturity Date Balance per Room(1):	$673,700
Note Date:	10/4/2018			Property Manager:	Jesta Capital, Inc. (borrower-related)
First Payment Date:	11/6/2018
Maturity Date:	10/6/2028
Original Term:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$6,344,426
Seasoning:	2 months			UW NOI Debt Yield(1):	14.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	16.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.37x (IO)	2.00x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI(3):	$7,146,650 (8/31/2018 TTM)
Additional Debt Balance(1):	$10,000,000			2nd Most Recent NOI(3):	$6,471,065 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$6,225,835 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	80.4% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	77.0% (12/31/2017)
RE Tax:	$275,528	$22,961	N/A	3rd Most Recent Occupancy:	73.7% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$66,500,000 (8/1/2018)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(4):	63.9%
Replacements:	$0	$1,800	N/A	Maturity Date LTV Ratio(1)(4):	59.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,500,000	62.2%	Purchase Price(5):	$66,000,000	96.6%
Borrower Equity:	$25,853,070	37.8%	Reserves:	$275,528	0.4%
			Closing Costs:	$2,077,542	3.0%
Total Sources:	$68,353,070	100.0%	Total Uses:	$68,353,070	100.0%

(1)	The Clevelander South Beach Mortgage Loan (as defined below) is part of the Clevelander South Beach Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $42,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Clevelander South Beach Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

(4)	Appraised Value includes $1,032,500 for the contributing value of the furnishings, fixtures and equipment (“FF&E”) at the Clevelander South Beach Property (as defined below). FF&E includes the Clevelander South Beach Property’s guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Excluding the associated value with FF&E, the Appraised Value equals $65,467,500, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9% and 60.7%, respectively.

(5)	The Clevelander South Beach Property was acquired by the Clevelander South Beach Borrower (as defined below) pursuant to a purchase and sale agreement that included two additional properties, The Essex House by Clevelander (a hotel property adjacent to the Clevelander South Beach Property) and the Clevelander at Marlins Park (a food and beverage venue located behind the left field fence at the Miami Marlins Stadium, which is leased by a borrower sponsor affiliate under the Clevelander brand). The purchase and sale agreement allocated $66.00 million of the total $74.15 million purchase price to the Clevelander South Beach Property and its trademark, with the purchase price balance of $8.15 million collectively allocated to The Essex House by Clevelander and the Clevelander at Marlins Park. The Essex House by Clevelander has been excluded as collateral for the Clevelander South Beach Whole Loan. The license to operate the Clevelander at Marlins Park is also excluded as collateral for the Clevelander South Beach Whole Loan.

The Mortgage Loan. The sixth largest mortgage loan (the “Clevelander South Beach Mortgage Loan”) is part of a whole loan (the “Clevelander South Beach Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $42,500,000, which are collectively secured by a first priority fee mortgage encumbering a 59-room full service hospitality property located in Miami Beach, Florida (the “Clevelander South Beach Property”). Promissory Notes A-1 and A-3, with an aggregate original principal balance of $32,500,000, collectively represent the Clevelander South Beach Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Clevelander South Beach Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Clevelander South Beach Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Clevelander South Beach Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C14	Yes
Note A-2	$10,000,000	$10,000,000	UBS AG	No
Note A-3	$7,500,000	$7,500,000	UBS 2018-C14	No
Total	$42,500,000	$42,500,000

The proceeds of the Clevelander South Beach Whole Loan, along with approximately $25.9 million in borrower sponsors’ equity, were used to acquire the Clevelander South Beach Property for approximately $66.0 million, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Clevelander Holdings, LP and Clevelander Ocean, LP (collectively, the “Clevelander South Beach Borrower”), each a Delaware limited partnership structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Clevelander South Beach Whole Loan. Clevelander Holdings, LP is indirectly owned by (a) Imminent Media Holdings, LLC (60.0%), which is wholly owned by one of the guarantors and borrower sponsors, Elliott Aintabi, and (b) Minorica Holdings Limited (40.0%), which is wholly owned by the other guarantor and borrower sponsor, Gilbert Bitton.

Elliott Aintabi is Chairman of the Board and CEO of the Jesta Group (“Jesta”), headquartered in Montreal and with offices in Miami, London and Paris. Jesta owns and manages a diversified real estate portfolio in North America and Europe. Jesta’s portfolio includes commercial, residential, retail and hotel properties in the United States, Canada, Germany, United Kingdom, and France. Gilbert Bitton, along with his brothers, founded Buffalo David Bitton, a lifestyle denim brand founded in France and brought to Montreal. Buffalo David Bitton has over 3,000 locations across 18 countries.

The Property. The Clevelander South Beach Property consists of a five-story, 59-room full service hotel situated on an approximately 0.45-acre site located in the historic Art Deco District along Ocean Drive in Miami Beach, Florida. Constructed in 1938, the Clevelander South Beach Property was fully restored and renovated, reopening in 2009. Restoration and renovations at the Clevelander South Beach Property included an addition of a four-story accessory building with a basement and restaurant, consisting of approximately 17,340 SF of gross area, which added 11 rooms to the original Clevelander South Beach Property, and currently features Jack’s Sports Bar, ESPN Studios, and guest suites. The Clevelander South Beach Property’s guestroom configuration consists of 14 oceanfront king or double/double rooms, four backstage king or double/double rooms, 20 pool view double/double rooms, 17 double/double rooms, and four king bed Rockstar suites. Each guestroom features a 42” HDTV, complimentary Wi-Fi, a rain showerhead, iPod docking station, coffee maker, and an in-room safe. Each Rockstar suite includes VIP services, views of the beach and Ocean Drive, and complimentary access to the POOL + PATIO venue with priority entry, a seating area, two HDTVs and an oversized bathroom.

The Clevelander South Beach Property features the POOL + PATIO venue, which includes an outdoor pool and three poolside outdoor patio bars (the C-Level Rooftop Terrace, the SPF4 Sun Deck and Jack’s Sports Bar), a fitness center, complimentary breakfast area, room service, a business center, valet parking, and a sundry shop. The Clevelander South Beach Property offers approximately 18,000 SF of entertainment/event space across multiple food, beverage, and event outlets and partners with numerous brands such as Corona, ESPN, Jack Daniels, and others, for events and promotions at the Clevelander South Beach Property’s venues. The Clevelander South Beach Property is one of only three properties in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM, whereas other properties in Miami Beach are required to stop serving alcohol at 2:00 AM. Additionally, the Clevelander South Beach Property has the only rooftop venue in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM.

The Clevelander South Beach Property features an ESPN Studios (“ESPN”), which is the site of two daily live television and radio shows, Highly Questionable and The Dan Le Betard Show. Pursuant to a lease agreement entered into in April 2014 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN leases approximately 1,600 SF of space on the second floor of the Clevelander South Beach Property to host daily television and radio shows. The lease expires on August 31, 2019 and provides for an annual base rent of $196,964. Pursuant to a license agreement entered into in March 2017 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN licenses a designated green room (an office space for the ESPN employees and dressing room) and space for use by security personnel at the Clevelander South Beach Property. Adoption of the license agreement reduced the number of guest rooms at the Clevelander South Beach Property from 60 to its current total of 59. The license fee for the green room and security lobby is $5,500 per month through August 2019, with one, two-year renewal option remaining.

The Clevelander South Beach Property completed approximately $5.5 million ($92,686 per key) in renovations from 2013 through 2017, which included a front-of-house refresh of the lobby, bathrooms, and food and beverage outlets, as well as guestroom upgrades, back-of-house improvements, and buildout of the ESPN infrastructure.

According to an industry report as of June 2018, the Clevelander South Beach Property outperformed its competitive set in occupancy, ADR and RevPAR with penetration factors of 103.4%, 103.2% and 106.7%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A summary of the Clevelander South Beach Property historical performance is provided below:

Clevelander South Beach Property Historical Occupancy, ADR, RevPAR(1)
Year	Clevelander South Beach Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	78.6%	$217.64	$170.99	79.4%	$210.02	$166.84	98.9%	103.6%	102.5%
2016	84.0%	$196.08	$164.61	77.9%	$196.81	$153.26	107.8%	99.6%	107.4%
2017	77.1%	$187.65	$144.60	78.9%	$184.04	$145.17	97.7%	102.0%	99.6%
6/30/2018 TTM	80.8%	$197.05	$159.25	78.2%	$191.00	$149.27	103.4%	103.2%	106.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Clevelander South Beach Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Autograph Collection Winter Haven, Beacon Hotel, Hotel Breakwater South Beach, Bentley Hotel and Hotel Victor South Beach.

The Market. The Clevelander South Beach Property is located in Miami-Dade County, Florida, approximately 6.4 miles east of downtown Miami, approximately 10.3 miles east of Miami International Airport, approximately 6.3 miles east of Port of Miami, and approximately 30.0 miles south of Fort Lauderdale-Hollywood International Airport. According to the 2017 U.S. Census Bureau, Miami-Dade County had an estimated population of 2,751,796, a 10.2 percent increase from the 2010 Census of 2,496,435, making it the most populous county in Florida and the seventh-most populous county in the United States. The Clevelander South Beach Property is located two blocks east of Florida State Road A1A on Ocean Drive between 11th Street and 10th Street at the intersections of 10th Street and Ocean Court. Located near the beachfront on Ocean Drive, the Clevelander South Beach Property is in South Beach and the Art Deco District of Miami Beach, Florida. According to a third party market research report, South Beach draws the largest volume of pedestrians on the strip of Miami Beach, as well as an average daily traffic count of 38,500 vehicles at the intersection of 11th Street and Alton Road, located approximately 0.6 miles west of the Clevelander South Beach Property.

The Miami Beach Convention Center, approximately 1.1 miles north of the Clevelander South Beach Property, offers over 1.0 million SF of flexible space, including over 500,000 SF of exhibit space and over 100,000 SF of versatile pre-function area space. According to the appraisal, the Miami Beach Convention Center currently hosts major annual shows such as the South Florida International Auto Show, Miami International Boat Show (the largest boat show in the United States), Art Basel Miami Beach, Jewelers International Showcase, Cruise Shipping Miami, and national corporate meetings for organizations, including SAP America, Nike, Microsoft, Best Buy and IBM. The Miami Beach Convention Center has been under renovation since December 2015 and is expected to be completed by the end of 2018. Upon its reopening, the Miami Beach Convention Center is expected to contain approximately 1.4 million SF of space, in addition to a new adjacent public park, a food pavilion and a veteran’s memorial.

Demand drivers within two miles of the Clevelander South Beach Property include the Miami Beach Botanical Garden, museums, and the Lincoln Road Mall, which extends 10 blocks and attracts millions of visitors from all over the world with its shopping, cafés, galleries, restaurants, nightlife, architecture, and other businesses, according to its website. Additional demand in the Miami market is comprised of at least 180 annual events that include the Ultra Music Festival (approximately 165,000 attendees), Art Basel Festival (approximately 95,000 attendees), Art Deco Weekend (approximately 150,000 attendees), Gay Pride Weekend South Beach (approximately 130,000 attendees), and Miami International Boat Show (approximately 100,000 attendees). Miami is expected to host Super Bowl LIV in 2020, an event expected to bring in more than 1.0 million visitors. The Clevelander South Beach Property is located approximately 6.8 miles east of Marlins Park, home of the city’s MLB franchise, the Miami Marlins. In addition, the Wolfsonian-Florida International University, located 0.2 miles west of the Clevelander South Beach Property, is a museum, library and research center with over 180,000 objects.

According to an industry report, as of June 2018 the Clevelander South Beach Property is located in the Miami/Hialeah, Florida hospitality market, which consists of 433 hotel properties with a total of 55,470 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 3.2%, 7.2% and 10.6% growth, respectively. According to an industry report as of June 2018, the Clevelander South Beach Property is located in the Miami Beach, Florida hospitality submarket, which consists of 201 hotel properties with a total of 23,538 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 2.8%, 9.0% and 12.0% growth, respectively.

A summary of demand segmentation and recent performance of the Clevelander South Beach Property is below:

Clevelander South Beach Property Summary
Property Name	# Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Clevelander South Beach	59	35%	50%	15%	77.1%	$187.65	$144.68
Autograph Collection Winter Haven	70	30%	50%	20%	85.0%-90.0%	$190.00-$195.00	$160.00-$165.00
Beacon Hotel	75	30%	50%	20%	80.0%-85.0%	$175.00-$180.00	$140.00-$145.00
Hotel Breakwater South Beach	99	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$140.00-$145.00
Hotel Victor South Beach	91	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$145.00-$150.00
Bentley Hotel	43	30%	50%	20%	80.0%-85.0%	$170.00-$175.00	$135.00-$140.00
Total/Wtd. Avg.(1)	437	31%	50%	19%	78.9%	$185.08	$145.96

Source: Appraisal

(1)	Includes the Clevelander South Beach Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clevelander South Beach Property:

Cash Flow Analysis
	2013	2014	2015(1)	2016(1)	2017(1)	8/31/2018 TTM	UW	UW per Room
Occupancy	71.6%	72.6%	77.9%	73.7%	77.0%	80.4%	80.4%
ADR	$197.43	$204.32	$215.80	$199.13	$187.53	$197.33	$197.33
RevPAR	$141.29	$148.43	$168.19	$146.67	$144.48	$158.69	$158.69

Rooms Revenue	$3,094,246	$3,250,549	$3,683,277	$3,220,787	$3,111,454	$3,417,382	$3,417,382	$57,922
Other Income	$20,950,095	$23,207,853	$24,373,305	$21,671,804	$18,274,063	$18,982,171	$18,982,171	$321,732
Total Revenue	$24,044,341	$26,458,402	$28,056,582	$24,892,591	$21,385,517	$22,399,553	$22,399,553	$379,653
Total Expenses	$16,436,852	$18,356,682	$20,802,410	$18,666,756	$14,914,452	$15,252,903	$16,055,127	$272,121
Net Operating Income	$7,607,489	$8,101,720	$7,254,172	$6,225,835	$6,471,065	$7,146,650	$6,344,426	$107,533
FF&E	$232,935	$249,831	$269,169	$244,779	$223,464	$238,650	$238,650	$4,045
Net Cash Flow	$7,374,554	$7,851,889	$6,985,002	$5,981,056	$6,247,601	$6,908,000	$6,105,776	$103,488

NOI DSCR (P&I)(2)	2.50x	2.66x	2.38x	2.04x	2.12x	2.34x	2.08x
NCF DSCR (P&I) (2)	2.42x	2.58x	2.29x	1.96x	2.05x	2.27x	2.00x
NOI Debt Yield(2)	17.9%	19.1%	17.1%	14.6%	15.2%	16.8%	14.9%
NCF Debt Yield(2)	17.4%	18.5%	16.4%	14.1%	14.7%	16.3%	14.4%

(1)	Fluctuations in Net Cash Flow can be attributed to (i) the first case of Zika in the Miami area, which was confirmed on July 29, 2016 with the Centers for Disease Control (“CDC”) issuing travel advisories for the area beginning in August 2016 through June 2, 2017, when the CDC lifted its Zika-related travel advisories, (ii) Hurricane Irma hitting the Miami area in September 2017, and (iii) the Miami Beach Convention Center beginning its renovations and expansion in December 2015, which is expected to be completed by the end of 2018, according to the appraisal.

(2)	Debt service coverage ratios and debt yields are based on the Clevelander South Beach Whole Loan.

Escrows and Reserves. At origination of the Clevelander South Beach Whole Loan, the Clevelander South Beach Borrower deposited $275,528 in reserve for real estate taxes. On a monthly basis, the Clevelander South Beach Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $22,961 per month, (ii) 1/12 of the annual estimated insurance premiums, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, and (iii) $1,800 for replacement reserves (other than FF&E). On November 6, 2021, and on each monthly payment date thereafter, the Clevelander South Beach Borrower is required to deposit 1/12 of 4% of the aggregate gross annual income of the Clevelander South Beach Property (excluding food and beverage) for FF&E. In addition, the borrower sponsors are required to guarantee any shortfall amount during the seasonal months of July, August, September, and October (with the ability to shift the months by one month in either direction) of the net cash flow in any such month to the net cash flow required to result in a debt service coverage ratio for such month at least equal to 1.00x. Based on the trailing 12-month period as of August 2018, the borrower sponsors guaranteed approximately $245,000 at origination of the Clevelander South Beach Whole Loan related to seasonality.

Lockbox and Cash Management. The Clevelander South Beach Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a future property improvement plan (“PIP”) reserve account during the continuance of a PIP Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a PIP Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager or a director or an officer of the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a PIP Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A “PIP Trigger Event” will commence upon (i) any franchisor giving notice of its intention to terminate or cancel or not to extend or renew a franchise agreement, (ii) the date that is 12 months prior to the expiration of a franchise agreement, if the franchise agreement is not extended or renewed, (iii) the occurrence of an event of default under a franchise agreement, (iv) any bankruptcy action of any franchisor, or (v) any franchisor requiring the Clevelander South Beach Borrower to perform or otherwise satisfy any PIP work. A PIP Trigger Event will continue until, with regard to clause (i) or (ii) above, the applicable franchisor is replaced with a replacement franchise agreement with a qualified franchisor, with regard to clause (iii) above, such event of default is cured, with regard to clause (iv) above, such bankruptcy action is dismissed within 120 days of such filing, or with regard to clause (v) above, the Clevelander South Beach Borrower (a) completes the future PIP improvements to the satisfaction of the related franchisor, (b) pays all costs and expenses and (c) delivers to the lender evidence of the satisfaction of the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clevelander South Beach Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

HDR Engineering
HDR Engineering
TIAA
Transwestagne
Transwestagne
Vacant
TIAA
HDR Engineering
TIAA
TIAA Contraction Space
HUD
HUD
HUD
HUD
Vacant
TIAA
HUD
Vacant
TIAA
TIAA
TIAA
TIAA
TIAA
TIAA
TIAA
TIAA
Trarex Health Analytics
Vacant
Taylor & Anderson
Russell's
MTM
Management Office
Vacant
Taylor & Anderson
TIAA
TIAA
TIAA
UMB Bank
Podium Building
Cogent Equipment Space
MCI Metro Access Trans Sys.
TIAA Storage
TIAA
UMB Bank
UMB Bank
TIAA
TIAA
TIAA
UMB Bank
Lobby
TIAA
TIAA
UMB Bank
Starbucks
Vacant
Lobby
Russell's Convenience
TIAA
TIAA Storage
Management Storage
TIAA Storage
Vacant
Vacant
VACANT
BUILDING
MTM
2018 – 2020
2021 – 2022
2023 – 2024
2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway
1670 Broadway
Denver, CO 80202
DENVER
LoDo
Downtown
Uptown
Civic Center
Capitol Hill
Highland
Lincoln Park
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
Larimer Square
Auraria Campus
Colorado Convention Center
Colorado Center for the Performing Arts
Denver Pavilions
16th Street Mall
Civic Center Park
Colorado State Capitol
Lawson Park
Benedict Fountain Park
Sunken Gardens Park
South Platte River
Cherry Creek
"National Velvet" Art Installation
Museum of Contemporary Art
17th Street Plaza
1800 Larimer
One Tabor Center
U.S. Courthouse
Denver Place
1999 Broadway
1801 California
US Bank Tower
707 17th Street
Four Seasons Hotel Denver
555 17th Street
The Brown Palace Hotel
1700 Broadway
Wells Fargo Center
Republic Plaza
Denver World Trade Center
George Schleier Mansion
1560 Broadway
Metropolitan State Univ. of Denver
Center for Colo. & the West Auraria Library
Tivoli Student Union
Events Center
King Center
Univ. of Colorado at Denver
Community College of Denver
Boettcher Concert Hall
Bellco Theatre
Spire
Denver Firefighters Museum
Denver Public Works
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
Denver Police Museum
Denver Art Museum
Denver Public Library
Colorado Supreme Court
Colorado State Museum Building
Colorado Parks and Wildlife
Molly Brown House Museum
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Art Institute of Colorado
Kirkland Museum of Fine & Decorative Art
Union Station
Pepsi Center/Elitch Gardens
Auraria West
Colfax at Auraria
Theatre District/Conv. Center
16th St/Stout
16th St/California
18th St/Stout
18th St/Calif.
20th St/Welton
25th St/Welton
10th/Osage
RTD Light Rail
RTD Light Rail D Line
A,B,G Lines
B,G Lines
A Line
W,C,E Lines
D,F,H Lines
C,D,E,F,H Lines
W Line
25
40
287
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
E. Colfax Ave.
W. Colfax Ave.
E. 14th Ave.
W. 14th Ave.
E. 13th Ave.
W. 13th Ave.
E. 12th Ave.
W. 12th Ave.
E. 11th Ave.
W. 11th Ave.
E. 10th Ave.
W. 10th Ave.
32nd Ave.
29th Ave.
Speer Blvd.
Auraria Pkwy.
Broadway
Lincoln St.
Grant St.
Logan St.
Pennsylvania St.
Pearl St.
Washington St.
Clarkson St.
Champa St.
Stout St.
Welton St.
Glenarm Pl.
Tremont Pl.
Court Pl.
Park Ave.
Arapahoe St.
Lawrence St.
Larimer St.
Market St.
Blake St.
Wazee St.
Wynkoop St.
Wewatta St.
Curtis St.
15th St.
14th St.
13th St.
17th St.
18th St.
19th St.
20th St.
21st St.
22nd St.
23rd St.
Central St.
Pecos St.
Osage St.
Denargo St.
Huron St.
5th St.
7th St.
9th St.
Shoshone St.
Rio Ct.
Mariposa St.
Lipan St.
Kalamath St.
Santa Fe Dr.
Inca St.
Galapago St.
Fox St.
Cherokee St.
Bannock St.
Acoma St.
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Rocky Mountain Arsenal Natl. Wildlife Refuge
Wheat Ridge
Applewood
Golden
DENVER
Lakewood
Glendale
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Jefferson County
Adams County
Arapahoe County
Douglas County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/A-/Baa2			Location:	Denver, CO 80202
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.6%			Year Built/Renovated:	1980/2018
Loan Purpose:	Acquisition			Size:	703,654 SF
Borrower Sponsor:	HFI 1670 BDWY LLC			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	3.8511%			Maturity Date Balance per SF(1):	$111
Note Date:	8/16/2018			Property Manager:	Cushman & Wakefield U.S., Inc.
First Payment Date:	10/6/2018
Maturity Date:	9/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (29); O (4)			UW NOI(5):	$12,984,235
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	16.6%
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	16.6%
Additional Debt Balance(1)(3):	$48,000,000/$64,800,000			UW NCF DSCR(1):	4.22x
Future Debt Permitted (Type)(1):	Yes (Mezzanine Future Advance)			Most Recent NOI(5):	$11,894,938 (6/30/2018 TTM)
Reserves(4)				2nd Most Recent NOI(5):	$7,362,769 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$6,572,653 (12/31/2016)
RE Tax:	$1,364,461	$312,950	N/A	Most Recent Occupancy(6):	87.2% (6/28/2018)
Insurance:	$61,230	$18,223	N/A	2nd Most Recent Occupancy:	89.0% (12/31/2017)
Replacements:	$290,496	$11,728	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2016)
TI/LC:	$5,250,000	Springing	(4)	Appraised Value (as of):	$239,500,000 (7/3/2018)
Ground Rent:	$100,000	Springing	N/A	Cut-off Date LTV Ratio(1):	32.6%
TIAA TI Allowance:	$11,678,712	$0	N/A	Maturity Date LTV Ratio(1):	32.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	30.2%	Purchase Price:	$238,000,000	92.3%
Mezzanine Loan(1):	$64,800,000	25.1%	Reserves:	$18,744,899	7.3%
Borrower Equity:	$115,074,814	44.6%	Closing Costs:	$1,129,915	0.4%
Total Sources:	$257,874,814	100.0%	Total Uses:	$257,874,814	100.0%

(1)	The 1670 Broadway Mortgage Loan (as defined below) is part of the 1670 Broadway Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan was originated concurrently with the 1670 Broadway Mezzanine Loan (as defined below) with an original principal balance of $64,800,000 and which 1670 Broadway Mezzanine Loan provides for future advances of up to $9,000,000 in the aggregate. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 1670 Broadway Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 in the aggregate has not occurred) are $203, $203, 9.1%, 9.1%, 2.16x, 59.6% and 59.6%, respectively.

(2)	After the lockout period, defeasance is permitted in whole on or after the date that is two years after the closing date of the securitization that includes the last 1670 Broadway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). If the Defeasance Lockout Expiration Date has not occurred on or before October 6, 2021, prepayment is permitted subject to payment of a yield maintenance premium. Open prepayment is permitted on or after June 6, 2023.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) inclusion of parking income for approximately 100 parking spaces that were offline in 2017 and 6/30/2018 TTM during building renovations.

(6)	Most Recent Occupancy excludes the space on the 27th floor currently leased to TIAA (21,442 SF) as TIAA intends to vacate this space by May 2019. TIAA was only occupying the 27th floor during the most recent building renovations. Including the space on the 27th floor currently leased to TIAA, the 1670 Broadway Property is currently 90.3% leased as of June 28, 2018.

The Mortgage Loan. The seventh largest mortgage loan (the “1670 Broadway Mortgage Loan”) is part of a whole loan (the “1670 Broadway Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 36-story Class A office building totaling 703,654 SF located in Denver, Colorado (the “1670 Broadway Property”). Promissory Notes A-2, A-4 and A-5, with an aggregate original principal balance of $30,000,000, represent the 1670 Broadway Mortgage Loan and will be included in the UBS 2018-C14 Trust. The 1670 Broadway Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C13	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6	$8,000,000	$8,000,000	UBS 2018-C13	No
Total	$78,000,000	$78,000,000

The proceeds of the 1670 Broadway Whole Loan and a mezzanine loan with an original principal balance of $64,800,000 (the “1670 Broadway Mezzanine Loan”), along with approximately $115.1 million in borrower sponsor equity, were used to acquire the 1670 Broadway Property, fund reserves and pay closing costs.

The Borrower and Borrower Sponsor. The borrower and borrower sponsor is HFI 1670 BDWY LLC (the “1670 Broadway Borrower”), a single purpose Delaware limited liability company that has one independent director. A non-consolidation opinion was delivered in connection with the origination of the 1670 Broadway Whole Loan. The 1670 Broadway Borrower is indirectly owned by Hana Financial Group Inc. (99.9%) and indirectly controlled by Daniel J. Mann (0.1%).

The Property. The 1670 Broadway Property is comprised of a 36-story Class A LEED Gold Certified office building totaling 703,654 SF situated on a 1.23-acre site in the central business district of Denver, Colorado. The 1670 Broadway Property was constructed in 1980 and renovated in 2018. The 1670 Broadway Property is connected to an eight-level parking garage (two levels are subterranean), which is part of the 1670 Broadway Property, with 518 parking spaces resulting in a parking ratio of 0.7 spaces per 1,000 SF. Amenities at the 1670 Broadway Property include onsite management, 24-hour manned security, a coffee shop, a cafeteria, a convenience store, a banking center, and a fitness center and rooftop deck for TIAA employees. The seller of the 1670 Broadway Property invested approximately $30.6 million into the 1670 Broadway Property, including approximately $11.1 million for the most recent renovations in 2016 through 2018. Recent renovations include a redesigned lobby, new building entry, updated retail space, renovated elevator lobbies and common areas, and a new podium building. The podium building includes several new amenities exclusively for TIAA employees such as a fitness center, a ground floor retail store, a rooftop deck, and a restaurant/café that is open to the public.

The 1670 Broadway Property was 90.3% leased as of June 28, 2018 to 10 tenants (the number of tenants excludes telecommunication space). The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018, which excludes the 27th floor space currently leased to TIAA (21,442 SF) as TIAA intends to vacate its space by May 2019 and is only occupying the 27th floor due to the recent building renovations. Investment grade tenants represent approximately 70.4% of the 1670 Broadway Property’s NRA and include TIAA (Fitch/Moody’s/S&P: AA+/Aa2/AA+), HUD (Fitch/Moody’s/S&P: AAA/Aaa/AA+), UMB Bank (Fitch/S&P: A/A) and Starbucks (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+). The top three tenants at the 1670 Broadway Property are TIAA (48.5% of NRA), HUD (12.3% of NRA) and HDR Engineering (7.8% of NRA). No other tenant represents more than 6.4% of NRA and only 24.0% of NRA rolls through the maturity of the 1670 Broadway Whole Loan. In addition, there is a lease in place for the parking garage with Douglas Parking LLC, which commenced in August 2018 and is expiring in April 2021.The initial monthly rent was $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter.

A portion of the 1670 Broadway Property is subject to a ground lease with 1680 Broadway LLC. The ground lease commenced June 1, 1965 and expires November 1, 2125. Ground rent is reset every 10 years (currently $400,000 per year through April 30, 2021) and is based on the greater of (i) 7% of the market value of the underlying land and (ii) the product of $400,000 multiplied by (a) 1.3 (the “Rent Variable”), provided that the Rent Variable will increase by 0.3 on each successive 10 year rent reset date. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Major Tenants.

TIAA (341,079 SF, 48.5% of NRA, 56.3% of underwritten base rent). Founded in 1918, Teachers Insurance and Annuity Association of America (“TIAA”) (Fitch/Moody’s/S&P: AA+/Aa2/AA+) is a Fortune 100 financial services organization providing retirement financial services for the academic, research, medical, cultural and governmental industries. TIAA offers a wide range of products and services, including retirement plans, IRAs, mutual funds, annuities, brokerage services, 529 education savings plans, life insurance, banking, and home loans. TIAA serves approximately five million active and retired employees from more than 15,000 institutions. As of June 30, 2018, TIAA has $1,009.2 billion in combined assets under management with holdings in more than 50 countries. TIAA occupies 341,079 SF at the 1670 Broadway Property, including 4,368 SF of storage space, across 22 different suites with a lease renewal that commenced in June 2016 (310,460 SF), September 2016 (21,119 SF) and May 2018 (8,762 SF), all of which expire in December 2029. Excluding the storage space, TIAA has a current base rent of $31.52 PSF, which increases 2.5% annually for the remainder of the term. The storage space has a current base rent of $14.71 PSF. TIAA has two, five-year renewal options remaining. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. In addition, TIAA has 33,292 SF of space (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) that is subleased to P2ES Holdings, LLC. The current sublease rental rate is $22.76 PSF and expires December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

HUD (86,809 SF, 12.3% of NRA, 13.5% of underwritten base rent). The Department of Housing and Urban Development (“HUD”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a cabinet-level agency formed in 1965 to oversee federal programs designed to help Americans with housing needs to promote fair and equal housing. HUD also oversees the Federal Housing Administration (“FHA”), which administers the mortgage insurance program, enabling home buyers to get an FHA home loan when they might not qualify for a conventional mortgage. HUD plays a major role in providing shelter for America’s most vulnerable populations: the working poor, minorities, Native Americans, people with disabilities, people with AIDS, the elderly, and the homeless. More than seven million families have lived in locally-managed, HUD supported public housing. HUD helps provide decent, safe and affordable housing to more than 4.3 million low-income families through its public housing, rental subsidy and voucher programs. HUD occupies 86,809 SF at the 1670 Broadway Property on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

a lease that expires in December 2028. HUD has a current base rent of $28.35 PSF, which increases to $30.17 PSF in 2019 and $31.06 PSF in 2024. HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

HDR Engineering (54,773 SF, 7.8% of NRA, 9.0% of underwritten base rent). HDR Engineering is an architectural, engineering, construction and consulting firm based in Omaha, Nebraska. HDR Engineering has worked on projects in more than 60 countries, including projects such as the Hoover Dam Bypass, San Antonio River Walk, Port of Miami, Sydney Olympic Park, and the expansion of the Bakken, ND electrical infrastructure. The firm employs approximately 10,000 employees worldwide in over 200 locations. HDR Engineering occupies a total of 54,773 SF at the 1670 Broadway Property with 44,126 SF having commenced January 2013 and 10,647 SF having commenced December 2015 at a current base rent of $31.00 PSF and $33.25 PSF, respectively, with annual increases of $0.50 PSF. HDR Engineering has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the 1670 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
TIAA(3)(4)	AA+/Aa2/AA+	341,079	48.5%	$10,945,016	56.3%	$32.09	12/31/2029
HUD(5)	AAA/Aaa/AA+	86,809	12.3%	$2,619,028	13.5%	$30.17	12/31/2028
HDR Engineering(6)	NR/NR/NR	54,773	7.8%	$1,749,305	9.0%	$31.94	10/31/2020
TransMontaigne(7)	BB/B2/BB	44,795	6.4%	$1,444,284	7.4%	$32.24	10/31/2019
UMB Bank(8)	A/NR/A	43,684	6.2%	$1,268,771	6.5%	$29.04	12/31/2020
Subtotal/Wtd. Avg.		571,140	81.2%	$18,026,405	92.7%	$31.56
Remaining Tenants(9)		42,696	6.1%	$1,419,197	7.3%	$33.24
Vacant(10)		89,818	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		703,654	100.0%	$19,445,602	100.0%	$31.68

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Includes 4,368 SF of storage space. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. TIAA has two, five-year renewal options remaining.

(4)	TIAA subleases 33,292 SF (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) of its space to P2ES Holdings, LLC at a current rental rate of $22.76 PSF through December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

(5)	HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

(6)	HDR Engineering has two, five-year renewal options remaining and no termination options.

(7)	TransMontaigne has one, five-year renewal option remaining and no termination options.

(8)	UMB Bank has three, 10-year renewal options and one, five-year renewal option remaining.

(9)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(10)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents certain information relating to the lease rollover schedule at the 1670 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM(4)	6	4,557	0.6%	0.6%	$9.41	$42,892	0.2%	0.2%
2018	1	180	0.0%	0.7%	$15.74	$2,833	0.0%	0.2%
2019	5	44,895	6.4%	7.1%	$34.33	$1,541,244	7.9%	8.2%
2020	10	98,557	14.0%	21.1%	$31.25	$3,079,444	15.8%	24.0%
2021	1	16,208	2.3%	23.4%	$30.75	$498,396	2.6%	26.6%
2022	3	4,136	0.6%	24.0%	$36.71	$151,815	0.8%	27.3%
2023	1	160	0.0%	24.0%	$103.44	$16,550	0.1%	27.4%
2024	0	0	0.0%	24.0%	$0.00	$0	0.0%	27.4%
2025	2	15,205	2.2%	26.1%	$30.75	$467,496	2.4%	29.8%
2026	0	0	0.0%	26.1%	$0.00	$0	0.0%	29.8%
2027	3	2,050	0.3%	26.4%	$39.46	$80,888	0.4%	30.2%
2028	4	86,809	12.3%	38.8%	$30.17	$2,619,028	13.5%	43.7%
2029 & Beyond	26	341,079	48.5%	87.2%	$32.09	$10,945,016	56.3%	100.0%
Vacant(5)	0	89,818	12.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	703,654	100.0%		$31.68	$19,445,602	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(5)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

The Market. The 1670 Broadway Property is located in the Denver-Aurora-Broomfield core base statistical area (“Denver CBSA”). According to the appraisal, the Denver CBSA has a 2018 estimated population of 2,925,100, which represents an average annual increase of 1.8% since 2007. In 2017, the Denver CBSA ranked 23rd on Forbes’ list of “America’s Fastest-Growing Cities” and in 2018, it ranked 23rd on PricewaterhouseCoopers’ list of “U.S. Markets to Watch: Overall Real Estate Prospects”. The Denver CBSA has the second largest amount of aerospace employment in the country according to the appraisal. Buckley Air Force Base is located within the Denver CBSA and employs 9,500 military personnel, which supports the aerospace industry. The Denver metro area is home to ten 2017 Fortune 500 companies, which include: DISH Network Corporation, Liberty Interactive Corporation, and Level 3 Communications, Inc., among others. Amazon announced plans in June 2017 to open its third major shipping facility in Colorado. According to the appraisal, the 2.4 million SF facility in Thornton is expected to create more than 1,500 new full-time jobs when completed. In addition, Denver International Airport, approximately 23.5 miles northeast of the 1670 Broadway Property, is ranked the nation’s sixth busiest airport and is the largest by land area, serving a total of 61.4 million passengers in 2017 in a 5.3% increase year-over-year according to the appraisal.

The 1670 Broadway Property is located at the southeast corner of 17th Avenue and Broadway through to the southwest corner of 17th Avenue and Lincoln Street in the central business district of Denver, Colorado within the Downtown Core Area (“Core”). The 1670 Broadway Property has access to Interstate 25, the region’s main north/south freeway, as well as direct access to Interstate 70. The 1670 Broadway Property also benefits from its proximity to various transportation hubs. It is three blocks away from the Welton Light Rail Station. FasTracks project, a $7.4 billion project set to expand the metro mass transit system, will add a total of 122 miles of new commuter light rail for rapid transit when completed. A total of four new lines were added in 2017, with another line to Thornton expected to open in 2018 according to the appraisal. In addition, it will enhance bus service across an eight-county district, by adding 57 new transit stations and stops, and 21,000 new parking spaces. Denver’s largest office towers, including Republic Plaza (1.23 million SF and 54 stories), Wells Fargo Center (1.19 million SF and 52 stories), and 1801 California (1.37 million SF and 52 stories), are located in the Core area along with several financial institutions and hotels. The greatest concentration of office development adjoins 17th Street. Sixteenth Street was converted to a 12-block-long pedestrian mall in the 1980s. Retail development has been concentrated along the 16th Street Mall. The Alfred A. Arraj U.S. Courthouse and other federal buildings are located in the northeast portion of the Core area.

According to a third party market research report, the 1670 Broadway Property is located in the Denver central business district (“Denver CBD”) office submarket, which contains approximately 27.8 million SF of office space with a vacancy rate of 14.8% and average asking rental rate of $31.71 PSF as of the first quarter of 2018. The Class A Denver CBD submarket contained approximately 19.3 million SF of office space with a vacancy rate of 16.0% and an average asking rental rate of $33.25 PSF as of the first quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 1670 Broadway Property was 48,013, 225,314 and 490,986, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $85,198, $96,480 and $94,248, respectively.

The appraisal identified eight competitive properties built between 1972 and 1985 ranging in size from approximately 172,912 SF to 1,315,428 SF. The appraisal’s competitive set reported rent from $28.00 PSF to $39.75 PSF with an average rent of $33.57 PSF. The appraisal concluded a market rent of $33.00 PSF to $37.00 PSF for office space, $12.00 PSF for storage space and $25.00 PSF for the retail space currently leased to UMB Bank (13,613 SF), Starbucks (1,864 SF) and Russells Convenience (935 SF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents recent leasing data at competitive office buildings with respect to the 1670 Broadway Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1670 Broadway Property 1670 Broadway Denver, CO	1980/2018	703,654(1)	TIAA(1)	341,079(1)	March 2001(2)	28.9(2)	$32.09(1)	Modified
Lincoln Center 1660 Lincoln Street Denver, CO	1972/NAV	284,604	American Petroleum Institute	3,890	May 2018	7.0	$29.17	Gross
1801 California 1801 California Street Denver, CO	1982/NAV	1,315,428	Transamerica	11,485	May 2018	7.0	$38.65	Gross Equivalent
1999 Broadway 1999 Broadway Denver, CO	1985/NAV	749,866	Mazzetti	5,436	April 2018	5.3	$32.00	Gross Equivalent
Chase Building 1125 17th Street Denver, CO	1980/NAV	499,975	Xactly	40,845	February 2018	11.0	$39.75	Gross
555 Seventeenth 555 17th Street Denver, CO	1977/NAV	723,357	RT Energy	7,369	December 2017	5.3	$31.05	Gross Equivalent
Hudson’s Bay Centre 1600 Stout Street Denver, CO	1982/NAV	172,912	Accquilano Leslie	4,989	November 2017	5.3	$28.00	Gross
Wells Fargo Center 1700 Lincoln Street Denver, CO	1983/NAV	1,213,381	Shell Oil	16,172	October 2017	5.3	$38.40	Gross Equivalent
Denver Energy Center I 1675 Broadway Denver, CO	1979/NAV	382,970	Kaplan Kirsch & Rockwell	14,107	June 2017	5.5	$31.50	Gross Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Based on information provided by the 1670 Broadway Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1670 Broadway Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$16,459,743	$11,819,595	$13,689,432	$18,507,962	$22,493,894	$31.97
Total Recoveries(2)	$2,646,399	$1,569,645	$1,520,981	$1,693,010	$1,785,052	$2.54
Other Income(3)	$2,080,535	$2,068,141	$1,752,187	$1,613,927	$2,076,760	$2.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,032,583)	($4.31)
Effective Gross Income	$21,186,677	$15,457,382	$16,962,600	$21,814,899	$23,323,123	$33.15
Total Operating Expenses	$9,211,581	$8,884,729	$9,599,831	$9,919,961	$10,338,888	$14.69
Net Operating Income(1)	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,984,235	$18.45
Capital Expenditures	$0	$0	$0	$0	$140,731	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,843,505	$18.25

Occupancy %(4)	90.5%	93.5%	89.0%	90.3%	87.5%
NOI DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.26x
NCF DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.22x
NOI Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.6%
NCF Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.5%

(1)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) lower parking income in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations. Clauses (i) and (ii) above are included in UW Gross Potential Rent.

(2)	The decrease in Total Recoveries from 2015 to 2016 is attributable to the base year resets related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA.

(3)	Other Income includes telecommunication income, storage income and parking income. Parking income is underwritten to the executed garage lease. The garage lease commenced August 2018 and expires April 2021 with an initial monthly rent of $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter. Parking income was lower in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.5%. The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018.

(5)	The debt service coverage ratios and debt yields are based on the 1670 Broadway Whole Loan, without regard to the 1670 Broadway Mezzanine Loan.

Escrows and Reserves. The 1670 Broadway Borrower deposited in escrow at origination (i) $1,364,461 for real estate taxes, (ii) $61,230 for insurance premiums, (iii) $290,496 for replacement reserves, (iv) $5,250,000 for tenant improvements and leasing commissions (“TI/LC”) unrelated to the TIAA lease, (v) $100,000 for ground rent and (vi) $11,678,712 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to the TIAA lease. The 1670 Broadway Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, currently equal to $312,950, (ii) 1/12 of the annual insurance premiums, currently equal to $18,223, and (iii) $11,728 for replacement reserves. The 1670 Broadway Borrower is required to escrow $40,595 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve is equal to or less than $500,000. In addition, the 1670 Broadway Borrower is required on a quarterly basis to deposit any ground rent reserve shortage within five business days if funds on deposit in the ground rent reserve are less than 1/4 of the aggregate annual ground rent.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the 1670 Broadway Whole Loan. Pursuant to the 1670 Broadway Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event (as defined below), to the Material Tenant (as defined below) TI/LC reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (c) if neither a Material Tenant Trigger Event nor Cash Sweep Trigger Event is continuing, but during the continuation of a 1670 Broadway Mezzanine Loan event of default, to the 1670 Broadway Mezzanine Loan subaccount, and (d) if none of a Material Tenant Trigger Event, Cash Sweep Trigger Event or a 1670 Broadway Mezzanine Loan event of default is continuing, to the 1670 Broadway Borrower. Provided no Cash Sweep Trigger Event exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the 1670 Broadway Whole Loan documents will be remitted to the 1670 Broadway Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the 1670 Broadway Borrower, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager under the applicable 1670 Broadway Whole Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is at least 1.15x for one calendar quarter.

A “Material Tenant Trigger Event” will occur upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease, (ii) on or prior to 18 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the 1670 Broadway Borrower of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part) or being no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the applicable Material Tenant space (a) constituting no less than 20% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

NRA at the 1670 Broadway Property or (b) requiring payment of base rent no less than 20% of the total in-place base rent at the 1670 Broadway Property, (vii) any Material Tenant “going dark” with respect to 20% or more of its Material Tenant space at the 1670 Broadway Property or (viii) the long term unsecured debt rating of any Material Tenant or any lease guarantor being downgraded below investment grade. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease, in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the 1670 Broadway Property or a portion thereof constituting more than 20% of NRA at the 1670 Broadway Property, or in regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised so that such rating is no lower than investment grade.

A “Material Tenant” means (i) TIAA or (ii) any tenant at the 1670 Broadway Property that, together with its affiliates, either (a) leases 20% or more of NRA at the 1670 Broadway Property or (b) accounts for no less than 20% of the total in-place base rent at the 1670 Broadway Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 1670 Broadway Mezzanine Loan is secured by the direct equity ownership in the 1670 Broadway Borrower. The 1670 Broadway Mezzanine Loan has an original principal balance $64,800,000 and provides for future advances of up to $9,000,000 in the aggregate for a potential total principal balance of $73,800,000. No future funding draw requests are permitted during the four months following the origination of the 1670 Broadway Whole Loan. Prior to the first draw request, $2.25 million must have been disbursed from the TI/LC reserve. Funding of any future advances is dependent upon the 1670 Broadway Mezzanine Loan lender’s approval. The 1670 Broadway Mezzanine Loan has a coupon of 4.3996% per annum and is coterminous with the 1670 Broadway Whole Loan. Including the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 million in the aggregate has not occurred), the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 2.16x and 9.1%, respectively. The 1670 Broadway Whole Loan lender and 1670 Broadway Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The 1670 Broadway Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

macy's
jcpenney
NORDSTROM
TARGET
KAY
ZALES
COACH
VICTORIA'S SECRET
Microsoft
ANTHROPOLOGIE
SEPHORA
H&M
LOWER LEVEL
LOFT
VACANT
URBAN OUTFITTERS
GARAGE
FOREVER 21
LOWER LEVEL
BARNES & NOBLE
LOWER LEVEL
FOREVER 21
UPPER LEVEL
BARNES & NOBLE
UPPER LEVEL
H&M
UPPER LEVEL
Abercrombie & Fitch
VANS
HOT TOPIC
ALDO
AVEDA
POTTERY BARN
WILLIAMS-SONOMA
LOLLI & POPS
THE BODY SHOP
Lady Foot Locker
MELT SHOP
EXPRESS
GAP
The Cheesecake Factory
claire's
Disney store
Brookstone
ZUMIEZ
PACSUN
N
Anchor
Major / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Christiana Mall
132 Christiana Mall Drive
Newark, DE 19702
PHILADELPHIA
PENNSYLVANIA
WILMINGTON
NEW JERSEY
MARYLAND
DELAWARE
Kennett Square
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
Centerville
Yorklyn
Hockessin
Montchanin
Greenville
Brandywine Creek State Park
Hartefeld National Golf Course
Valley Garden Park
Hoopes Reservoir
Lancaster Pike
Elsmere
Pine Creek
Marshallton
Stanton
Newport
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Carousel Farm Park
Roseville Park
CHURCHMANS CROSSING
NEWARK LINE
SEPTA
Casino @ Delaware Park
Christiana Hospital
Wilmington Airport
Wilmington University
CECIL COUNTY
NEWARK
University of Delaware
Brookside
Christiana
Pleasantville
New Castle
Delaware Turnpike
Iron Hill Park
NEW CASTLE COUNTY
Red Lion
Becks Pond Park
Bear
Governor's Square Shopping Ctr.
Eden Square
Ommelanden Range
Delaware Bay
Elkton
West Meadow Park
Glasgow
Peoples Plaza
Sunset Lake
Fort Delaware State Park
Delaware City
Lums Pond State Park
Newark Ave
Red Hill Rd.
Old Baltimore Pike
Pulaski Hwy
Porter Rd
Williams Rd
Elkton Rd
Appleton Rd
Ogletown Rd
Capitol Trail
Milltown Rd
Paper Mill Rd
Polly Drummond Hill Rd
Kennett Pike
Maryland Ave
DuPont Hwy
River Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/AA+/A3			Location:	Newark, DE 19702
				General Property Type:	Retail
Original Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.6%			Year Built/Renovated:	1978/2014
Loan Purpose:	Refinance			Size:	779,084 SF
Borrower Sponsors:	GGP Inc.; PPF Retail, LLC			Cut-off Date Balance per SF(1):	$434
Mortgage Rate:	4.2775%			Maturity Date Balance per SF(1):	$434
Note Date:	7/12/2018			Property Manager:	General Growth Services, Inc. (borrower-related)
First Payment Date:	9/1/2018
Maturity Date:	8/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI(6):	$46,745,090
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.15x
Additional Debt Balance(1)(3):	$308,000,000/$212,000,000			Most Recent NOI(6)(7):	$43,550,426 (5/31/2018 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$43,514,169 (12/31/2017)
Reserves(5)				3rd Most Recent NOI(7):	$43,957,559 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.3% (5/31/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.8% (12/31/2016)
Outstanding TI/LC:	$1,804,093	$0	N/A	Appraised Value (as of):	$1,040,000,000 (6/5/2018)
Replacements:	$0	Springing	$241,565	Cut-off Date LTV Ratio(1):	32.5%
TI/LC:	$0	Springing	$1,449,387	Maturity Date LTV Ratio(1):	32.5%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$550,000,000	100.0%	Loan Payoff:	$235,182,023	42.8%
			Reserves:	$1,804,093	0.3%
			Closing Costs:	$3,253,713	0.6%
			Return of Equity:	$309,760,172	56.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Christiana Mall Mortgage Loan (as defined below) is part of the Christiana Mall Whole Loan (as defined below), which is comprised of thirteen senior pari passu promissory notes with an aggregate original principal balance of $338,000,000 and three subordinate companion notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Christiana Mall Senior Loan (as defined below), without regard to the Christiana Mall B Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Christiana Mall Whole Loan are $706, $706, 8.5%, 8.5%, 1.93x, 52.9% and 52.9%, respectively.

(2)	The lockout period will be at least 28 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Christiana Mall Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 12, 2021. The assumed lockout period of 28 payments is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over the Most Recent NOI is primarily due to (i) contractual rent steps of $1,226,247 taken through July 2019 and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(7)	See “Cash Flow Analysis” below for further discussion of historical financial information.

(8)	The Christiana Mall Whole Loan proceeds were used to retire an approximately $235.2 million outstanding loan (inclusive of defeasance costs) previously securitized in the MSC 2011-C1 transaction, fund reserves, pay closing costs and return equity to the Christiana Mall Borrower (as defined below).

The Mortgage Loan. The eighth largest mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by (i) thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and (ii) three pari passu subordinate notes with an aggregate original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interests in 779,084 SF of a 1,275,084 SF super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Senior Loan had an aggregate original principal balance and has an aggregate outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.2775% per annum. The Christiana Mall B Notes had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

and accrue interest at a rate of 4.2775% per annum. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028.

The non-controlling Note A-2-C, which evidences the Christiana Mall Mortgage Loan and will be included in the UBS 2018-C14 Trust, had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling senior Note A-1-A and non-controlling Notes A-2-A and A-3-A, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $72,320,000. The non-controlling Notes A-1-C, A-1-D, and A-1-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $82,840,000, are held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions. The Christiana Mall Whole Loan is being serviced pursuant to the trust and servicing agreement for the BBCMS 2018-CHRS transaction. The non-controlling Notes A-2-D and A-2-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $19,704,000, are held by Société Générale and are expected to be contributed to one or more future securitization transactions. The Christiana Mall B Notes, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000. The lender provides no assurances that the non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Christiana Mall Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$36,160,000	$36,160,000	BBCMS 2018-CHRS	Yes
Note A-1-B	$50,000,000	$50,000,000	WFCM 2018-C47	No
Note A-1-C	$40,000,000	$40,000,000	Barclays Bank PLC	No
Note A-1-D	$28,000,000	$28,000,000	Barclays Bank PLC	No
Note A-1-E	$14,840,000	$14,840,000	Barclays Bank PLC	No
Note A-2-A	$21,696,000	$21,696,000	BBCMS 2018-CHRS	No
Note A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
Note A-2-C	$30,000,000	$30,000,000	UBS 2018-C14	No
Note A-2-D	$10,000,000	$10,000,000	Société Générale	No
Note A-2-E	$9,704,000	$9,704,000	Société Générale	No
Note A-3-A	$14,464,000	$14,464,000	BBCMS 2018-CHRS	No
Note A-3-B	$30,000,000	$30,000,000	DBGS 2018-C1	No
Note A-3-C	$23,136,000	$23,136,000	DBGS 2018-C1	No
Note B-1	$106,000,000	$106,000,000	BBCMS 2018-CHRS	No
Note B-2	$63,600,000	$63,600,000	BBCMS 2018-CHRS	No
Note B-3	$42,400,000	$42,400,000	BBCMS 2018-CHRS	No
Total	$550,000,000	$550,000,000

Following the lockout period, on any date before February 1, 2028, the Christiana Mall Borrower has the right to defease the Christiana Mall Whole Loan in whole, but not in part. In addition, the Christiana Mall Whole Loan is prepayable without penalty on or after February 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

The Borrower and the Borrower Sponsors. The borrower is Christiana Mall LLC (the “Christiana Mall Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Christiana Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. The Christiana Mall Borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP Inc. (“GGP”) and PPF Retail, LLC (“PPF”). The Christiana Mall Whole Loan borrower sponsors are GGP and PPF. The non-recourse carve-out guarantors of the Christiana Mall Whole Loan are GGP Nimbus, LP (“GGP Nimbus”) and PPF. GGP Nimbus is the sole guarantor under the losses-only guaranty, while both GGP Nimbus and PPF are jointly and severally liable under the full recourse guaranty. Liability under the full recourse guaranty is capped at 20% of the then current outstanding principal balance of the Christiana Mall Whole Loan.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is an owner and operator of real estate in the United States. According to the Christiana Mall Whole Loan borrower sponsors, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million SF of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield Asset Management Inc., Brookfield Properties Partners L.P. (“BPY”) announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates. BPY is a commercial real estate company with approximately $68.0 billion in total assets. According to the Christiana Mall Whole Loan borrower sponsors, GGP is currently in the final stages of transferring a 24.995% indirect interest in the Christiana Mall Borrower to Institutional Mall Investors LLC.

PPF is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

The Property. The Christiana Mall Property consists of a 779,084 SF portion of the two-story, 1,275,084 SF Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s, and Cinemark and non-collateral anchors Macy’s, JCPenney, and Nordstrom. In 2017 the collateral and non-collateral anchor tenants generated approximately $198.7 million in sales. No other tenant occupies more than 4.7% of NRA or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

represents more than 6.0% of underwritten base rent. The Christiana Mall Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble Booksellers, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and Forever 21. Additionally, the Christiana Mall Property includes dining options such as a 10-bay food court and restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF).

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. During such expansion $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 SF of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire Christiana Mall, including non-collateral tenants, was 98.9% leased as of May 31, 2018. Since 2014, the Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. Comparable sales for in-line tenants less than 10,000 SF as of the trailing-12 months ending April 30, 2018 were $885 PSF with occupancy costs of 13.4% (including Apple and its 10,705 SF of space, the Christiana Mall Property generated sales PSF of $2,504 with an occupancy cost of 4.7%).

The following table presents certain information relating to the tenancy at the Christiana Mall:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Base Rent PSF	Annual UW Base Rent	% of Total Annual UW Base Rent	4/30/2018 TTM Sales(3)			Lease Expiration Date
							$	PSF	Occ. Cost(4)
Major Tenants
Target	A-/A2/A	145,312	18.7%	$0.00	$0	0.0%	$52,000,000	$358	N/A	12/31/2036(6)
Cabela’s	NR/NR/NR	100,000	12.8%	$10.21	$1,021,250	2.8%	$50,782,999	$508	2.0%	1/31/2035(7)
Cinemark	NR/NR/BB	50,643	6.5%	$22.30	$1,129,339	3.1%	$7,251,437	$604,286(5)	15.6%	11/30/2029(8)
Barnes & Noble Booksellers	NR/NR/NR	36,803	4.7%	$20.38	$750,000	2.1%	$7,894,999	$215	9.5%	1/31/2020(9)
Forever 21	NR/NR/NR	27,300	3.5%	$78.21	$2,135,133	6.0%	$6,494,724	$238	32.9%	1/31/2020
H&M	NR/NR/NR	20,160	2.6%	$45.60	$919,371	2.6%	$6,381,061	$317	14.4%	2/28/2021(10)
Anthropologie	NR/NR/NR	10,967	1.4%	$68.43	$750,455	2.1%	$1,637,845	$149	45.8%	1/31/2021(11)
Victoria’s Secret	NR/NR/NR	10,830	1.4%	$60.00	$649,800	1.8%	$6,484,521	$599	10.0%	1/31/2024
Apple	NR/Aa1/AA+	10,705	1.4%	$109.85	$1,175,974	3.3%	$488,995,320	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4%	$59.12	$625,698	1.7%	$3,157,328	$298	19.8%	5/31/2024
Express	NR/NR/NR	10,008	1.3%	$45.75	$457,913	1.3%	$3,175,091	$317	14.4%	1/31/2024
Urban Outfitters	NR/NR/NR	10,000	1.3%	$42.00	$420,000	1.2%	$2,445,323	$245	17.2%	1/31/2021(12)
Total Major Tenants		443,311	56.9%	$33.67(13)	$10,034,934	28.0%
Other Tenants(14)		322,372	41.4%	$82.30	$25,834,705	72.0%	$250,347,499	$885(15)	13.4%(15)
Occupied Collateral Total		765,683	98.3%	$58.62(13)(14)	$35,869,639	100.0%
Vacant Space		13,401	1.7%
Collateral Total		779,084	100.0%

Non-Collateral Tenants
Macy’s	BBB/Baa3/BBB-	215,000		N/A	N/A	N/A	$48,000,000	$223	N/A	12/31/2028
JCPenney	B/B3/B-	158,000		N/A	N/A	N/A	$21,000,000	$133	N/A	12/31/2028
Nordstrom	BBB+/Baa1/BBB+	123,000		N/A	N/A	N/A	$19,707,999	$160	N/A	12/31/2028
Property Total		1,275,084

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM Sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(4)	Occ. Cost is based on the Annual UW Base Rent and 4/30/2018 TTM Sales.

(5)	Cinemark sales PSF reflect sales per screen (12 screens).

(6)	See “Target Purchase and Put Options” below for further discussion.

(7)	Cabela’s has eight, five-year renewal options remaining.

(8)	Cinemark has three, five-year renewal options remaining.

(9)	Barnes & Noble Booksellers has two, five-year renewal options remaining.

(10)	H&M has one, five-year renewal option remaining.

(11)	Anthropologie has one, five-year renewal option remaining.

(12)	Urban Outfitters has one, five-year renewal option remaining.

(13)	Target’s Tenant SF is excluded from this calculation as it has no attributable Annual UW Base Rent.

(14)	Other Tenants include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants with no attributable Annual UW Base Rent that are excluded from the Annual UW Base Rent PSF calculation.

(15)	4/30/2018 TTM Sales PSF and Occ. Cost are based on the 293,398 SF of other tenants that report earnings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents certain information relating to the lease rollover schedule at the Christiana Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(4)	SF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(5)(6)	Total UW Base Rent Rolling(6)	Approx. % of Total Rent Rolling(6)	Approx. Cumulative % of Total Rent Rolling(6)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	5	9,964	1.3%	1.3%	$91.41	$910,842	2.5%	2.5%
2019	14	21,935	2.8%	4.1%	$102.28	$2,084,627	5.8%	8.4%
2020	18	114,468	14.7%	18.8%	$52.97	$6,063,941	16.9%	25.3%
2021	21	105,128	13.5%	32.3%	$61.19	$6,432,376	17.9%	43.2%
2022	9	19,976	2.6%	34.8%	$105.10	$2,099,539	5.9%	49.0%
2023	13	33,728	4.3%	39.2%	$92.86	$3,132,006	8.7%	57.8%
2024	12	50,843	6.5%	45.7%	$75.58	$3,842,731	10.7%	68.5%
2025	13	37,189	4.8%	50.5%	$99.90	$3,715,274	10.4%	78.8%
2026	14	39,768	5.1%	55.6%	$98.44	$3,914,722	10.9%	89.8%
2027	3	9,078	1.2%	56.7%	$52.96	$480,791	1.3%	91.1%
2028	3	4,742	0.6%	57.4%	$96.81	$459,072	1.3%	92.4%
2029 & Beyond(7)	6	318,864(8)	40.9%	98.3%	$16.40(9)	$2,733,718	7.6%	100.0%
Vacant	0	13,401	1.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	131	779,084	100.0%		$58.62	$35,869,639	100.0%

(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	# of Leases Rolling and SF Rolling include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants. No UW Base Rent was attributed to their respective leases.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes 1,553 SF for one temporary tenant, 6,907 SF of kiosk, antenna and storage tenants, vacant space and Target’s space.

(6)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(7)	UW Base Rent PSF Rolling excludes Target’s space (145,312 SF) from the calculation.

(8)	Includes 6,907 SF of kiosk, antenna and storage tenants.

(9)	Excludes 6,907 SF of kiosk, antenna and storage tenants.

The following table presents historical occupancy percentages at the Christiana Mall Property:

Historical Occupancy
12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	5/31/2018(2)(3)
99.2%	99.3%	99.8%	99.0%	98.3%

(1)	Information obtained from the Christiana Mall Borrower.

(2)	Historical occupancy of the Christiana Mall including the non-collateral anchors was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9% respectively.

(3)	Information obtained from the underwritten rent roll.

The following table presents historical in-line sales at the Christiana Mall Property:

Historical In-line Tenant Sales Summary(1)
Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
4/30/2018 TTM	$2,504	4.7%	$885	13.4%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents historical anchor sales at Christiana Mall:

Historical Anchor Tenant Sales Summary(1)
Year	Target Sales $ mil / Sales PSF(2)	Cabela’s Sales $ mil / Sales PSF	Cinemark Sales $ mil / Sales PSF(3)	JCPenney Sales $ mil / Sales PSF(2)(4)	Macy’s Sales $ mil / Sales PSF(2)(4)	Nordstrom Sales $ mil / Sales PSF(2)(4)
2014	$56.0 / $385	N/A	N/A	$22.0 / $139	$56.0 / $260	$25.1 / $204
2015	$60.0 / $413	$57.9 / $579	$8.0 / $665,953	$22.0 / $139	$57.0 / $265	$25.0 / $203
2016	$52.0 / $358	$50.6 / $506	$8.4 / $697,866	$20.0 / $127	$52.0 / $242	$24.1 / $196
2017	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160
4/30/2018 TTM	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160

(1)	Information is estimated and is provided by the Christiana Mall Borrower.

(2)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(3)	Cinemark Sales PSF reflect sales per screen (12 screens).

(4)	JCPenney, Macy’s and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of only five U.S. states with no sales tax, and according to the appraisal, the Christiana Mall Property is the closest super regional shopping center without sales tax to several surrounding states. According to the appraisal, Interstate 95 serves the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. The Christiana Mall Property is directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The Christiana Mall Property is approximately 10 miles from each of Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

The Christiana Mall Property is located in a growing, suburban area, with access to the traffic arteries connecting the surrounding metropolitan area. The Christiana Mall Property caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (DuPont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced a compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The table below presents certain information relating to seven comparable properties to the Christiana Mall identified by the appraisal:

Comparable Properties(1)
Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ. %	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Newark, DE	Super Regional Mall	1978/2014	1,275,084(2)	98.3%(3)	$885(4)	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark(4)	N/A
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
Secondary Competition
Dover Mall Dover, DE	Super Regional Mall	1982/1997	928,194	93.0%	$410	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears	39.2
King of Prussia Mall King of Prussia, PA	Super Regional Mall	1962/1995	2,391,105	96.0%	$805	Bloomingdale’s, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears	41.6
Cherry Hill Mall Cherry Hill, NJ	Super Regional Mall	1961/2009	1,305,813	97.0%	$659	JCPenney, Macy’s, Nordstrom	44.3
Towson Town Center Towson, MD	Super Regional Mall	1958/2007	1,063,549	92.0%	$495	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack	63.6

Source: Appraisal

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Based on the underwritten rent roll for the Christina Mall Property and including the non-collateral anchor tenants.

(3)	Occ. % reflects collateral tenants at the Christiana Mall Property. The Christiana Mall was 98.9% occupied as of May 31, 2018 when including the non-collateral anchor tenants.

(4)	Based on 4/30/2018 TTM sales for comparable in-line tenants occupying less than 10,000 SF. Macy’s, JCPenney and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christiana Mall Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04
Vacant Space	$0	$0	$0	$0	$1,638,466	$2.10
Percentage Rent	$0	$0	$6,575	$7,770	$0	$0.00
Total Recoveries	$13,257,802	$13,807,251	$13,491,109	$13,425,783	$14,157,327	$18.17
Specialty Leasing	$2,714,827	$2,749,431	$2,713,432	$2,759,788	$2,876,610	$3.69
Other Income(3)	$3,469,234	$3,343,004	$3,369,589	$3,277,797	$3,356,447	$4.31
Less Vacancy	$0	$0	$0	$0	($1,638,466)	($2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21
Total Operating Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	$12.21
Net Operating Income(1)	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00
Capital Expenditures	$0	$0	$0	$0	$106,754	$0.14
TI/LC	$0	$0	$0	$0	$533,772	$0.69
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18

Occupancy %(4)	99.3%	99.8%	99.0%	98.3%	96.8%
NOI DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.19x
NCF DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.15x
NOI Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.8%
NCF Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.6%

(1)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019. The increase in UW Net Operating Income over the 5/31/2018 TTM is primarily due to (i) the contractual rent steps and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(2)	UW Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018 including Tilly’s (4,999 SF), Xfinity (4,014 SF), Lolli and Pops (2,400 SF), Jamba Juice (246 SF) and Bath and Body Works (209 SF). UW Base Rent excludes Teavana (1,020 SF) who is currently dark and not occupying its space and bankrupt tenants Icing by Claire’s (1,979 SF), Claire’s (1,239 SF) and the Walking Company (1,582 SF).

(3)	Other Income includes overage rent, storage and other income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.2%. The Christiana Mall Property was 98.3% occupied as of May 31, 2018.

(5)	The debt service coverage ratios and debt yields shown are based on the Christiana Mall Senior Loan.

Escrows and Reserves. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements and/or leasing commissions. During a Cash Sweep Event Period (as defined below) the Christiana Mall Borrower is required to deposit monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves subject to a cap of $241,565 and (iv) $60,391 for tenant improvements and leasing commissions subject to a cap of $1,449,387.

Lockbox and Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require that all rents received by the Christiana Mall Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period, are required to be transferred daily to a Christiana Mall Borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the Christiana Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the Christiana Mall Borrower.

A “Cash Sweep Event Period” will occur during the earliest of: (i) an event of default under the Christiana Mall Whole Loan; (ii) any bankruptcy action of the Christiana Mall Borrower; (iii) any bankruptcy action of the guarantors or any replacement guarantor or guarantors; or (iv) the debt service coverage ratio falling below 1.35x for two consecutive quarters. A Cash Sweep Event Period will end if: (w) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing; (x) with respect to clause (ii) above, such bankruptcy action is discharged; (y) with respect to clause (iii) above, (A) the Christiana Mall Borrower replaces the guarantor subject to such bankruptcy action with either (1) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to the lender or (2) PPF or (so long as Institutional Mall Investors LLC is a Qualified Equityholder (as defined below) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property) Institutional Mall Investors LLC, and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, and the Christiana Mall Borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect the guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion; (aa) with respect to clause (iv), the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

A “Qualified Equityholder” means GGP, Brookfield Asset Management Inc., BPY, PPF, Institutional Mall Investors LLC, or any one of the following persons who is not a “prohibited person” as defined in the Christiana Mall Whole Loan documents: (i) a pension fund, pension plan, pension trust, or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Christiana Mall Property) and (b) is managed by a person who controls at least $2,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property); (ii) a pension fund advisor who (a) immediately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

prior to such transfer controls at least $1,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; (iii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account, pension advisory firm, real estate investment trust, commingled pension trust fund, private equity fund, mutual fund, government entity or plan, real estate company, investment fund or institutional entity substantially similar to any of the foregoing, provided in each case that such institution has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property) which is regularly engaged in the business of making or owning loans secured by, owning and/or operating properties similar to the Christiana Mall Property; (iv) any entity that controls GGP, Brookfield Asset Management Inc. or BPY; (v) any person approved by the lender and, after a securitization, for which the lender has received rating agency confirmation; (vi) any subsidiary that is at least 50.0% owned and controlled (which control may be subject to the rights of other persons to approve certain major decisions of the Christiana Mall Borrower by an entity or entities satisfying any of clauses (i) through (v) above or (vii) below; (vii) an entity that owns, directly or indirectly, at least five shopping centers in the United States having an aggregate square footage of at least 3.0 million SF and such entity has a net worth greater than $1,000,000,000 (exclusive of the Christiana Mall Property); or (viii) a Qualified Institutional Lender (as defined below) in connection with any pledge of direct or indirect (as applicable) permitted ownership interests in the Christiana Mall Borrower.

A “Qualified Institutional Lender” means one or more of the following: (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account or pension advisory firm, mutual fund, government entity or plan, or any entity substantially similar to any of the entities described in this subsection (a), provided in each case that such entity (i) has total assets (in name or under management) in excess of $1,500,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $1,000,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and/or operating commercial mortgaged properties, (b) or any controlled subsidiary of any entity described in the above clause (a), provided that such subsidiary has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to an institution substantially similar to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property), (c) any entity controlled by, controlling or under common control with any of the entities described in either of the above clauses (a) or (b), (d) prior to a securitization, an entity reasonably approved in writing by the lender, (e) after a securitization, an entity for which the Christiana Mall Borrower will have received a rating agency confirmation in connection with such pledge of direct or indirect equity interests to such entity, or (f) any person acting in its capacity as administrative agent, collateral agent, trustee or similar capacity on behalf of any of the entities described in clauses (a) through (e) above.

Additional Secured Indebtedness (not including trade debts). Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum and are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Mortgage Loan, the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

Mezzanine Loan and Preferred Equity. The Christiana Mall Borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the Christiana Mall Whole Loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt is not greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 95.0% of the origination date loan-to-value ratio (52.9%) and (y) an aggregate forward looking debt service coverage ratio that is not less than 105.0% of the origination date debt service coverage ratio as determined by the lender (1.82x), (iii) the lender has received a rating agency confirmation, (iv) a market intercreditor agreement acceptable to the lender is executed, and (v) the mezzanine loan is interest-only and coterminous with the Christiana Mall Mortgage Loan.

Real Estate Substitution/Expansion. If no event of default is continuing, the Christiana Mall Borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each, an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the Christiana Mall Borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the Christiana Mall Borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses incurred by the lender, (v) the Christiana Mall Borrower delivers a satisfactory environmental report relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the Christiana Mall Borrower may, in its sole discretion, obtain an expansion parcel (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Christiana Mall Whole Loan documents, provided that, among other conditions, (i) the Christiana Mall Borrower satisfies the requirements in clauses (i), (iv) and (v) above. In the event that the Christiana Mall Borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Christiana Mall Whole Loan. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Release of Property. If no event of default is continuing, the Christiana Mall Borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of Christiana Mall Borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the Christiana Mall Borrower’s satisfaction of certain conditions, including, among other things: (i) the Christiana Mall Borrower making a partial prepayment of the Christiana Mall Whole Loan by an amount equal to the greatest of (a) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (b) the net sales proceeds received by the Christiana Mall Borrower with respect to such transfer and (c) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, will be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, that in lieu of making any such prepayment, at the Christiana Mall Borrower’s election prior to the release of the Outlot Parcel in question, the Christiana Mall Borrower may either (i) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (ii) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment) (the Christiana Mall Borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to the Christiana Mall Borrower with the payment to the lender of the amounts required pursuant to clause (a) above with respect to the Outlot Parcel in question (inclusive of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

any yield maintenance premium payment that may be due and payable as of the date of such prepayment); (ii) upon request by the lender, delivery of a REMIC opinion; (iii) the loan-to-value ratio immediately after the release of the applicable Outlot Parcel being less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and (iv) delivery of rating agency confirmation. In addition, the Christiana Mall Borrower may obtain release of certain vacant, non-income producing and unimproved land or land improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (the “Release Parcel”) provided, among other conditions, (a) the Christiana Mall Borrower delivers at least 10 days’ prior written notice, (b) the Christiana Mall Borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the Christiana Mall Borrower’s operation or use of the Christiana Mall Property for its then-current use and (y) may be readily separated from the Christiana Mall Property without a material diminution in the value of the Christiana Mall Property, (c) after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (d) the Christiana Mall Borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (e) the Christiana Mall Borrower delivers a rating agency confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Releases; Partial Releases” in the Preliminary Prospectus.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the Christiana Mall Borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the Christiana Mall Borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year renewal options and one final, five-year renewal option. The ground lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target ground lease states, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the Christiana Mall Borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender will release the Target parcel from the lien of the mortgage in the event Target exercises its purchase option pursuant to the terms of the Target lease. Such release is subject to satisfaction of certain conditions, which include, but are not limited to: (i) such purchase option may not be exercised in the event that (a) the Christiana Mall Borrower, or controlling affiliate of the Christiana Mall Borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease; (ii) if the loan-to-value ratio immediately after the release of the Target parcel is less than or equal to 125%, the Christiana Mall Borrower repays the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; (iii) the Christiana Mall Borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and (iv) the Christiana Mall Borrower pays a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the Christiana Mall Borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, the Christiana Mall Borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender. See “Description of the Mortgage Pool—Property Types—Retail Properties” in the Preliminary Prospectus.

Terrorism Insurance. The Christiana Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the Christiana Mall Borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the Christiana Mall Property and business interruption coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

PAD H
PAD C
HOBBY LOBBY
GRADE POWER
Sport Clips
Publix
Academy
CB&S Bank
BBVA Compass
ZAXBY'S
AMC THEATRES
SEW PRECIOUS
CACHE SALON
SUSHI VILLAGE
TAZIKIS
UBREAKIFIX
COWBOYS
DOUBLE OAK ANIMAL CLINIC
Walgreens
The Melting Pot
Anchor / Major
Inline
Vacant
Pad Ready
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Village at Lee Branch II
1201 Doug Baker Boulevard
Birmingham, AL 35242
BIRMINGHAM
Birmingham-Shuttlesworth Intl. Airport
East Birmingham
Irondale
Central City
College Hills
Downtown
Birmingham Jefferson Conv. Center
Wells Fargo Tower
Regions Harbert Plaza
McWane Science Ctr.
Birmingham Southern College
Legion Field
University of Alabama - Birmingham
Baptist Medical Ctr. Princeton
West End Manor
Avondale Park
Boswell Highland Golf Course
Trinity Medical Ctr.
Eastwood Festival Centre
Pine Tree Country Club
The Country Club at Birmingham
Mountain Brook Club
Botanical Gardens & Zoo
Lane Park
George Ward Park
Vulcan Park & Museum
Mountain Brook
Old Overton Country Club
Sicard Hollow Athletic Complex
Lake Purdy
Samford University
Colonial Brookwood Village
Brookwood Medical Ctr.
JEFFERSON COUNTY
Homewood
Vestavia Country Club
The Summit Birmingham
Vestavia Hills
Little Valley Mountain
Shops of Colannade
River Ridge
Brook Highland Plaza
Shoal Creek Golf Club
The Village at Lee Branch
Inverness Corners
Oxmoor Valley Golf Club
Hoover Country Club
Renaissance Ross Bridge Golf Resort and Spa
Moss Rock Preserve
Hoover
Bessemer
Aldridge Gardens
Riverchase Galleria
Riverchase Village
The Plaza at Riverchase
Colonial Promenade at Hoover
Valleydale Village
Jefferson State Community College
Southeastern Bible College
SHELBY COUNTY
Oak Mountain Lake
EBSCO Information Services
Birmingham United Soccer Association
Indian Springs Village
Hoover Metropolitan Complex
Oak Mountain Amphitheatre
Oak Mountain State Park
Johnson Mtn.
Pelham
Helena
AMTRAK
Finley Blvd
3rd Ave S.
6th Ave S.
Crestwood Blvd
Montclair Rd
Montevallo Rd
Old Leeds Rd
Ruffner Rd
Oporto Madrid Blvd
Airport Hwy
Pearson Ave
MLK Jr Dr
Valley Ave
Oxmoor Rd
Lakeshore Dr
Green Valley Rd
Sicard Hollow Rd
Cahaba Valley Rd
Lakeshore Pkwy
Alford Ave
Shades Crest Rd
Columbiana Rd
Tyler Rd
Montgomery Hwy
Altadena Rd
Valleydale Rd
John Hawkins Pkwy
Stadium Trace Pkwy
Helena Rd
Simmsville Rd
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Jasper
Attalla
Gadsden
Rome
Roswell
Marietta
Decatur
MISSISSIPPI
Winona
Columbus
BIRMINGHAM
Bessemer
Hoover
Anniston
ATLANTA
Louisville
Tuscaloosa
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Ozark
Hattiesburg
Enterprise
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Birmingham, AL 35242
				General Property Type:	Retail
Original Balance:	$21,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	2004/N/A
Loan Purpose:	Refinance			Size:	223,300 SF
Borrower Sponsors:	Stephen M. LaMastra; Moshe Manoah			Cut-off Date Balance per SF:	$94
Mortgage Rate:	5.7500%			Maturity Date Balance per SF:	$81
Note Date:	10/18/2018			Property Manager:	Star Commercial, LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$2,246,832
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.63x (IO)	1.35x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,008,504 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,040,270 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$1,737,592 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (8/1/2018)
RE Tax:	$0	$29,168	N/A	2nd Most Recent Occupancy:	92.7% (12/31/2017)
Insurance:	$31,077	$3,108	N/A	3rd Most Recent Occupancy:	91.5% (12/31/2016)
Replacements:	$0	$2,791	N/A	Appraised Value (as of):	$34,500,000 (6/29/2018)
TI/LC:	$500,000	$18,608	$500,000	Cut-off Date LTV Ratio:	60.9%
Deferred Maintenance:	$5,750	$0	N/A	Maturity Date LTV Ratio:	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	98.7%	Loan Payoff:	$20,072,092	94.3%
Borrower Equity:	$281,761	1.3%	Reserves:	$536,827	2.5%
			Closing Costs:	$672,842	3.2%
Total Sources:	$21,281,761	100.0%	Total Uses:	$21,281,761	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI increased more than 10% compared to the Most Recent NOI due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

The Mortgage Loan. The ninth largest mortgage loan (the “Village at Lee Branch II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 secured by a first priority fee mortgage encumbering an anchored retail property known as Village at Lee Branch II (the “Village at Lee Branch II Property”). The proceeds of Village at Lee Branch II Mortgage Loan, together with $281,761 in borrower equity, were used to refinance the Village at Lee Branch II Property, pay closing costs, and fund upfront reserves.

The Borrower and the Borrower Sponsors. The borrower is Monarch at Lee Branch LLC, a Delaware limited liability company (the “Village at Lee Branch II Borrower”). Legal counsel to the Village at Lee Branch II Borrower delivered a non-consolidation opinion in connection with the origination of the Village at Lee Branch II Mortgage Loan. The Village at Lee Branch II Borrower is managed by Monarch Lee Branch Holdings, LLC (100%, Sole Member). Hagshama Birmingham Alabama Platinum LLC owns a 30.538% interest in Monarch Lee Branch Holdings, LLC. The borrower sponsors and non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan are Moshe Manoah and Stephen M. LaMastra on a joint and several basis.

Moshe Manoah is a founding member of Crown Holdings Group and is responsible for building existing portfolios, evaluating and executing acquisitions and dispositions as well as the development of real estate opportunities throughout the Southeastern United States. Mr. Manoah entered the real estate business over 25 years ago as the founding member and a general contractor of NRI Construction, Inc. (“NRI”). Mr. Manoah was responsible for all business development at NRI and took the company to over $250 million in revenue. Mr. Manoah has completed over $500 million in residential development, commercial development and re-development of real estate projects. Mr. Manoah, along with a business associate, were the subject of a 2014 Securities and Exchange Commission civil action alleging insider trading. The case was subsequently settled. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Stephen M. LaMastra is the managing principal of Monarch Investments Group (“Monarch”), an Atlanta based real estate investment firm, and has over two decades of experience in acquiring, developing, financing and managing real estate assets. Mr. LaMastra also serves as president and CEO of Star

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Commercial, LLC, an affiliated asset and property management company which manages over 2 million SF of real estate. Mr. LaMastra has acquired over $200 million worth of properties in less than 5 years, since refining Monarch’s strategy and model. The non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan are also the non-recourse carveout guarantors of the Shoppes at Centre Pointe Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Preliminary Prospectus.

The Property. The Village at Lee Branch II Property is a 223,300 SF anchored retail property located in Birmingham, Alabama, within Shelby County, approximately 13.1 miles southeast of the Birmingham central business district. The improvements on the Village at Lee Branch II Property were constructed in 2004 and consist of six, one-story retail buildings. The Village at Lee Branch II Property includes three pad sites, none of which is currently improved with a building and are adjacent to Hobby Lobby and to Baumhower’s. The pad adjacent to Hobby Lobby encompasses approximately 43,403 SF (one anchor/junior anchor pad), and the two pads adjacent to Baumhower’s each encompass approximately 13,429 SF (two small building pads). The Village at Lee Branch II Property is situated on a 39.96-acre site with 1,423 surface parking spaces (approximately 6.37 spaces per 1,000 SF). As of August 1, 2018, the Village at Lee Branch II Property was 94.3% leased to 27 national, regional and local tenants. The Village at Lee Branch II Property is anchored by AMC Theatres (Carmike Cinemas) (67,950 SF) and major tenants include: Hobby Lobby (56,030 SF), Urban Home Market, LLC (16,600 SF), Santa Fe Day Spa (7,200 SF), and Baumhower’s (7,040 SF). The Village at Lee Branch II Property is part of a larger, 506,527 SF retail development that includes the Village at Lee Branch I, an adjoining center anchored by Publix, Academy Sports, Lifeway Christian, and Panera Breads.

Major Tenants.

AMC Theatres (Carmike Cinemas) (67,950 SF, 30.4% of NRA, 33.4% of underwritten base rent). Carmike Cinemas (“Carmike”) was acquired by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC) in December 2016 for $858.2 million. AMC is the largest operator of movie theatres in the world and offers traditional film programming, independent and foreign films, performing arts, music and sports through its cinema locations. All Carmike theatres have been rebranded to be part of one of the three AMC family of theatres including AMC, AMC Classic, and AMC Dine-In. AMC Classic is designed for smaller mid-sized and suburban markets across the United States and offers more value options for customers. The AMC Classic Theatres include Coca-Freestyle machines, refillable popcorn buckets, and movie nachos. The AMC Classic logo incorporates the folded “C” graphic element from the legacy Carmike brand logo and adopts Carmike’s “America’s Hometown Theatres” tagline. AMC was founded in Kansas City, Missouri in 1920 and currently operates 649 theatres throughout the United States with an average of 12.7 screens per theatre. AMC Theatres has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced July 1, 2004 and expires June 30, 2024, with four, five-year renewal options remaining and no termination options.

Hobby Lobby (56,030 SF, 25.1% of NRA, 19.0% of underwritten base rent). Founded in 1970, Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates a chain of arts and crafts stores in the United States. Hobby Lobby is based in Oklahoma City, Oklahoma and is the largest privately owned arts-and-crafts retailer employing approximately 32,000 employees and operating more than 800 stores in 47 states. Hobby Lobby offers products under various categories including hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced June 26, 2004 and expires June 30, 2024, with two, five-year renewal options remaining and no termination options.

Urban Home Market, LLC (16,600 SF, 7.4% of NRA, 5.3% of underwritten base rent). Urban Home Market, LLC (“Urban Home Market”) is a home furnishings store that offers both rustic and elegant furniture, lighting, decor and design services and specializes in only new home décor. Founded in 2014 as a spinoff of a Birmingham consignment business, McMahon’s Renaissance Consignment & Marketplace, Urban Home Market has its only location at the Village at Lee Branch II Property. Urban Home Market’s decorators work with a homeowner throughout the entire decorating process and allow the customer to spend the night in their newly decorated home before paying for the project in what the owner refers to as the “live with it, pay for it” system. Urban Home Market has been a tenant at the Village at Lee Branch II Property since 2015 under a lease that commenced April 1, 2015 and expires April 30, 2022, with two, three-year renewal options remaining and no termination options.

Santa Fe Day Spa (7,200 SF, 3.2% of NRA, 4.0% of underwritten base rent). Santa Fe Day Spa is a premier spa, salon, and aesthetic center that serves the Birmingham area. Santa Fe Day Spa specializes in massages, facials, body wraps, manicures, and pedicures. Santa Fe Day Spa has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced December 7, 2004 and expires July 31, 2021, with two, five-year renewal options remaining and no termination options.

Baumhower’s (7,040 SF, 3.2% of NRA, 5.5% of underwritten base rent). Baumhower’s was founded by Bob Baumhower, a retired football player of the University of Alabama and the Miami Dolphins. Baumhower’s is a full service casual sports restaurant that specializes in chicken wings. Baumhower’s restaurants feature athletic décor and televisions. Baumhower’s currently has 10 locations throughout the state of Alabama. Bob Baumhower serves as CEO of Aloha Hospitality International, a restaurant management company that develops and runs the Baumhower’s Victory Grille franchise, as well as Dauphin’s – a fine dining restaurant on the 34th floor of the RSA Trustmark Bank building in downtown Mobile, Alabama. Baumhower’s has been a tenant at the Village at Lee Branch II Property since 2009 under a lease that commenced September 1, 2009 and expires December 31, 2019, with one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents a summary regarding the largest tenants at the Village at Lee Branch II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
AMC Theatres (Carmike Cinemas)	B/B2/B+	67,950	30.4%	$837,824	33.4%	$12.33	$4,563,623	$304,242(6)	20.9%	6/30/2024
Total Anchor Tenants		67,950	30.4%	$837,824	33.4%	$12.33

Major Tenants
Hobby Lobby	NR/NR/NR	56,030	25.1%	$476,255	19.0%	$8.50	N/A	N/A	N/A	6/30/2024
Urban Home Market, LLC	NR/NR/NR	16,600	7.4%	$133,464	5.3%	$8.04	N/A	N/A	N/A	4/30/2022
Santa Fe Day Spa	NR/NR/NR	7,200	3.2%	$100,800	4.0%	$14.00	$1,339,623	$186	11.0%	7/31/2021
Baumhower’s	NR/NR/NR	7,040	3.2%	$136,858	5.5%	$19.44	$2,657,511	$377	6.8%	12/31/2019
Fitness Express	NR/NR/NR	6,000	2.7%	$53,280	2.1%	$8.88	N/A	N/A	N/A	9/30/2019
Pablo’s Restaurante Cantina	NR/NR/NR	5,600	2.5%	$86,800	3.5%	$15.50	$680,701	$122	17.9%	5/31/2023
The Melting Pot	NR/NR/NR	5,328	2.4%	$72,000	2.9%	$13.51	$746,700	$140	9.6%	MTM
Revolve Kitchen and Brew	NR/NR/NR	5,152	2.3%	$71,098	2.8%	$13.80	N/A	N/A	N/A	12/31/2027
Total Major Tenants		108,950	48.8%	$1,130,554	45.0%	$10.38

Other Tenants		33,600	15.0%	$542,592	21.6%	$16.15
Vacant		12,800	5.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		223,300	100.0%	$2,510,970	100.0%	$11.93

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(5)	Occ. Cost % is based on the contractual rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Most Recently Reported Sales PSF for AMC Theatres (Carmike Cinemas) represents sales per screen. AMC Theatres (Carmike Cinemas) has 15 screens at the Village at Lee Branch II Property.

The following table presents historical sales information for the tenants at the Village at Lee Branch II Property that are required to present sales information to the Village at Lee Branch II Borrower:

Historical Sales Summary(1)
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales
Tenant	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)
Tazikl’s Greek Fare	$2,253,077	$626	4.4%	$2,203,754	$612	4.5%	$2,207,695	$613	4.5%
Nails of Grace	N/A	N/A	N/A	$253,997	$106	15.1%	$302,740	$126	12.7%
Sports Clip	$443,816	$370	6.5%	$454,203	$379	6.3%	$462,101	$385	6.2%
Annabell’s Southern Boutique	N/A	N/A	N/A	$243,898	$203	11.5%	$261,307	$218	10.8%
Total/Wtd. Avg.	$2,696,893	$562	4.7%	$3,155,852	$376	6.1%	$3,233,843	$385	6.0%

(1)	Information is based on the underwritten rent roll and sales report as of July 27, 2018.

(2)	Occ. Cost % is based on the base rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents certain information relating to the lease rollover at the Village at Lee Branch II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,328	2.4%	2.4%	$13.51	$72,000	2.9%	2.9%
2018	0	0	0.0%	2.4%	$0.00	$0	0.0%	2.9%
2019	4	15,440	6.9%	9.3%	$15.07	$232,738	9.3%	12.1%
2020	4	9,600	4.3%	13.6%	$16.62	$159,552	6.4%	18.5%
2021	7	16,800	7.5%	21.1%	$13.89	$233,376	9.3%	27.8%
2022	4	22,600	10.1%	31.2%	$10.91	$246,600	9.8%	37.6%
2023	3	9,200	4.1%	35.4%	$15.04	$138,328	5.5%	43.1%
2024	2	123,980	55.5%	90.9%	$10.60	$1,314,079	52.3%	95.4%
2025	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2026	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2027	1	5,152	2.3%	93.2%	$13.80	$71,098	2.8%	98.3%
2028	1	2,400	1.1%	94.3%	$18.00	$43,200	1.7%	100.0%
2029 & Beyond	0	0	0.0%	94.3%	$0.00	$0	0.0%	100.0%
Vacant	0	12,800	5.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	27	223,300	100.0%		$11.93	$2,510,970	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Village at Lee Branch II Property is located in Birmingham, Alabama in Shelby County, within the Birmingham-Hoover, AL metropolitan statistical area (the “Birmingham MSA”). Encompassing more than 5,332 square miles, the Birmingham MSA is comprised of seven counties. Birmingham is located at the foothills of the Appalachian Mountains at the cross section of two major railroads and was once considered the primary industrial center of the southern United States. Birmingham’s economy is driven by medical research, banking and service-based industries. Located approximately 142 miles west of Atlanta and approximately 85 miles north of Montgomery, Birmingham is a major banking center, ranking ninth in the nation with assets of nearly $200 billion. Birmingham is also home to the corporate HQ for Regions Financial Corporation and BBVA Compass, and major regional operations for State Farm and Allstate. Other major employers within the Birmingham MSA include University of Alabama at Birmingham (“UAB”), the United States Government, Alabama Power Company, Compass Bank, City of Birmingham and Children’s Hospital. UAB is located approximately 12.3 miles northwest of the Village at Lee Branch II Property. As of the fall semester 2017, UAB had a total enrollment of 20,902 and offered 162 degrees.

The Village at Lee Branch II Property is located on U.S. Highway 280, the primary corridor through the Village at Lee Branch II Property’s neighborhood, extending northwest/southeast. Additional primary corridors include Cahaba Valley Road and Valleydale Road. Interstate 459 is at the northwestern boundary of the neighborhood and provides a ring road around the south and east sides of Birmingham. Interstate 65 is west of the neighborhood and provides direct access to Birmingham’s central business district to the north and Montgomery to the south. Interstate 20 extends east/west through the region, providing access to Atlanta, Georgia and Jackson, Mississippi. The neighborhood surrounding the Village at Lee Branch II Property is comprised of office and retail development along the primary corridors, with single-family and multi-family uses along the secondary corridors. Retail development located along U.S. Highway 280 include Village at Lee Branch, The Colonnade, River Ridge, Inverness Corners, Plaza, Heights and Brook Highland Plaza, along with other smaller strip-type and free-standing retail centers. The Summit is an open-air lifestyle center and is considered one of the premier shopping destinations in Alabama. The Summit, located approximately 5.9 miles north of the Village at Lee Branch II Property, is an upscale mixed-use development that opened in the mid-1990s and currently encompasses approximately 1.0 million SF of retail and office space. The Summit features national and regional upscale tenants including Saks Fifth Avenue, Apple, Brooks Brothers, Restoration Hardware, West Elm, Anthropologie, Williams Sonoma, and Vera Bradley. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Village at Lee Branch II Property is 3,898, 39,260 and 67,284, respectively. The 2018 estimated average household income within the same radii is $126,170, $128,162 and $124,263, respectively.

According to the appraisal, the Village at Lee Branch II Property is located within the Birmingham retail market which contained approximately 104.0 million SF of retail space as of second quarter of 2018. The Birmingham retail market reported a vacancy rate of 4.4% with an average rental rate of $10.26 per SF. The Birmingham retail market reported positive net absorption of 203,954 SF during the second quarter of 2018. There was 231,681 SF of retail space under construction and year-to-date deliveries totaling 18,500 SF.

According to the appraisal, the Village at Lee Branch II Property is located within the Shelby County retail submarket which contained approximately 12.9 million SF of retail space as of second quarter of 2018. The Shelby County retail submarket reported a vacancy rate of 3.1% with an average rental rate of $15.16 per SF. The Shelby County retail submarket reported positive net absorption of 10,522 SF during the second quarter of 2018. There was 27,775 SF of retail space under construction and no year-to-date deliveries.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents competitive retail properties with respect to the Village at Lee Branch II Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Village at Lee Branch II 1201 Doug Baker Boulevard Birmingham, AL	Retail	2004/N/A	223,300(1)	94.3%(1)	AMC Theatres	N/A
Village at Lee Branch 410 Doug Baker Boulevard Hoover, AL	Retail	2004/N/A	192,892	97.0%	Publix, Academy Sports	0.3 miles
Inverness Plaza and Corners 100 Inverness Corners Hoover, AL	Neighborhood/Retail	1985/2015	311,262	96.0%	Kohl’s, Winn-Dixie, PGA Superstore, Planet Fitness	3.0 miles
Inverness Village 4700 Highway 280 Birmingham, AL	Neighborhood/Retail	2004/N/A	55,107	100.0%	The Fresh Market, Walgreens	3.1 miles
River Ridge Shopping Center 4610 Highway 280 Birmingham, AL	Power Center/Retail	2001/N/A	172,166	99.0%	Best Buy, Nordstrom Rack, Staples, Cost Plus	3.8 miles
The Colonnade 3409 Colonnade Parkway Birmingham, AL	Neighborhood/Retail	1989/2004	127,031	97.0%	Gold’s Gym	5.4 miles
Cahaba Village 2800 Cahaba Village Plaza Birmingham, AL	Neighborhood/Retail	2007/N/A	115,205	100.0%	Whole Foods	7.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Village at Lee Branch II Property:

Cash Flow Analysis
	2015(1)	2016	2017	8/31/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,357,546	$2,385,055	$2,444,582	$2,712,770	$12.15
Total Recoveries	N/A	$485,090	$808,352	$689,504	$743,266	$3.33
Other Income(3)	N/A	$25,912	$31,591	$8,689	$22,064	$0.10
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($201,800)	($0.90)
Effective Gross Income	N/A	$2,868,549	$3,224,997	$3,142,775	$3,276,300	$14.67
Total Expenses	N/A	$1,130,957	$1,184,727	$1,134,271	$1,029,468	$4.61
Net Operating Income(4)	N/A	$1,737,592	$2,040,270	$2,008,504	$2,246,832	$10.06
Capital Expenditures	N/A	$0	$0	$0	$33,495	$0.15
TI/LC	N/A	$0	$0	$0	$223,300	$1.00
Net Cash Flow	N/A	$1,737,592	$2,040,270	$2,008,504	$1,990,037	$8.91

Occupancy %	N/A	91.5%	92.7%	92.5%	94.2%(5)
NOI DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.53x
NCF DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.35x
NOI Debt Yield	N/A	8.3%	9.7%	9.6%	10.7%
NCF Debt Yield	N/A	8.3%	9.7%	9.6%	9.5%

(1)	The Village at Lee Branch II Property was acquired in December 2015; therefore, the 2015 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated August 1, 2018 and include (i) rent steps through December 1, 2019 of $25,072 and (ii) vacancy gross up of $201,800.

(3)	Other Income includes miscellaneous income and late charges.

(4)	UW Net Operating Income increased more than 10% compared to the 8/31/2018 TTM Net Operating Income due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

(5)	UW Occupancy % is based on the underwritten vacancy of 5.8%. The Village at Lee Branch II Property was 94.3% occupied as of August 1, 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Escrows and Reserves. The Village at Lee Branch II Borrower deposited into escrow at origination (i) $31,077 for annual insurance premiums, (ii) $500,000 for tenant improvement and leasing commissions (“TI/LC”), and (iii) $5,750 for deferred maintenance. The Village at Lee Branch II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) replacement reserves of $2,791 and (iv) $18,608 for TI/LCs, subject to a cap of $500,000.

Lockbox and Cash Management. The Village at Lee Branch II Mortgage Loan documents provide for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Village at Lee Branch II Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account, and funds in the lockbox account are required to be transferred to the cash management account within two business days. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Village at Lee Branch II Mortgage Loan documents. Pursuant to the Village at Lee Branch II Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) period is not in effect, to the Village at Lee Branch II Borrower, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant (as defined below) TI/LC account until the cure of such Critical Tenant Trigger Event has occurred, and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Village at Lee Branch II Borrower’s second late debt service payment within any consecutive 12-month period, (iii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived; in regard to clause (ii) above, the Village at Lee Branch II Borrower has made 12 consecutive debt service payments on time; in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant” means each of Carmike Motion Pictures Birmingham III, LLC and Hob-Lob, Limited Partnership or any other tenant occupying the space currently occupied by such tenant (and each related lease, a “Critical Tenant Lease”).

A “Critical Tenant Trigger Event” will occur upon the occurrence of any of the following (i) the date that a Critical Tenant gives notice of its intention to not extend or renew its lease; (ii) on or prior to 24 months prior to the date a Critical Tenant Lease expires, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease (or 18 months prior to the then applicable expiration date under the lease if the Carmike Renewal Condition (as defined below) has been satisfied); (iii) on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, the applicable Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; and (vi) if a Critical Tenant discontinues its normal business operations or goes dark. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii), or (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered by the Village at Lee Branch II Borrower, and the related Critical Tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) above, after the applicable event of default under the related Critical Tenant Lease is cured, as determined by lender in its reasonable discretion; (c) with respect to clause (v) above, the Critical Tenant ceases to be a debtor in the applicable bankruptcy action or the affirmation of the Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts under its lease; and (d) with respect to clause (vi) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

A “Carmike Renewal Condition” will occur upon the lease extension of the Carmike lease at a minimum net rent of $12.33 PSF and a lease expiration of no earlier than December 31, 2029.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the applicable Critical Tenant space has been leased to one or more replacement tenants for a term of at least 10 years on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space as evidenced by the applicable estoppel certificate.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Village at Lee Branch II Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

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Regency Properties Portfolio

1	Raceway Mall	Knoxville, IA
2	Columbia Square	Columbia City, IN
3	Monticello Marketplace	Monticello, IN
4	Wabash Crossings East	Wabash, IN
5	Tarpon Heights	Cut Off, LA
6	Granville Corners	Oxford, NC
7	Vernal Towne Center	Vernal, UT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(1):	$20,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$20,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	612,940 SF
Borrower Sponsor:	Regency Commercial Associates LLC			Cut-off Date Balance per SF(1):	$58
Mortgage Rate:	5.4460%			Maturity Date Balance per SF(1):	$50
Note Date:	10/15/2018			Property Manager:	Regency Property Services LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI(2):	$3,794,516
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Balance(1):	$15,250,000			UW NCF DSCR(1):	1.70x (IO)	1.39x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$2,662,815 (7/31/2018 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$1,828,822 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$118,297	$47,196	N/A	Most Recent Occupancy:	89.4% (8/31/2018)
Insurance:	$171,349	Springing	N/A	2nd Most Recent Occupancy:	83.0% (7/31/2018)
Replacements:	$0	$7,662	$275,823	3rd Most Recent Occupancy:	83.0% (12/31/2017)
Deferred Maintenance:	$159,825	$0	N/A	Appraised Value (as of)(4):	$47,330,000 (Various)
TI/LC:	$750,000	Springing	$643,587	Cut-off Date LTV Ratio(1)(4):	74.5%
Material Tenant Rollover:	$600,000	$0	N/A	Maturity Date LTV Ratio(1)(4):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,250,000	100.0%	Loan Payoff:	$29,806,622	84.6%
			Reserves:	$1,799,470	5.1%
			Closing Costs:	$1,004,869	2.9%
			Return of Equity:	$2,639,039	7.5%
Total Sources:	$35,250,000	100.0%	Total Uses:	$35,250,000	100.0%

(1)	The Regency Properties Portfolio Mortgage Loan (as defined below) is part of the Regency Properties Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Regency Properties Portfolio Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(3)	The 3rd Most Recent NOI is not available as the Regency Properties Portfolio Properties (as defined below) were acquired between December 2016 and January 2018. The Most Recent NOI and 2nd Most Recent NOI include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA. UW NOI is based on the underwritten rent rolls dated August 31, 2018 for all seven Regency Properties Portfolio Properties.

(4)	Appraised Value, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the aggregate “as-is” appraised values of the Regency Properties Portfolio Properties. The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an allocated Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 61.7% and 54.0%, respectively. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, the Regency Properties Portfolio (as defined below) has an aggregate Appraised Value of $48.61 million and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 63.4%, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “Regency Properties Portfolio Mortgage Loan”) is part of a whole loan (the “Regency Properties Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Regency Properties Portfolio Whole Loan is secured by the fee interests in a seven-property portfolio of retail properties totaling 612,940 SF located in Indiana, Iowa, Louisiana, North Carolina, and Utah (collectively, the “Regency Properties Portfolio Properties” or “Regency Properties Portfolio”). Promissory Note A-1, with an original principal balance of $20,000,000, represents the Regency Properties Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Regency Properties Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Regency Properties Portfolio Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Regency Properties Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C14	Yes
Note A-2	$15,250,000	$15,250,000	UBS AG	No
Total	$35,250,000	$35,250,000

The proceeds of the Regency Properties Portfolio Whole Loan were used to refinance existing debt on the Regency Properties Portfolio, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Regency Vernal LLC, Regency Oxford II LLC, Regency Cut Off LLC, Regency Wabash East LLC, Regency Monticello LLC, Regency Columbia City LLC, and Regency Knoxville LLC (collectively, the “Regency Properties Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Regency Properties Portfolio Whole Loan. All of the Regency Properties Portfolio Borrowers are 100% owned by Regency CSP III LLC, which is 100% owned by the nonrecourse carve-out guarantor, Regency Commercial Associates LLC (the “Regency Properties Portfolio Sponsor”).

The Regency Properties Portfolio Sponsor is a privately-owned Indiana limited liability real estate investment company headquartered in Evansville, Indiana committed to service and investment in county seat communities that serve as the hub for business, local government, recreation, and shopping for surrounding rural regions. Founded in 1949, the Regency Properties Portfolio Sponsor owns and operates a portfolio of 64 properties located in 18 states throughout various regions of the United States, totaling 6.28 million SF of retail real estate. According to its balance sheet dated December 31, 2017, the Regency Properties Portfolio Sponsor has total assets and a net worth of approximately $255.8 million and $48.4 million, respectively.

The Properties.

The Regency Properties Portfolio consists of seven retail centers totaling 612,940 SF located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The Regency Properties Portfolio Properties range in size from 42,956 SF to 159,854 SF and are situated on sites ranging from 3.40 acres to 18.71 acres. As of the August 31, 2018 rent rolls, the Regency Properties Portfolio is approximately 89.4% occupied by a mix of 67 national, regional, and local tenants, with individual property occupancies ranging from 85.0% to 96.7%. The following table presents certain information relating to the Regency Properties Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Occupancy (%)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Vernal Towne Center	Vernal, UT	2014	159,854	86.5%	$1,428,183	43.1%	$15,250,000	43.3%	$20,200,000	75.5%
Monticello Marketplace	Monticello, IN	1979, 2003, 2008	105,005	94.4%	$508,060	15.3%	$5,600,000	15.9%	$7,800,000	71.8%
Columbia Square	Columbia City, IN	1981, 2002	114,369	86.7%	$239,659	7.2%	$3,200,000	9.1%	$5,100,000	62.7%
Wabash Crossings East	Wabash, IN	2008	22,137	93.0%	$321,107	9.7%	$3,000,000	8.5%	$3,920,000	76.5%
Granville Corners	Oxford, NC	1990	110,941	85.0%	$276,789	8.3%	$2,900,000	8.2%	$3,710,000	78.2%
Tarpon Heights	Cut Off, LA	1982	57,678	95.6%	$298,121	9.0%	$2,800,000	7.9%	$3,500,000	80.0%
Raceway Mall	Knoxville, IA	1988	42,956	96.7%	$245,424	7.4%	$2,500,000	7.1%	$3,100,000	80.6%
Total/Wtd. Avg.			612,940	89.4%	$3,317,343	100.0%	$35,250,000	100.0%	$47,330,000	74.5%

(1)	Information is based on the underwritten rent rolls.

(2)	Allocated Cut-off Date Balance is based on the Regency Properties Portfolio Whole Loan.

(3)	The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an Allocated Cut-off Date LTV Ratio of 61.7%, the aggregate Appraised Value of the Regency Properties Portfolio is $48.61 million, and the Regency Properties Portfolio Whole Loan has a Cut-off Date LTV Ratio of 72.5%.

The Regency Properties Portfolio Sponsor acquired the Regency Properties Portfolio Properties between December 2016 and January 2018 for a total acquisition cost of approximately $45.0 million, and has since invested approximately $1.9 million in capital improvements and other soft costs. Based on a total cost of $46.9 million, the Regency Properties Portfolio Sponsor has approximately $14.4 million cash equity remaining in the Regency Properties Portfolio.

Three of the Regency Properties Portfolio Properties are anchored by grocer tenants: Kroger at the Monticello Marketplace property and Columbia Square property, and Hy-Vee Food Stores at the Raceway Mall property, which is located directly across from the Knoxville Raceway and Marion county fairgrounds. The Vernal Towne Center property is shadow anchored by Lowe’s Home Improvement and Walmart Supercenter, which are located on adjacent lots along northbound US Route 40, in addition to anchor tenants such as Sportsman’s Warehouse and T.J. Maxx. The Wabash Crossings East property is shadow anchored by Walmart Supercenter, which is located on an adjacent lot on westbound Cass Street. Two of the Regency Properties Portfolio Properties are anchored by discount retailers: Roses and Peebles at the Granville Corners property, and Stage and Dollar General at the Tarpon Heights property. The weighted average length of tenancy for all tenants of the Regency Properties Portfolio is currently 16.8 years. The top five tenants have been in occupancy for a weighted average of 25.8 years, with three of the top five tenants having been in occupancy for over 30 years. The Regency Properties Portfolio Properties are neighborhood shopping retail centers primarily located in county seat community hubs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Portfolio Property Anchors
Property Name	Anchor Type	County Seat	Anchors / Additional Shadow Anchors	Wtd. Avg. Length of Anchor Tenancy
Vernal Towne Center	Retail Anchor	Yes	Sportsman’s Warehouse, T. J. Maxx (anchors) / Lowe’s Home Improvement, Walmart Supercenter (shadow anchors)	4.3 yrs / N/A
Monticello Marketplace	Grocery Anchor	Yes	Kroger - Monticello Marketplace	37.2 yrs
Columbia Square	Grocery Anchor	Yes	Kroger - Columbia Square	40.1 yrs
Wabash Crossings East	Retail Shadow Anchor	Yes	Walmart Supercenter (shadow anchor)	N/A
Granville Corners	Discount Retail Anchor	Yes	Roses, Peebles	7.1 yrs
Tarpon Heights	Discount Retail Anchor	No	Stage, Dollar General	15.0 yrs
Raceway Mall	Grocery Anchor	Yes	Hy-Vee Food Stores	30.4 yrs

Major Tenants.

The Regency Properties Portfolio has nine investment grade tenants across the seven properties, comprising 30.0% of the portfolio NRA, and 29.1% of the portfolio UW base rent. The five largest tenants of the Regency Properties Portfolio collectively make up approximately 39.2% of the Regency Properties Portfolio’s NRA and 30.4% of the Regency Properties Portfolio’s underwritten base rent. The five largest tenants are summarized below:

Kroger (122,020 SF, 19.9% of NRA, 15.5% of underwritten base rent). Founded in 1883 and incorporated in 1902, The Kroger Co. (“Kroger”) (NYSE: KR) (Moody’s/S&P: Baa1/BBB) operates 2,782 supermarkets across the United States and has 60 million household customers, according to its 2017 annual report. During the fiscal year ending February 3, 2018, Kroger completed sales of $122.7 billion, a 6.4% increase over the previous fiscal year’s sales. Kroger occupies 65,146 SF at the Monticello Marketplace property (62.0% of property NRA) and 56,874 SF at the Columbia Square property (49.7% of property NRA), under two separate leases, and has occupied its spaces for 40.1 years and 37.2 years, respectively. At the Monticello Marketplace property, Kroger pays base rent of $6.73 PSF through its lease expiration in May 2019 and percentage rent of 1% of sales over $42.6 million (capped at $30,000 per annum) and has six, five-year renewal options remaining and no termination options. At the Columbia Square property, Kroger pays base rent of $4.23 PSF through its lease expiration in November 2023 and percentage rent of 1% of sales over $38.0 million (capped at $60,000 per annum) and has six, five-year renewal options remaining and no termination options.

Roses (57,000 SF, 9.3% of NRA, 2.7% of underwritten base rent). Roses operates 248 stores across Midwestern and Southern United States. Founded in 1915, Roses offers an assortment of discount retail merchandise, including toys, health and beauty aids, housewares, furniture, sporting goods, and snacks as well as clothing, accessories, jewelry, and shoes. Roses occupies 57,000 SF at the Granville Corners property (51.4% of NRA) and pays base rent of $2.11 PSF through its lease expiration in May 2019 and percentage rent of 4% of sales over $3.0 million. Its lease provides for two, five-year renewal options with 10% rent steps and no termination options.

Sportsman’s Warehouse (30,676 SF, 5.0% of NRA, 8.0% of underwritten base rent). Sportsman’s Warehouse is an outdoor sporting goods retailer, which operates across 22 states within the United States, including Alaska. Sportsman’s Warehouse sells apparel, footwear, and gear, which caters to sportsmen and sportswomen with interests in hunting, shooting, reloading, camping, fishing, and other outdoor recreational activities. Founded in 1986, Sportsman’s Warehouse has approximately 5,000 employees across all locations supporting its 87 stores. During the fiscal year ending February 3, 2018, Sportsman’s Warehouse completed sales of $809.7 million, a 3.8% increase over the previous fiscal year’s sales. Sportsman’s Warehouse occupies 30,676 SF at the Vernal Town Center property under a lease that commenced in July 2014 and expires in June 2024, with four, five-year renewal options remaining. Under its current lease, Sportsman’s Warehouse has the right to terminate its lease if gross sales do not exceed $7.0 million for the trailing 12-month period ending June 30, 2019, along with written notice between June 30, 2019 and August 31, 2019.

Hy-Vee Food Stores (30,473 SF, 5.0% of NRA, 4.1% of underwritten base rent). Hy-Vee Food Stores (“Hy-Vee”) is an employee-owned supermarket company founded in 1930. Hy-Vee operates 246 stores across eight states concentrated in the Midwestern United States and has over 84,000 employees. According to its company website, Hy-Vee has sales of $10 billion annually. Hy-Vee occupies 30,473 SF at the Raceway Mall property (70.9% of property NRA), and has been in occupancy of its space for approximately 30 years. Hy-Vee pays base rent of $5.91 PSF through its lease expiration in June 2023 and percentage rent of 0.75% of sales over $18.0 million, less fixed rent and reductions and has three, five-year renewal options remaining and no termination options. Additionally, Hy-Vee Wine & Spirits occupies 2,800 SF at the Raceway Mall property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The following table presents certain information relating to the major leases at the Regency Properties Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Kroger	Monticello Marketplace	NR/Baa1/BBB	65,146	10.6%	$438,312	10.0%	$32,549,800(3)	$500	1.5%	5/31/2019
Roses	Granville Corners	NR/NR/NR	57,000	9.3%	$120,000	2.7%	$2,917,183(4)	$51	4.1%	5/31/2019
Kroger	Columbia Square	NR/Baa1/BBB	56,874	9.3%	$240,672	5.5%	$28,947,499(5)	$509	0.9%	11/30/2023
Sportsman’s Warehouse(6)	Vernal Towne Center	NR/NR/NR	30,676	5.0%	$352,500	8.0%	N/A	N/A	N/A	6/30/2024
Hy-Vee Food Stores(7)	Raceway Mall	NR/NR/NR	30,473	5.0%	$180,000	4.1%	$16,846,453(8)	$553	1.6%	6/6/2023
T.J. Maxx	Vernal Towne Center	NR/A2/A+	23,000	3.8%	$212,750	4.9%	$4,509,291(9)	$196	5.7%	8/31/2024
Ross Dress For Less	Vernal Towne Center	NR/A3/A-	20,064	3.3%	$190,608	4.4%	N/A	N/A	N/A	1/31/2025
Goody’s	Columbia Square	NR/NR/NR	16,650	2.7%	$75,000	1.7%	N/A	N/A	N/A	1/31/2023
Stage	Tarpon Heights	NR/NR/NR	16,464	2.7%	$67,500	1.5%	$1,097,052(10)	$67	8.7%	1/31/2021
Peebles	Granville Corners	NR/NR/NR	15,134	2.5%	$45,402	1.0%	$997,860(11)	$66	6.2%	1/31/2023
Subtotal/Wtd. Avg.			331,481	54.1%	$1,922,744	43.9%
Remaining Tenants			216,571	35.3%	$2,456,650	56.1%
Vacant			64,888	10.6%	$0	0.0%
Total/Wtd. Avg.			612,940	100.0%	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	As of the trailing 12-month period ending May 31, 2018.

(4)	As of the trailing 12-month period ending June 30, 2018.

(5)	As of the trailing 12-month period ending November 30, 2017.

(6)	Sportsman’s Warehouse has the right to terminate its lease if gross sales for the trailing 12-month period ending June 30, 2019 do not exceed $7.0 million and notice is given prior to August 31, 2019.

(7)	Excludes Hy-Vee Wine & Spirits, which leases 2,800 SF at the Raceway Mall property for $5.50 PSF through June 6, 2023.

(8)	As of the trailing 12-month period ending September 30, 2017.

(9)	As of the trailing 12-month period ending January 31, 2018.

(10)	As of the trailing 12-month period ending January 31, 2018.

(11)	As of the trailing 12-month period ending February 28, 2018.

The following table presents certain information relating to the lease rollover schedule at the Regency Properties Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	2,676	0.4%	0.4%	$11.64	$31,160	0.7%	0.7%
2019	12	143,211	23.4%	23.8%	$5.89	$843,733	19.3%	20.0%
2020	9	38,745	6.3%	30.1%	$7.63	$295,774	6.8%	26.7%
2021	7	28,664	4.7%	34.8%	$9.27	$265,829	6.1%	32.8%
2022	4	16,793	2.7%	37.5%	$7.01	$117,747	2.7%	35.5%
2023	14	153,922	25.1%	62.7%	$5.80	$893,433	20.4%	55.9%
2024	9	91,085	14.9%	77.5%	$12.61	$1,148,922	26.2%	82.1%
2025	6	59,576	9.7%	87.2%	$10.57	$629,821	14.4%	96.5%
2026	1	2,200	0.4%	87.6%	$16.00	$35,200	0.8%	97.3%
2027	2	11,180	1.8%	89.4%	$10.53	$117,775	2.7%	100.0%
2028	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
Vacant	0	64,888	10.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	67	612,940	100.0%		$7.99	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The Markets. The Regency Properties Portfolio Properties are located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The following tables present certain information relating to the competitive sets of the three largest Regency Properties Portfolio Properties by Allocated Cut-off Date Balance:

Vernal, Utah: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Vernal Towne Center property was 20,099 and 27,762, respectively, and $87,271 and $86,548, respectively.

Vernal Towne Center Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Vernal Towne Center	—	2014	159,854(1)	86.5%(1)	$12.52(1)
Diamond Mountain Shopping Center Warehouse Space	1.5	1990	88,433	91.9%	$3.33
Uintah Plaza Shopping Center	1.6	1983	128,133	30.1%	NAV
Vernal Plaza	1.7	2005	16,037	82.3%	$12.00 - $22.00
Vernal Marketplace	0.1	2005	27,275	80.6%	$13.00 - $16.00
Vernal Towne Center - Gardner	0.1	2016	10,300	63.1%	$16.00 - $25.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Monticello, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Monticello Marketplace property was 8,553 and 11,564, respectively, and $62,834 and $65,268, respectively.

Monticello Marketplace Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Monticello Marketplace	—	1979, 2003, 2008	105,005(1)	94.4%(1)	$7.02(1)
Wal-Mart	1.9	NAV	150,000	100.0%	NAV
Monticello Plaza	0.2	1984	81,836	100.0%	NAV
Monticello Shops	0.2	NAV	19,410	100.0%	$7.00 - $9.00
Shoppes at Monticello	1.5	2004	10,000	100.0%	NAV
Monticello Suites	1.7	2001	14,184	41.1%	$11.00 - $12.00
R&J Plaza	0.7	2000	27,200	89.0%	$8.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Columbia City, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Columbia Square property was 11,570 and 14,800, respectively, and $69,707 and $71,560, respectively.

Columbia Square Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Columbia Square	—	1981, 2002	114,369(1)	86.7%(1)	$4.54(1)
Town & Country Center	1.3	1996	58,155	95.8%	$15.00
Town & Country Plaza	0.9	1989	50,000	100.0%	NAV
Columbia Commons	1.2	2005	12,000	100.0%	NAV
Wal-mart Supercenter	0.9	1989	147,558	100.0%	$9.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Regency Properties Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(2)	7/31/2018 TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	$1,993,169	$2,852,344	$4,908,851	$8.01
Total Recoveries	N/A	N/A	$481,293	$716,807	$919,842	$1.50
Other Income	N/A	N/A	$12,995	$38,071	$17,000	$0.03
Less Vacancy & Credit Loss	N/A	N/A	($12,436)	$4,831	($464,767)	($0.76)
Effective Gross Income	N/A	N/A	$2,475,021	$3,612,053	$5,380,925	$8.78
Total Operating Expenses	N/A	N/A	$646,199	$949,238	$1,586,409	$2.59
Net Operating Income	N/A	N/A	$1,828,822	$2,662,815	$3,794,516	$6.19
Tenant Improvements	N/A	N/A	$0	$0	$243,387	$0.40
Leasing Commissions	N/A	N/A	$0	$0	$108,878	$0.18
Replacement Reserves	N/A	N/A	$0	$0	$124,909	$0.20
Net Cash Flow	N/A	N/A	$1,828,822	$2,662,815	$3,317,343	$5.41

Occupancy %	N/A	N/A	83.0%	83.0%	89.4%
NOI DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.59x
NCF DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.39x
NOI Debt Yield(4)	N/A	N/A	5.2%	7.6%	10.8%
NCF Debt Yield(4)	N/A	N/A	5.2%	7.6%	9.4%

(1)	Historical operating performance prior to 2017 is not available as the Regency Properties Portfolio Properties were acquired between December 2016 and January 2018.

(2)	Operating performance for 2017 and 7/31/2018 TTM include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA.

(3)	UW Gross Potential Rent is based on the underwritten rent rolls as of August 31, 2018 and includes (i) vacancy gross up of $449,631, (ii) percentage rent of $79,826, and (iii) rent steps of $67,629.

(4)	Debt service coverage ratios and debt yields are based on the Regency Properties Portfolio Whole Loan.

Escrows and Reserves. At origination, the Regency Properties Portfolio Borrowers deposited in escrow (i) $118,297 for real estate taxes, (ii) $171,349 for insurance premiums, (iii) $159,825 for deferred maintenance, (iv) $750,000 for tenant allowances, tenant improvement costs and leasing commissions (“TI/LC”) and (v) $600,000 into a Material Tenant (as defined below) reserve ($120,000 with respect to Roses’ lease and $480,000 with respect to Kroger’s lease at the Monticello Marketplace property). On a monthly basis, the Regency Properties Portfolio Borrowers are required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $47,196, (ii) 1/12 of annual estimated insurance premiums, provided however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, except for required flood insurance, for which the Regency Properties Portfolio Borrowers will be required to make monthly escrows, (iii) $7,662 for capital expenditures, subject to a cap of $275,823, and (iv) $17,877 monthly into a TI/LC reserve, subject to a cap of $643,587.

Lockbox and Cash Management. The Regency Properties Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a Material Tenant reserve during the continuance of a Material Tenant Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a Material Tenant Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager or a director or an officer of the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease; (ii) on or prior to six months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant fails to extend or renew its lease, provided however, that the failure of either Kroger at the Monticello Marketplace property or Roses at the Granville Corners property to extend or renew its respective lease in 2019 will not cause a Material Tenant Trigger Event under this clause; (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Regency Properties Portfolio Borrowers of its election to renew its lease, such Material Tenant failing to give such notice; (iv) a monetary event of default in excess of $10,000 or a material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period; (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action; (vi) a Material Tenant lease being terminated or being no longer in full force and effect; or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty; in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant; or in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the Regency Properties Portfolio. For any Material Tenant Trigger Event, the Regency Properties Portfolio Borrowers either (a) deposit with the lender an amount equal to 12 months of the then-current rent at the Regency Properties Portfolio and all other recovery amounts (the “Material Tenant Trigger Prevention Amount”) or (b) deliver to the lender a letter of credit equal to the Material Tenant Trigger Prevention Amount for each Material Tenant causing a Material Tenant Trigger Event.

A “Material Tenant” means (i)(a) Kroger at the Columbia Square property or (b) any tenant at the Columbia Square property that either (x) leases 20% or more of the NRA at the Columbia Square property or (y) accounts for no less than 20% of the total in-place base rent at the Columbia Square property, (ii)(a) Stage at the Tarpon Heights property, (b) Dollar General at the Tarpon Heights property or (c) any tenant at the Tarpon Heights property that either (x) leases 20% or more of the NRA at the Tarpon Heights property or (y) accounts for no less than 20% of the total in-place base rent at the Tarpon Heights property, (iii)(a) Hy-Vee at the Raceway Mall property or (b) any tenant at the Raceway Mall property that either (x) leases 20% or more of the NRA at the Raceway Mall property or (y) accounts for no less than 20% of the total in-place base rent at the Raceway Mall property, (iv)(a) Kroger at the Monticello Marketplace property or (b) any tenant at the Monticello Marketplace property that either (x) leases 20% or more of the NRA at the Monticello Marketplace property or (y) accounts for no less than 20% of the total in-place base rent at the Monticello Marketplace property, (v)(a) Roses at the Granville Corners property or (ii) any tenant at the Granville Corners property that either (x) leases 20% or more of the NRA at the Granville Corners property or (y) accounts for no less than 20% of the total in-place base rent at the Granville Corners property, (vi)(a) Sportsman’s Warehouse at the Vernal Towne Center property, (b) T.J. Maxx at the Vernal Towne Center property, (c) Ross Dress for Less at the Vernal Towne Center property or (d) any tenant at the Vernal Towne Center property that either (x) leases 15% or more of the NRA at the Vernal Towne Center property or (y) accounts for no less than 15% of the total in-place base rent at the Vernal Towne Center property or (vii) any tenant at the Wabash Crossings East property that either (x) leases 50% or more of the NRA at the Wabash Crossings East property or (y) accounts for no less than 50% of the total in-place base rent at the Wabash Crossings East property.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Regency Properties Portfolio Borrowers may obtain the release of any of the Regency Properties Portfolio Properties securing the Regency Properties Portfolio Whole Loan, at any time on or after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C14 Trust, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Regency Properties Portfolio Borrowers prepay a portion of the Regency Properties Portfolio Whole Loan equal to 120% of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) the debt service coverage ratio as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Regency Properties Portfolio Whole Loan, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) the loan-to-value ratio at origination of the Regency Properties Portfolio Whole Loan.

Terrorism Insurance. The Regency Properties Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Greenville, SC 29601
				General Property Type:	Hospitality
Original Balance:	$19,000,000			Detailed Property Type:	Extended Stay
Cut-off Date Balance:	$18,876,691			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	117 Rooms
Borrower Sponsors:	Aashay Patel; Yatish Patel			Cut-off Date Balance per Room:	$161,339
Mortgage Rate:	4.9900%			Maturity Date Balance per Room:	$121,389
Note Date:	8/9/2018			Property Manager:	Sycamore Investment Group, LLC (Borrower-related)
First Payment Date:	9/6/2018
Maturity Date:	8/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	300 months			UW NOI:	$2,609,732
IO Period:	0 months			UW NOI Debt Yield:	13.8%
Seasoning:	4 months			UW NOI Debt Yield at Maturity:	18.4%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF DSCR:	1.80x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,664,395 (9/30/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,692,431 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	80.0% (9/30/2018)
Reserves				2nd Most Recent Occupancy:	81.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$192,579	$22,926	N/A	Appraised Value (as of)(3):	$29,100,000 (7/9/2018)
Insurance:	$1,699	$1,618	N/A	Cut-off Date LTV Ratio:	64.9%
FF&E:	$0	$9,108(1)	N/A	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$12,763,833	67.2%
			Reserves:	$194,278	1.0%
			Closing Costs:	$285,193	1.5%
			Return of Equity:	$5,756,696	30.3%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	The Home2 Suites - Greenville Downtown Borrower (as defined below) is required to deposit monthly into the FF&E reserve the greater of (i)(a) during the first year of the Home2 Suites - Greenville Downtown Mortgage Loan (as defined below), an amount equal to 1/12 of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs, (b) during the second year, an amount equal to 1/12 of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs and (c) from and after the commencement of the third year, an amount equal to 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(2)	The Home2 Suites - Greenville Downtown Property (as defined below) opened in September 2016; therefore, 3rd Most Recent NOI and 3rd Most Recent Occupancy are unavailable.

(3)	The appraisal concluded an as stabilized value of $30,500,000 as of July 9, 2020.

The Mortgage Loan. The eleventh largest mortgage loan (the “Home2 Suites - Greenville Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering an extended stay hospitality property known as the Home2 Suites - Greenville Downtown, located in Greenville, South Carolina (the “Home2 Suites - Greenville Downtown Property”). The proceeds of the Home2 Suites - Greenville Downtown Mortgage Loan were used to pay off existing debt on the Home2 Suites - Greenville Downtown Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Sycamore Downtown LLC (the “Home2 Suites - Greenville Downtown Borrower”), a South Carolina limited liability company, with one independent director. The Home2 Suites - Greenville Downtown Borrower is wholly owned by Aashay Patel (34.75%), Yatish Patel (24.75%), Neetish Patel (24.75%), Rasik Patel (14.75%) and SD Management, Inc. (1.0%). Legal counsel to the Home2 Suites - Greenville Downtown Borrower delivered a non-consolidation opinion in connection with the origination of the Home2 Suites - Greenville Downtown Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors for the Home2 Suites - Greenville Downtown Mortgage Loan are Aashay Patel and Yatish Patel.

Aashay Patel is the president of Sycamore Investment Group (“Sycamore”), where he oversees hotel development, construction, design and management, and contract negotiations, and develops strategy by developing brand defining hotels. Since 2009, Sycamore has developed seven new hotels from the ground up, and currently has three hotels either under construction or in active development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

Yatish Patel is currently the CEO of Sycamore. As CEO, Mr. Patel is responsible for the overall growth and financial position of the company, including asset and debt management of the portfolio, and for arranging both financing and investor equity of future hotel developments. He is a licensed commercial real estate broker and negotiates for site selections and acquisitions.

The Property. The Home2 Suites - Greenville Downtown Property is comprised of a 117-room, four-story, extended stay hotel located in Greenville, South Carolina. The Home2 Suites - Greenville Downtown Property is located along North Main Street, the main thoroughfare through downtown Greenville. The Home2 Suites - Greenville Downtown Property was constructed in 2016 and is situated on a 0.74-acre site. Amenities include an outdoor pool, business center, a 24-hour market pantry, fitness center, guest laundry room, outdoor patios with grills and fire pits, and complimentary continental breakfast. The Home2 Suites - Greenville Downtown Property’s guestroom mix consists of 86 king studios, 20 double-queen studios, and 11 one-bedroom suites. All standard studios and one-bedroom suites offer a separate living and sleeping area, and feature a fully equipped kitchen with a full-size refrigerator, microwave, two burner stove and dishwasher, a work desk and chair, nightstands, a dresser, 50-inch LCD flat panel televisions, and in-room coffee/tea maker. Additionally, the Home2 Suites - Greenville Downtown Property offers complimentary wireless internet access in all guestrooms. Parking is provided by 96 parking spaces (0.82 spaces per key). Eight of the parking spaces are surface spaces located adjacent to the main porte cochere and the remaining are covered spaces, as the hotel sits atop the parking garage.

The Home2 Suites - Greenville Downtown Property is under a franchise agreement with HLT ESP Franchise LLC, a subsidiary of Hilton Worldwide. The franchise agreement commenced on August 12, 2013 and has an expiration date of August 31, 2035.

According to the appraisal, the Home2 Suites - Greenville Downtown Property generates approximately 60% of its room revenue from commercial demand, approximately 30% form leisure demand, and approximately 10% from meeting and group demand.

Historical occupancy, ADR, and RevPAR of Home2 Suites - Greenville Downtown Property and its related competitive set are set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Home2 Suites - Greenville Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2016 TTM	80.3%	$147.55	$118.50	58.1%	$151.41	$88.00	72.4%	102.6%	74.3%
9/30/2017 TTM	81.2%	$144.30	$117.10	76.9%	$143.00	$109.96	94.8%	99.1%	93.9%
9/30/2018 TTM	81.2%	$146.74	$119.16	80.0%	$148.75	$119.04	98.5%	101.4%	99.9%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Home2 Suites - Greenville Downtown Property are attributable to differing reporting methodologies, and/or timing differences.

(2)	The competitive set includes Hampton Inn & Suites Greenville-Downtown RiverPlace, Staybridge Suites Greenville I-85 Woodruff Road, Courtyard Greenville Downtown, Candlewood Suites Greenville, and Home2 Suites by Hilton Greenville Airport.

The Market. The Home2 Suites - Greenville Downtown Property is located in Greenville, Greenville County, South Carolina within the Greenville-Anderson-Mauldin, SC metropolitan statistical area (the “Greenville MSA”). According to the appraisal, the city of Greenville is the largest city in South Carolina and the 65th largest metropolitan area in the United States by area. Greenville serves as the county seat for Greenville County, and is located in the “Upstate” region of South Carolina at the foothills of the Blue Ridge Mountains, halfway between Atlanta and Charlotte. The leading employment sectors in the Greenville MSA include professional and business services, government, manufacturing, education and health services, retail trade, and leisure and hospitality services. Major employers within the Greenville MSA include Greenville Health System, School District of Greenville County, Bon Secours St Francis Health System, Michelin North America Inc and GE Power & Water. According to the appraisal, the May 2018 unemployment rate was 2.5% for Greenville County. In comparison, the unemployment rate for South Carolina and the United States was 2.8% and 3.6%, respectively, for the same period.

The Home2 Suites - Greenville Downtown Property is located on the north side of downtown Greenville. The area surrounding the Home2 Suites - Greenville Downtown Property is predominantly large mid-rise office buildings containing first floor retail uses. The immediate area surrounding the Home2 Suites - Greenville Downtown Property consists primarily of Greenville’s entertainment and dining district with numerous restaurants, bar/lounges, and several condominium towers and hotels, primarily along Main Street. Downtown Greenville has seen numerous new developments and redevelopment of historic buildings into new modern uses. The Camperdown Development is currently under development approximately one-half mile southwest of the Home2 Suites - Greenville Downtown Property. The mixed-use facility is expected to include a 217-unit mixed-use apartment building, approximately 80,000 SF of retail space, 150,000 SF of office space, 18 condominiums and a 170-room AC hotel amongst four buildings. Other demand generators include Bon Secours Wellness Arena, Flour Field at the West End and TD Convention Center. TD Convention Center is located less than 3.5 miles east of the Home2 Suites - Greenville Downtown Property and is adjacent to the Greenville Downtown Airport. The TD Convention Center offers 280,000 SF of exhibit space and 60,000 SF of meeting and conference space, including a 30,000 SF ballroom. The appraisal identified a SpringHill Suites which is currently under construction, anticipated to open in January 2019 and less than ½ mile south of the Home2 Suites- Greenville Downtown Property as a direct competitor of the Home2 Suites - Greenville Downtown Property.

The Home2 Suites - Greenville Downtown Property is located along North Main Street, the main thoroughfare through downtown Greenville and less than one mile west of Interstate 385, which provides access to downtown Greenville from Interstate 85. Access to downtown Greenville is provided by Interstate 385, and Interstate 185 originating to the south.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Home2 Suites - Greenville Downtown Property is 9,043, 77,889 and 156,541, respectively. Estimated 2018 median household income within a one-, three- and five-mile radius of the Home2 Suites - Greenville Downtown Property is $79,377, $65,546 and $65,482, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

Primary competitive properties to the Home2 Suites - Greenville Downtown Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2017 Occupancy	2017 ADR	2017 RevPAR
Home2 Suites - Greenville Downtown Property	117	60%	10%	30%	81%	$145.06	$117.47
Holiday Inn Express & Suites Greenville-Downtown	80	70%	5%	25%	80%-85%	$130-$135	$105-$110
Hampton Inn & Suites Greenville-Downtown RiverPlace	115	65%	10%	25%	80%-85%	$170-$175	$135-$140
Staybridge Suites Greenville I-85 Woodruff Road	96	65%	5%	30%	80%-85%	$135-$140	$110-$115
Courtyard Greenville Downtown	135	55%	15%	30%	80%-85%	$185-$190	$145-$150
Candlewood Suites Greenville	97	65%	5%	30%	80%-85%	$95-$100	$75-$80
Home2 Suites by Hilton Greenville Airport	102	60%	10%	30%	80%-85%	$125-$130	$105-$110
Aloft Greenville Downtown	144	55%	15%	30%	80%-85%	$170-$175	$135-$140
Total/Wtd. Avg.(1)	886	61%	10%	29%	82%	$148.32	$121.63

Source: Appraisal

(1)	Includes the Home2 Suites - Greenville Downtown Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Home2 Suites - Greenville Downtown Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	9/30/2018 TTM	UW	UW per Room
Occupancy	N/A	N/A	81.0%	80.0%	80.0%
ADR	N/A	N/A	$145.06	$148.80	$148.80
RevPAR	N/A	N/A	$117.47	$119.04	$119.04

Rooms Revenue	N/A	N/A	$5,016,455	$5,083,624	$5,083,624	$43,450
Food & Beverage	N/A	N/A	$0	$0	$0	$0
Other Income(2)	N/A	N/A	$404,959	$398,038	$398,038	$3,402
Total Revenue	N/A	N/A	$5,421,414	$5,481,662	$5,481,662	$46,852
Total Expenses	N/A	N/A	$2,728,983	$2,817,267	$2,871,930	$24,546
Net Operating Income	N/A	N/A	$2,692,431	$2,664,395	$2,609,732	$22,305
FF&E	N/A	N/A	$0	$0	$219,266	$1,874
Net Cash Flow	N/A	N/A	$2,692,431	$2,664,395	$2,390,465	$20,431

NOI DSCR	N/A	N/A	2.02x	2.00x	1.96x
NCF DSCR	N/A	N/A	2.02x	2.00x	1.80x
NOI Debt Yield	N/A	N/A	14.3%	14.1%	13.8%
NCF Debt Yield	N/A	N/A	14.3%	14.1%	12.7%

(1)	The Home2 Suites - Greenville Downtown Property was built in 2016; therefore, 2015 and 2016 historical figures are not available.

(2)	Other Income includes valet parking, suite shop, pantry beer & wine, and other miscellaneous revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Jacksonville, FL 32218
				General Property Type:	Hospitality
Original Balance:	$18,445,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$18,418,678			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1969/2009-2010
Loan Purpose:	Refinance			Size:	317 Rooms
Borrower Sponsor:	Gregory D. Morris			Cut-off Date Balance per Room:	$58,103
Mortgage Rate:	6.0723%			Maturity Date Balance per Room:	$45,168
Note Date:	10/16/2018			Property Manager:	Chesapeake Hospitality IV, LLC
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,794,791
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	19.5%
Additional Debt Type:	N/A			UW NCF DSCR:	1.65x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,801,108 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,874,667 (12/31/2017)
Reserves				3rd Most Recent NOI:	$1,252,420 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.0% (8/31/2018)
RE Tax:	$209,272	$17,439	N/A	2nd Most Recent Occupancy:	71.6% (12/31/2017)
Insurance:	$41,131	$15,819	N/A	3rd Most Recent Occupancy:	73.4% (12/31/2016)
FF&E(1):	$0	$53,548	N/A	Appraised Value (as of)(4):	$30,400,000 (9/4/2018)
PIP Reserve(2):	$5,250,000	Springing	N/A	Cut-off Date LTV Ratio(4):	60.6%
Laundry Facility Funds(3):	$0	Springing	N/A	Maturity Date LTV Ratio(4):	47.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,445,000	99.4%	Payoff:	$12,669,266	68.3%
Borrower Equity:	$109,609	0.6%	Reserves:	$5,500,402	29.6%
			Closing Costs:	$384,941	2.1%
Total Sources:	$18,554,609	100.0%	Total Uses:	$18,554,609	100.0%

(1)	On each monthly payment date beginning in December 2018, the Crowne Plaza - Jacksonville (Airport) Borrower (as defined below) is required to deposit in escrow an amount equal to the greater of (i) (A) on each of the first 24 payment dates, 1/12 of 6.0% of the gross income of the Crowne Plaza - Jacksonville (Airport) Property (as defined below) (based on the prior year’s performance) and (B) thereafter, 1/12 of 4.0% of the gross income of the Crowne Plaza - Jacksonville (Airport) Property (based on the prior year’s performance) and (ii) 1/12 of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures, including expenditures for furniture, fixtures and equipment, replacements, building improvements, major repairs and alterations during the calendar year such monthly payment date occurs.

(2)	On each monthly payment date during a PIP Trigger Event (as defined below), the Crowne Plaza - Jacksonville (Airport) Borrower is required to deposit with the lender all excess cash flow for costs and expenses that may be incurred in connection with (a) the performance of the applicable property improvement plan (“PIP”) work and/or (b) the cure of such PIP Trigger Event. A “PIP Trigger Event” will commence upon (i) the franchisor giving written notice of its intent to terminate, cancel or not extend or renew the franchise agreement and will continue until (a) the revocation or rescission by the franchisor of all termination or cancellation notices with respect to the franchise agreement, (b) an acceptable franchise extension or (c) an acceptable franchise replacement, (ii) on or prior to the date that is 12 months prior to the then applicable franchise agreement expiration date, the franchise agreement is not extended or renewed and will continue until (a) an acceptable franchise extension or (b) an acceptable franchise replacement, (iii) an event of default by the Crowne Plaza - Jacksonville (Airport) Borrower or an affiliate of the Crowne Plaza - Jacksonville (Airport) Borrower under the franchise agreement and will continue until such event of default is cured, (iv) an event of default by the franchisor under the franchise agreement and will continue until (a) such event of default is cured or (b) an acceptable franchise replacement, (v) any bankruptcy action of the franchisor under the franchise agreement and will continue until (a) an acceptable franchise replacement or (b) such bankruptcy action is dismissed within 120 days of such filing or (vi) if the franchisor under the franchise agreement requires the Crowne Plaza - Jacksonville (Airport) Borrower to perform or otherwise satisfy any other PIP work.

(3)	The Crowne Plaza - Jacksonville (Airport) Borrower is required to deposit with the lender at least 30 days prior to the commencement of the construction of a new laundry facility, an amount equal to 110% of the estimated cost of such laundry facility.

(4)	Appraised Value includes $5,000,000 for capital expenditures that have been fully escrowed and are available to fund the proposed capital improvements of the Crowne Plaza - Jacksonville (Airport) Property. Excluding the associated value with capital expenditures, the Appraised Value equals $25,400,000, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 56.4%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “Crowne Plaza - Jacksonville (Airport) Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $18,445,000, which is secured by a first priority fee mortgage encumbering a 317-room full service hospitality property located in Jacksonville, Florida (the “Crowne Plaza - Jacksonville (Airport) Property”). The proceeds of the Crowne Plaza - Jacksonville (Airport) Mortgage Loan, along with $109,609 in borrower sponsor’s equity, were used to refinance existing debt on the Crowne Plaza - Jacksonville (Airport) Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Eagle Landings of Jax, LLC (the “Crowne Plaza - Jacksonville (Airport) Borrower”), a Florida limited liability company structured to be bankruptcy remote with one independent director. Eagle Landings of Jax, LLC is indirectly owned by (a) Golden

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

Eagle Hotel Investments, LLC (59.9740%), which is wholly owned by the guarantor and borrower sponsor, Gregory D. Morris, (b) McNeel Capital, LLLP (10.3263%) and (c) other members (29.6997%).

The Property. The Crowne Plaza - Jacksonville (Airport) Property consists of a six-story, 317-room full service hotel situated on an approximately 10.24-acre site located in Jacksonville, Florida. Constructed in 1969, the Crowne Plaza - Jacksonville (Airport) Property was renovated from 2009 to 2010 and contains 551 parking spaces (1.7 spaces per room). The Crowne Plaza - Jacksonville (Airport) Property’s guestroom configuration consists of 122 king rooms, 193 double/double rooms and two king suites. Each guestroom features a 37” flat screen TV, complimentary Wi-Fi, Keurig single-cup coffee maker, refrigerator, work desk with Herman Miller chair, aromatherapy kits, and secure wireless printing. Each king two-room suite features a garden soaking tub, separate shower, plush terry robes, a half-bath and a bar area with sofa and chairs, free Wi-Fi and a dedicated work area. Executive Floor rooms offer private access to the Executive Lounge, with complimentary breakfast, drinks and snacks throughout the day.

Amenities at the Crowne Plaza - Jacksonville (Airport) Property include an indoor and outdoor pool, fitness center, business center, Savannah Bistro, Rainforest Lounge, Biscotti’s Internet Café, a club level lounge, 10 meeting rooms totaling 7,830 SF of meeting space, free Wi-Fi, vending machines, and laundry facilities. The Crowne Plaza - Jacksonville (Airport) Property also offers a shuttle to the airport. The Crowne Plaza - Jacksonville (Airport) Property has a building and rooftop agreement with Verizon Wireless (“Verizon”). Verizon occupies a 288 SF cell tower at the Crowne Plaza - Jacksonville (Airport) Property under a lease that commenced in July 2006. Verizon pays annual rent of $28,566 and has two, five-year renewal options remaining. The Verizon lease will automatically renew unless Verizon terminates its lease with at least six months’ written notice.

The Crowne Plaza - Jacksonville (Airport) Property operates under a franchise agreement with Holiday Hospitality Franchising, Inc., which is a subsidiary of InterContinental Hotel Group PLC (“IHG”). The franchise agreement expires in January 2030 and requires a monthly royalty fee of 5.0% of rooms revenue and a monthly services contribution fee of 3.0% of rooms revenue. Holiday Hospitality Franchising, Inc. operates as a franchisor and licensor of most IHG brand names and marks. IHG is a global hotel company, operating 10 brands internationally. In 2017, IHG franchised, managed, owned and leased approximately 5,348 hotels and approximately 798,075 guest rooms in nearly 100 countries. IHG’s portfolio of global brands includes InterContinental Hotels and Resorts, Kimpton Hotels and Restaurants, Hotel Indigo, HUALUXE Hotels and Resorts, Crowne Plaza Hotels and Resorts, Holiday Inn Hotels and Resorts, Holiday Inn Club Vacations, Holiday Inn Express, Staybridge Suites, Candlewood Suites, EVEN hotels, and Avid hotels.

The Crowne Plaza - Jacksonville (Airport) Property was originally developed as a Holiday Inn in 1969 and was redeveloped into a Crowne Plaza in 2010. The borrower sponsor acquired the Crowne Plaza - Jacksonville (Airport) Property in October 2017 for $15.75 million ($49,685 per room). According to the borrower sponsor, the Crowne Plaza - Jacksonville (Airport) Property has received $622,367 ($1,963 per room) in capital improvements since acquisition. Improvements included new electronic door locks and refrigerators for the guestrooms, administrative office renovations, fresh paint on the exterior, landscaping and site upgrades, and new exterior signage. The borrower sponsor is required to complete a PIP at an estimated cost of $5.0 million ($15,773 per room).

A summary of the Crowne Plaza - Jacksonville (Airport) Property historical performance is provided below:

Crowne Plaza - Jacksonville (Airport) Property Historical Occupancy, ADR, RevPAR(1)
Year	Crowne Plaza - Jacksonville (Airport) Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.1%	$70.42	$52.18	75.7%	$93.87	$71.03	97.9%	75.0%	73.5%
2016	73.4%	$78.51	$57.63	78.2%	$101.88	$79.72	93.8%	77.1%	72.3%
2017	71.6%	$90.16	$64.58	82.1%	$108.05	$88.73	87.2%	83.4%	72.8%
8/31/2018 TTM	82.1%	$94.55	$77.59	84.6%	$111.95	$94.67	97.0%	84.5%	82.0%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Crowne Plaza - Jacksonville (Airport) Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes DoubleTree Jacksonville Airport, Courtyard Jacksonville Airport, Hilton Garden Inn Jacksonville Airport, Holiday Inn Express Jacksonville Airport, Hyatt Place Jacksonville Airport and Aloft Jacksonville Airport.

The Market. The Crowne Plaza - Jacksonville (Airport) Property is located in Jacksonville, Florida, approximately 2.1 miles east of Jacksonville International Airport (“JAX”), approximately 11.6 miles north of downtown Jacksonville and approximately 11.0 miles north of the Port of Jacksonville (“JAXPORT”). Crowne Plaza - Jacksonville (Airport) Property’s neighborhood is defined by Pecan Park Road to the north, U.S. Highway 17/Main Street North to the east, Interstate 295 to the south, and JAX to the west. JAX is located near many of Jacksonville’s business districts as well as vacation destinations such as Amelia Island, St. Augustine and Ponte Vedra. JAX is primarily served by airlines such as Delta, Southwest Airlines, American Airlines, and JetBlue and features two runways and one main terminal with two concourses. According to the appraisal, JAX recorded 5,593,902 passengers in 2017, an increase of 0.6% from 2016. JAX underwent a major renovation in 2008. The renovation included the expansion of the existing terminal building, the construction of Concourse C, and the reconstruction of Concourse A.

The neighborhood surrounding the Crowne Plaza - Jacksonville (Airport) Property is characterized by airport-related uses, restaurants, hotels, and retail shopping centers along the primary thoroughfares, with residential areas, business parks, and warehouse/logistics facilities located along the secondary roadways. Businesses and entities in the area include JAX, UF Health, Coach, EcoLab, Mercedes-Benz, and Amazon. Mercedes-Benz is in the process of relocating its engineering division from New Jersey to its Jacksonville facility near JAX. The facility, which is approximately one mile from the Crowne Plaza - Jacksonville (Airport) Property, functions as Mercedes-Benz’s southern regional office with operations including engineering and performance, quality evaluation, and parts distribution. Amazon recently completed a 1,000,000 SF distribution center located approximately 2.9 miles from the Crowne Plaza - Jacksonville (Airport) Property. Restaurants in the surrounding area include Waffle House, Denny’s, LongHorn Steakhouse, Outback Steakhouse, Cracker Barrel Old Country Store, Panera Bread, Buffalo Wild Wings, Chili’s Grill & Bar, Chipotle Mexican Grill and Zaxby’s. Additionally, the River City Marketplace, located approximately 0.7 miles southeast of the Crowne Plaza - Jacksonville (Airport) Property, features a variety of retail and dining establishments.

According to the appraisal, JAXPORT, the nation’s newest and third-largest seaport, supports over 132,000 jobs, generates approximately $27 billion in annual economic output, and handles over 8.3 million tons of cargo annually. JAXPORT operates three public marina terminals and offers cargo terminals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

for the intermodal transport of containers, automobiles, bulk, break-bulk, and refrigerated cargoes, as well as a temporary cruise terminal. JAXPORT is the second-largest import destination of automotive vehicles in the United States, serving European car manufacturers, among other major global manufacturers, and has become a primary distribution hub for both Chinese and South Korean automobiles in recent years. In 2017, JAXPORT announced plans to develop a 100-acre automotive processing facility at its Dames Point Terminal, the first phase of which is expected to open in late 2018, while the additional phases should be completed by 2020.

According to an industry report as of August 2018, the Crowne Plaza - Jacksonville (Airport) Property is located in the Jacksonville, Florida hospitality market, which consists of 271 hotel properties with a total of 27,491 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 4.5%, 5.0% and 9.7% growth, respectively. According to an industry report as of August 2018, the Crowne Plaza - Jacksonville (Airport) Property is located in the Jacksonville/Airport, Florida hospitality submarket, which consists of 54 hotel properties with a total of 7,164 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 8.0%, 3.0% and 11.2% growth, respectively.

A summary of demand segmentation and recent performance of the Crowne Plaza - Jacksonville (Airport) Property is below:

Crowne Plaza - Jacksonville (Airport) Property Summary
Property Name	# Rooms	Commercial/ Government Demand	Leisure Demand	Meeting & Group Demand	Contract Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Crowne Plaza - Jacksonville (Airport)	317	34%	20%	17%	29%	75.4%	$90.78	$68.49
DoubleTree by Hilton Hotel Jacksonville Airport	201	40%	20%	20%	20%	80.0%-85.0%	$110.00-$115.00	$90.00-$95.00
Subtotal/Wtd. Avg.(1)	518	36%	20%	18%	25%	77.6%	$99.78	$77.43
Secondary Competitors	1,004	64%	26%	8%	2%	81.8%	$107.56	$88.02
Total/Wtd. Avg.(1)	1,522	52%	23%	12%	12%	80.0%	$104.31	$83.47

Source: Appraisal

(1)	Includes the Crowne Plaza - Jacksonville (Airport) Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crowne Plaza - Jacksonville (Airport) Property:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW per Room
Occupancy	74.1%	73.4%	71.6%	82.0%	82.0%
ADR	$70.27	$78.46	$90.00	$94.45	$94.45
RevPAR	$52.07	$57.59	$64.46	$77.42	$77.42

Rooms Revenue	$6,024,238	$6,681,850	$7,458,727	$8,957,539	$8,957,539	$28,257
Other Income	$1,381,970	$1,353,060	$1,471,424	$1,752,119	$1,752,119	$5,527
Total Revenue	$7,406,208	$8,034,910	$8,930,151	$10,709,658	$10,709,658	$33,784
Total Expenses	$6,502,604	$6,782,490	$7,055,484	$7,908,551	$7,914,867	$24,968
Net Operating Income	$903,604	$1,252,420	$1,874,667	$2,801,108	$2,794,791	$8,816
FF&E	$296,248	$321,396	$357,206	$428,386	$428,386	$1,351
Net Cash Flow	$607,356	$931,024	$1,517,461	$2,372,721	$2,366,405	$7,465

NOI DSCR	0.63x	0.87x	1.31x	1.95x	1.95x
NCF DSCR	0.42x	0.65x	1.06x	1.65x	1.65x
NOI Debt Yield	4.9%	6.8%	10.2%	15.2%	15.2%
NCF Debt Yield	3.3%	5.1%	8.2%	12.9%	12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Silver Spring, MD 20910
				General Property Type:	Retail
Original Balance(1):	$15,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$15,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	1947/1991, 2014-2015
Loan Purpose:	Acquisition			Size:	347,758 SF
Borrower Sponsor:	George B. Tomlin, Jr.			Cut-off Date Balance per SF(1):	$198
Mortgage Rate:	5.0100%			Maturity Date Balance per SF(1):	$176
Note Date:	7/20/2018			Property Manager:	GBT Realty Corporation (borrower-related)
First Payment Date:	9/6/2018
Maturity Date:	8/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	4 months
Prepayment Provisions(2):	LO (23); YM1 (90); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type(1)(3):	Pari Passu
Additional Debt Balance(1)(3):	$54,000,000
Future Debt Permitted (Type):	No (N/A)			Underwriting and Financial Information
Reserves				UW NOI(4):	$6,927,941
Type	Initial	Monthly	Cap	UW NOI Debt Yield(1):	10.0%
RE Tax:	$0	$41,858	N/A	UW NOI Debt Yield at Maturity(1):	11.3%
Insurance:	$61,994	$6,560	N/A	UW NCF DSCR(1):	1.86x (IO) 1.46x (P&I)
Replacements:	$0	$7,245	N/A	Most Recent NOI(4):	$6,385,363 (5/31/2018 TTM)
Deferred Maintenance:	$16,875	$0	N/A	2nd Most Recent NOI(4):	$5,952,628 (12/31/2017)
TI/LC:	$2,000,000	$27,531	$2,000,000	3rd Most Recent NOI(4):	$3,016,553 (12/31/2016)
Five Below TI:	$313,155	$0	N/A	Most Recent Occupancy:	91.6% (7/1/2018)
Five Below Rent:	$382,927	$0	N/A	2nd Most Recent Occupancy:	92.4% (12/31/2017)
Five Below LC:	$104,737	$0	N/A	3rd Most Recent Occupancy:	87.1% (12/31/2016)
Metro PCS TI:	$152,100	$0	N/A	Appraised Value (as of):	$95,900,000 (6/21/2018)
Panadian TI:	$32,164	$0	N/A	Cut-off Date LTV Ratio(1):	71.9%
Burlington TI:	$22,519	$0	N/A	Maturity Date LTV Ratio(1):	63.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$69,000,000	69.8%	Purchase Price:	$92,000,000	93.1%
Borrower Equity:	$29,827,229	30.2%	Reserves:	$3,086,471	3.1%
			Closing Costs:	$3,740,757	3.8%
Total Sources:	$98,827,229	100.0%	Total Uses:	$98,827,229	100.0%

(1)	The Ellsworth Place Mortgage Loan (as defined below) is part of the Ellsworth Place Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $69,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellsworth Place Whole Loan.

(2)	Following the lockout period, the Ellsworth Place Borrower (as defined below) has the right to prepay the Ellsworth Place Whole Loan in whole, but not in part, provided that the Ellsworth Place Borrower pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance of the Ellsworth Place Whole Loan (the prepayment premium). In addition, the Ellsworth Place Whole Loan is prepayable without penalty on or after February 6, 2028.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	The Ellsworth Place Property underwent a $46.7 million renovation and reconfiguration within the last five years; as such, Most Recent NOI and UW NOI increased compared to those in 2016 and 2017.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Ellsworth Place Mortgage Loan”) is part of a whole loan (the “Ellsworth Place Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $69,000,000, all of which are secured by a first priority fee mortgage encumbering an anchored retail property known as Ellsworth Place located in Silver Spring, Maryland (the “Ellsworth Place Property”). Promissory Note A-3, with an original principal balance of $15,000,000, represents the Ellsworth Place Mortgage Loan and will be included in the UBS 2018-C14 Trust. The controlling Promissory Note A-1, with an original principal balance of $24,000,000, was contributed to the WFCM 2018-C47 securitization, and the non-controlling Promissory Note A-2, with an original principal balance of $20,000,000, was contributed to the UBS 2018-C13 securitization. The below table summarizes the remaining Promissory Notes A-4 and A-5, which are currently held by RMF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Ellsworth Place Whole Loan is serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

pursuant to the pooling and servicing agreement for the WFCM 2018-C47 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Ellsworth Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$24,000,000	WFCM 2018-C47	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C13	No
Note A-3	$15,000,000	$15,000,000	UBS 2018-C14	No
Note A-4	$5,000,000	$5,000,000	RMF	No
Note A-5	$5,000,000	$5,000,000	RMF	No
Total	$69,000,000	$69,000,000

The proceeds of the Ellsworth Place Whole Loan, together with $29,827,229 in borrower sponsor equity, were used to purchase the Ellsworth Place Property, pay closing costs, and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is Avante Ellsworth Venture I LLC (the “Ellsworth Place Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the Ellsworth Place Borrower delivered a non-consolidation opinion in connection with the origination of the Ellsworth Place Whole Loan. George B. Tomlin, Jr. is the non-recourse carveout guarantor and borrower sponsor of the Ellsworth Place Whole Loan. The Ellsworth Place Borrower is wholly owned by Avante Ellsworth JV LLC (100%). Avante Ellsworth JV LLC is owned by GBT ERI Power Center Venture I, LLC (Managing Member, 24.8%), GBT Capital Holdings Fund I LLC (4.8%), and Avante Ellsworth LLC (70.4%). Avante Ellsworth LLC in owned by Avante Ellsworth Holdings, LLC (97.44%), U.S. Investor 1 (1.16%), U.S. Investor 2 (0.70%), and U.S. Investor 3 (0.70%). Avante Ellsworth Holdings, LLC is wholly owned by Avante Ellsworth Inc. (100%).

Avante Ellsworth Inc. is owned by Avante Delco Holding II LLC (approximately 5.13%, 100% of voting stock, Delaware LLC), Avante USRE IV Fondo de Inversion Privado (approximately 10.56%, Chile), Avante USRE V Fondo de Inversion Privado (approximately 18.56%, Chile), Avante USRE VI Fondo de Inversion Privado (approximately 14.09%, Chile), Ellsworth RE Ltd. (approximately 21.69%, Bahamas I), and International Business RE Hldg Co. Ltd. (approximately 29.97%, Bahamas II). Avante Delco Holding II LLC is owned by Avante Inversion es SPA (Managing Member, 51%, Chile) and U.S. Member (49%). As it relates to Avante USRE IV Fondo de Inversion Privado (Chile), Avante USRE V Fondo de Inversion Privado (Chile), Avante USRE VI Fondo de Inversion Privado (Chile), Ellsworth RE Ltd (Bahamas), and International Business RE Hldg Co. Ltd (Bahamas), no investor owns more than 10% of the direct or indirect equity interest of the Ellsworth Place Borrower, and the manager of each of these entities is Avante Administradora S.A (Chile).

GBT ERI Power Center Venture I, LLC is owned by Fenway Venture Investment Partners, LLC (Manager, 20%) and ERI/GBT Holdings LLC (80%). Fenway Venture Investment Partners, LLC is owned equally by Fenway Venture Equity Partners, LLC and Fenway Venture Management Partners, LLC. Fenway Venture Equity Partners, LLC is wholly owned by George B. Tomlin, Jr. Fenway Venture Management Partners, LLC is owned by George B. Tomlin, Jr. (Manager, 63%) and GBT Realty Corporation employees (Member, 36%). No GBT employees own more than 10% of the direct or indirect equity interest of the Ellsworth Place Borrower. ERI/GBT Holdings, LLC is wholly owned by Equity Resource Fund 2017 Holdings LLC Series 3 and EDVP LP serves as the Manager. EDVP LP is owned by Eggert Dagbjartsson (General Partner, 95%) and Victor J. Paci (Limited Partner, 5%). Equity Resource Fund 2017 Holdings LLC Series 3 is owned by Institution Investor Fund I (Member, 34.09%), Institution Investor Fund II (Member, 11.36%), passive investors (none of whom hold greater than 10%, 54.55%) and ERF Fund 2017 MM LLC (Managing Member, 0.0005%). ERF Fund 2017 MM LLC is owned by EDBB Limited Partnership (31.75%), PFLP Limited Partnership (20%), passive investors (none of whom hold 10% or more on a look through basis, 44.38%), Victor J. Paci (Managing Member, 1.81%), and Eggert Dagbjartsson (Managing Member, 2.06%). Institutional Investor Fund I and Institutional Investor Fund II are both owned by multiple investors, none of whom indirectly hold 20% or more of Equity Resource Fund 2017 Holdings LLC Series 3.

George B. Tomlin, Jr. is a Nashville-based real estate executive who founded GBT Realty Corporation (“GBT”) in 1987 with a regional focus in office and retail investment management services. GBT changed its focus in 1990 from investment management services to retail development, and over the past 30 years, GBT has developed over $35 million SF in 27 states. Additionally, GBT has acquired and sold over $5 billion of retail assets and procured over $2 billion in financing backed by commercial real estate.

The Property. The Ellsworth Place Property is a 347,758 SF anchored retail property located in Silver Spring, Maryland, within Montgomery County, approximately 6.5 miles north of Washington, D.C. Built in 1947 and renovated in 1991 and in 2014-2015, the Ellsworth Place Property consists of one, five-story building situated on a 2.1-acre site along Colesville Road. The Ellsworth Place Property is anchored by Burlington Coat Factory (65,096 SF), Dave & Buster’s (41,975 SF), Marshalls (27,771 SF), Ross Dress for Less, Inc. (25,716 SF), T.J. Maxx (24,000 SF), and Michael’s Stores Inc. (21,336 SF), which collectively comprise 59% of total net rentable area (“NRA”). There are no parking requirements per local zoning code, but the Ellsworth Place Property does have direct interior access to a 1,200-space parking garage via a pedestrian sky bridge located on the fourth level of the Ellsworth Place Property. The City of Silver Spring has granted an easement for a pedestrian walkway from the parking garage to the Ellsworth Place Property, and the Ellsworth Place Borrower is responsible for the maintenance of the sky bridge. The parking garage is owned and operated by Montgomery County, which offers free parking during the evening and weekends while charging fees only during the workdays.

The Ellsworth Place Property was converted from a department store to a regional mall in 1991. Between 2014 and 2015, the seller of the Ellsworth Place Property completed a $46.7 million redevelopment and reconfiguration of the Ellsworth Place Property into an enclosed vertical, urban power center. Exterior improvements focused on increasing pedestrian traffic through increased accessibility and visibility through the addition of 15 escalators and stairways. Additional points of entry were added along Colesville Road and Ellsworth Drive, and the existing entrance along Fenton Street was widened. The result is six total access points that allow customers to enter from Colesville Road, Fenton Street, Ellsworth Drive, and via the sky bridge that connects to the parking garage. Additionally, the prior owner of the Ellsworth Place Property improved signage with the addition of LED and blade signs to improve visibility to the Ellsworth Place Property. Interior improvements focused on upgrading the design and finishes.

The Ellsworth Place Property consists of two condominium units, including the existing retail unit (the “Retail Unit”) and an air rights unit in which is vested the right to commence future construction of a nine story office building totaling 210,000 SF of office space in the air rights above the Retail Unit (the “AR Unit”). The Ellsworth Place Borrower (the owner of the AR Unit) has the future right to build an office building in the AR Unit. The Ellsworth Place Borrower pays nominal taxes on the AR Unit based on an assessment of the air rights, which were approved when the Retail Unit was originally built in 1988. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Ellsworth Place Borrower owns 100% of the condominium units. The Ellsworth Place Whole Loan documents prohibit the sale or other transfer of the AR Unit and the development of the AR Unit office space during the term of the Ellsworth Place Whole Loan.

Major Tenants.

Burlington Coat Factory (65,096 SF, 18.7% of NRA, 12.8% of underwritten base rent). Burlington Coat Factory is owned by Burlington Stores, Inc. (“Burlington”), a nationally recognized off-price retailer of branded merchandise at discounted prices. As of February 3, 2018, Burlington operated 629 stores in 45 states and Puerto Rico, with diversified product categories offering an extensive selection of in-season, fashion merchandise including: women’s ready to wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty and gift. Burlington Coat Factory has been a tenant at the Ellsworth Place Property since 1997 under a lease that commenced February 1, 1997 and expires February 28, 2026, with four, five-year renewal options remaining and no termination options.

Dave & Buster’s (41,975 SF, 12.1% of NRA, 17.1% of underwritten base rent). Dave & Buster’s is owned by Dave & Buster’s Entertainment, Inc., an owner and operator of entertainment and dining venues which operate under the name “Dave & Buster’s”. Dave & Buster’s provides customers with interactive entertainment options for adults and families while serving food and beverages. Dave & Buster’s has been a tenant at the Ellsworth Place Property since 2016 under a lease that commenced November 21, 2016 and expires January 31, 2032, with two, five-year renewal options remaining and no termination options.

Marshalls (27,771 SF, 8.0% of NRA, 4.7% of underwritten base rent). Marshalls is owned by the TJX Companies, Inc., the leading off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains are collectively the largest off-price retailer in the United States with a total of 2,285 stores, which includes 1,062 Marshalls stores at the end of fiscal year 2018. Marshalls has been a tenant at the Ellsworth Place Property since 1992 under a lease that commenced April 2, 1992 and expires June 30, 2020, with three, five-year renewal options remaining and no termination options.

Ross Dress for Less, Inc. (25,716 SF, 7.4% of NRA, 6.5% of underwritten base rent) (“Ross Dress for Less”). Ross Dress for Less is owned by Ross Stores, Inc., which is headquartered in Pleasanton, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear, and home fashions. Ross Dress for Less has been a tenant at the Ellsworth Place Property since 2016 under a lease that commenced March 17, 2016 and expires January 31, 2027, with four, five-year renewal options remaining. Ross Dress for Less has a one-time termination right if gross sales during the third full lease year (February 1, 2018 through January 31, 2019) do not exceed $7.5 million. Ross Dress for Less may terminate its lease within 365 days following the third full lease year, which will be no later than 12 months and no earlier than 120 days following the early termination notice.

TJ Maxx (24,000 SF, 6.9% of NRA, 4.6% of underwritten base rent). TJ Maxx is owned by the TJX Companies, Inc., an off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains are collectively the largest off-price retailer in the United States with a total of 2,285 stores, which includes 1,223 TJ Maxx stores at the end of fiscal year 2018. TJ Maxx has been a tenant at the Ellsworth Place Property since 2015 under a lease that commenced November 11, 2015 and expires November 30, 2025, with four, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The following table presents a summary regarding the largest tenants at the Ellsworth Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Burlington Coat Factory	NR/NR/BB	65,096	18.7%	$943,892	12.8%	$14.50	$12,951,680	$199	7.9%	2/28/2026
Dave & Buster’s	NR/NR/NR	41,975	12.1%	$1,259,250	17.1%	$30.00	$10,179,321	$243	14.1%	1/31/2032
Marshalls	NR/A2/A+	27,771	8.0%	$347,138	4.7%	$12.50	$7,869,131	$283	7.7%	6/30/2020
Ross Dress for Less, Inc.(6)	NR/A3/A-	25,716	7.4%	$475,746	6.5%	$18.50	N/A	N/A	N/A	1/31/2027
TJ Maxx	NR/A2/A+	24,000	6.9%	$339,840	4.6%	$14.16	N/A	N/A	N/A	11/30/2025
Michaels Stores, Inc	NR/NR/BB-	21,336	6.1%	$416,052	5.6%	$19.50	N/A	N/A	N/A	2/28/2025
Total Anchor Tenants		205,894	59.2%	$3,781,918	51.3%	$18.37

Major Tenants
Guitar Center Stores, Inc.	NR/Caa3/CCC+	14,600	4.2%	$328,500	4.5%	$22.50	N/A	N/A	N/A	4/30/2032
Forever 21 Retail, Inc.(7)	NR/NR/NR	13,224	3.8%	$218,196	3.0%	$16.50	$1,893,977	$143	18.6%	1/31/2027
McGinty’s Irish Public House	NR/NR/NR	9,821	2.8%	$314,043	4.3%	$31.98	$2,738,697	$279	13.5%	12/31/2025
Five Below(8)	NR/NR/NR	9,500	2.7%	$266,004	3.6%	$28.00	N/A	N/A	N/A	1/31/2029
Total Major Tenants		47,145	13.6%	$1,126,743	15.3%	$23.90

Other Tenants		65,581	18.9%	$2,458,718	33.4%	$37.49
Vacant(9)		29,138	8.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		347,758	100.0%	$7,367,379	100.0%	$23.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending May 31, 2018 for each tenant reporting sales, except for Dave & Buster’s whose sales represent the 12-month period ending December 31, 2018.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Ross Dress for Less, Inc. has a one-time right to terminate its lease if its gross sales do not exceed $7.5 million during February 1, 2018 through January 31, 2019 within 365 days following the measuring period. The termination notice period will be no later than 12 months and no earlier than 120 days following the early termination notice.

(7)	Forever 21 Retail, Inc. has a one-time right to terminate its lease if its gross sales do not exceed $250 PSF from October 2018 through September 2019, with a 180-day notice period.

(8)	Five Below is in a free rent period of 90 days after the earlier of (i) the delivery date and (ii) the date Five Below opens for business. The Ellsworth Place Borrower deposited $382,927 in a free rent reserve and $417,892 in the tenant improvement leasing reserve account related to Five Below. Five Below has a one-time right to terminate its lease if its gross sales do not exceed $2,220,000 from the 44th month through the 55th month with a 60-day notice period and payment of 100% of the unamortized tenant allowance.

(9)	Vacant includes temporary tenants Kids for Less, which occupies 7,110 SF and pays percent in lieu of base rent and Oxford Jewelers, which occupies 828 SF and pays month-to-month rent. Noodle & Company, which occupied 2,994 SF, went dark in May 2018 and continues to pay $55.00 PSF in rent until August 2019. Payless ShoeSource occupies 3,574 SF and is on rent relief. Each of such tenants has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The following table presents historical sales information for major tenants at the Ellsworth Place Property:

Historical Sales Summary
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales(1)
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
McGinty’s Irish Public House	$2,865,846	$292	12.9%	$2,735,217	$279	13.6%	$2,738,697	$279	13.5%
Asia Buffet/Blue Pearl	$2,275,827	$289	11.9%	$2,485,387	$315	10.9%	$2,540,324	$322	10.6%
Not Your Average Joe’s, Inc.	N/A	N/A	N/A	$2,656,251	$394	11.6%	$3,008,255	$446	10.2%
Shoe City	N/A	N/A	N/A	$1,112,967	$228	18.9%	$1,106,077	$227	19.1%
Rainbow	$816,352	$190	10.4%	$824,576	$192	10.3%	$824,577	$192	10.8%
Foot Locker Retail, Inc.	$1,292,710	$320	13.4%	$1,430,042	$354	12.1%	$1,570,965	$389	11.0%
Beauty Pro	$448,127	$192	25.5%	$512,312	$220	22.3%	$508,252	$218	22.5%
Mod Super Fast Pizza	$1,042,392	$447	18.2%	$1,087,802	$466	17.5%	$1,099,566	$472	17.3%
General Nutrition Center	$368,391	$269	18.3%	$425,804	$311	15.8%	$415,342	$304	16.2%
Trendy Nail Salon	N/A	N/A	N/A	$723,118	$552	9.4%	$743,165	$567	9.6%
Hair Cuttery – Ratner Grp	$444,949	$351	24.1%	$484,359	$383	22.1%	$438,636	$346	24.4%
Ben & Jerry’s	$728,311	$668	11.3%	$782,275	$717	10.6%	$787,434	$722	10.5%
Pour Moi/Luggage Center	$120,858	$118	36.9%	$138,540	$135	32.1%	$139,204	$136	32.0%
Kung Fu Tea	N/A	N/A	N/A	$365,459	$389	18.2%	$370,163	$394	18.0%
Photo Palace	$125,929	$149	36.1%	$128,636	$152	35.4%	$130,800	$155	34.8%
Wireless And Repair Store	N/A	N/A	N/A	$210,182	$306	28.0%	$303,352	$442	19.4%
Cobbler Bench Shoe Repair	$75,850	$114	35.9%	$80,341	$121	33.9%	$79,450	$119	34.2%
OM Eyebrow Design	N/A	N/A	N/A	$160,879	$570	15.2%	$170,720	$605	14.3%
Total/Wtd. Avg.	$10,605,542	$287	11.2%	$16,344,147	$316	15.0%	$16,974,979	$328	14.6%

(1)	Information is based on the underwritten rent roll.

(2)	Occ. Cost is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

The following table presents certain information relating to the lease rollover at the Ellsworth Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	2	3,530	1.0%	1.0%	$47.08	$166,199	2.3%	2.3%
2020	3	39,954	11.5%	12.5%	$16.78	$670,538	9.1%	11.4%
2021	0	0	0.0%	12.5%	$0.00	$0	0.0%	11.4%
2022	1	282	0.1%	12.6%	$67.17	$18,942	0.3%	11.6%
2023	2	2,290	0.7%	13.2%	$35.08	$80,342	1.1%	12.7%
2024	1	1,266	0.4%	13.6%	$71.50	$90,519	1.2%	13.9%
2025	6	63,513	18.3%	31.9%	$22.54	$1,431,687	19.4%	33.4%
2026	4	73,391	21.1%	53.0%	$17.49	$1,283,639	17.4%	50.8%
2027	10	57,512	16.5%	69.5%	$22.89	$1,316,220	17.9%	68.7%
2028	3	2,280	0.7%	70.2%	$47.97	$109,378	1.5%	70.1%
2029 & Beyond	5	74,602	21.5%	91.6%	$29.49	$2,199,916	29.9%	100.0%
Vacant	0	29,138	8.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	347,758	100.0%		$23.12	$7,367,379	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and temporary tenants: Kids for Less, which occupies 7,110 SF and pays percent in lieu of base rent; Oxford Jewelers, which occupies 828 SF and pays month-to-month rent; Noodle & Company, which occupied 2,994 SF, went dark in May 2018 and continues to pay $55.00 PSF in rent until August 2019; and Payless ShoeSource, which occupies 3,574 SF and is on rent relief. Each of such tenants has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The Market. The Ellsworth Place Property is located in Silver Spring, Maryland, in Montgomery County, within the Washington, D.C. metropolitan statistical area (the “Washington, D.C. MSA”). The Washington, D.C. MSA is situated along the country’s eastern seaboard between Norfolk, Virginia and New York City, New York. Encompassing more than 5,627 square miles, the region is comprised of fifteen counties and six independent cities within the states of Maryland and West Virginia, as well as the Commonwealth of Virginia.

Silver Spring is an unincorporated area located in the eastern portion of Montgomery County and in the northern path of commercial and residential expansion from Washington, D.C. Silver Spring is the fourth most populous place in Maryland, after Baltimore, Columbia and Germantown. The central business district of Silver Spring is located at the southernmost part of Silver Spring and at the northern part of Washington, D.C. The downtown area has undergone renovations with the addition of major retail, residential and office developments. One of the most notable landmarks within the central business district is the world headquarters of Discovery Communication, the American Film Institute (AFI) and the headquarters of the Seventh-Day Adventist Church. At the beginning of the 21st century, downtown Silver Spring began to redevelop several blocks near the Ellsworth Place Property to accommodate the new lifestyle center known as Downtown Silver Spring. Downtown Silver Spring includes national retailers such as Whole Food Markets, a 20-screen Regal Theater, Ann Taylor, DSW Shoe Warehouse, Office Depot, Pier 1 Imports, as well as restaurants such as Red Lobster, Romano’s Macaroni Grill, Cold Stone Creamery, Fuddruckers, Potbelly Sandwich Works, Baja Fresh and Chick-Fil-A. According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the Ellsworth Place Property is 36,506, 233,126 and 615,058, respectively. The 2018 estimated average household income within the same radii was $110,328, $123,688, and $131,651, respectively.

According to a third party market research report, the Ellsworth Place Property is located within the Washington, D.C. retail market, which contained approximately 301 million SF of retail space as of the first quarter of 2018. The Washington, D.C. retail market reported a vacancy rate of 4.4% with an average rental rate of $24.68 PSF as of the first quarter of 2018. The Washington, D.C. retail market reported negative net absorption of 493,446 SF during the first quarter of 2018. There was 2.3 million SF of retail space under construction in 70 buildings and year-to-date deliveries totaling 171,208 SF.

According to a third party market research report, the Ellsworth Place Property is located within the Montgomery County retail submarket, which contained approximately 11.4 million SF of retail space as of the first quarter of 2018. The Montgomery County retail submarket reported a vacancy rate of 3.0% with an average rental rate of $30.20 PSF. The Montgomery County retail submarket reported negative net absorption of 9,466 SF during the first quarter of 2018. There was 3,500 SF of retail space under construction in one building and no year-to-date deliveries.

The following table presents competitive retail properties with respect to the Ellsworth Place Property:

Competitive Property Summary
Property Name	Type	Year Built/ Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Ellsworth Place (Subject Property)	Retail	1947/2014-2015	347,758(1)	91.6%(1)	Burlington Coat Factory, Dave & Buster’s, Marshalls, Ross Dress for Less, Inc., TJ Maxx, Michael Stores, Inc.	N/A
Downtown Silver Spring 8515 Georgia Avenue Silver Spring, MD	Lifestyle Center	2004/N/A	398,455	97.0%	Whole Foods, H&M, The Majestic Cinema, Washington Sports Club	<1.0 miles
DC USA 3100 14th Street, NW Washington, D.C.	Power Center	2008/N/A	434,819	93.0%	Target, Best Buy, Bed, Bath & Beyond, Marshall’s, Staples, Washington Sports Club	5.0 miles
The Shops at Wisconsin Place 4412 Willard Avenue Chevy Chase, MD	Lifestyle Center	2009/N/A	297,202	94.0%	Bloomingdales, Whole Foods	3.0 miles
Bethesda Row 4801 Bethesda Avenue Bethesda, MD	Lifestyle Center	1951/1999	520,000	98.0%	Landmark Theater, Barnes & Noble, Giant Food, Equinox Fitness Club	3.0 miles
The Shops at Georgetown 3222 M Street, NW Washington, D.C.	Lifestyle Center	1981/2013	303,574	92.0%	TJ Maxx, HomeGoods, H&M, Washington Sports Club, DSW, Forever 21	7.0 miles
Orchard Shopping Center 12000 Cherry Hill Road Silver Spring, MD	Power Center	1996/N/A	392,107	100.0%	Target, Babies R Us, Kohl’s, PetSmart, ShopRite	5.0 miles
The Shops at Dakota Crossing New York Avenue, NE Washington, D.C.	Power Center	2012/N/A	426,278	97.0%	Lowe’s Home Improvement, Costco, Dick’s Sporting Goods, Marshall’s, PetSmart	7.0 miles
Montrose Crossing 12051 Rockville Pike Rockville, MD	Power Center	1962/1997	547,926	97.0%	Giant Food, Marshall’s, AC Moore, Barnes & Noble, Bob’s Discount Furniture, Target	5.0 miles
Total/Wtd. Avg.(2)			3,320,361	96.3%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Ellsworth Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellsworth Place Property:

Cash Flow Analysis(1)
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Base Rent(2)	$2,631,267	$4,264,915	$6,828,859	$7,113,065	$8,404,497	$24.17
Total Recoveries	$945,439	$1,067,832	$1,823,852	$1,984,911	$2,139,221	$6.15
Other Income(3)	$535,804	$403,510	$537,386	$545,575	$572,573	$1.65
Less Vacancy & Credit Loss	$0	$0	$0	$0	($962,308)	($2.77)
Effective Gross Income	$4,112,510	$5,736,257	$9,190,096	$9,643,551	$10,153,983	$29.20
Total Expenses	$2,379,217	$2,719,704	$3,237,469	$3,258,188	$3,226,042	$9.28
Net Operating Income	$1,733,293	$3,016,553	$5,952,628	$6,385,363	$6,927,941	$19.92
Capital Expenditures	$0	$0	$0	$0	$86,940	$0.25
TI/LC	$0	$0	$0	$0	$330,370	$0.95
Net Cash Flow	$1,733,293	$3,016,553	$5,952,628	$6,385,363	$6,510,631	$18.72

Occupancy %	53.4%	87.1%	92.4%	91.6%	91.6%
NOI DSCR (P&I)(4)	0.39x	0.68x	1.34x	1.43x	1.56x
NCF DSCR (P&I)(4)	0.39x	0.68x	1.34x	1.43x	1.46x
NOI Debt Yield(4)	2.5%	4.4%	8.6%	9.3%	10.0%
NCF Debt Yield(4)	2.5%	4.4%	8.6%	9.3%	9.4%

(1)	The Ellsworth Place Property underwent a $46.7 million renovation and reconfiguration within the last five years; as such, net cash flows have been increasing.

(2)	UW Base Rent is based on the rent roll dated July 1, 2018 and includes (i) percentage rent of Rainbow and Trendy Nail Salon, (ii) straight line rent of $67,866 for TJ Maxx, PNC Bank, TD Bank, Ben & Jerry’s and Metro PCS, (iii) rent steps through August 1, 2019 of $40,325, and (iv) vacancy gross up of $962,308.

(3)	Other Income includes, but is not limited to, other tenant reimbursements, specialty income, billboard income, promotional income, storage rent, late fees and trash pad rental income.

(4)	Debt service coverage ratios and debt yields are based on the Ellsworth Place Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Juneau, AK 99801
				General Property Type:	Hospitality
Original Balance:	$14,700,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$14,633,266			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.2%			Year Built/Renovated:	1974/2017
Loan Purpose:	Refinance			Size:	106 Rooms
Borrower Sponsors:	Baldev S. Johal; Balbir S. Gosal			Cut-off Date Balance per Room:	$138,050
Mortgage Rate:	5.5015%			Maturity Date Balance per Room:	$105,568
Note Date:	8/24/2018			Property Manager:	Latrobe Management Services, LLC (borrower-related)
First Payment Date:	10/6/2018
Maturity Date:	9/6/2028
Original Term:	120 months
Original Amortization Term:	300 months
IO Period:	0 months
Seasoning:	3 months
Prepayment Provisions:	LO (27); DEF (89); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI:	$2,197,025
Additional Debt Type:	N/A			UW NOI Debt Yield:	15.0%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	19.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.91x
Reserves				Most Recent NOI:	$2,207,026 (7/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$1,770,820 (12/31/2017)
RE Tax:	$9,356	$5,847	N/A	3rd Most Recent NOI:	$1,493,844 (12/31/2016)
Insurance:	$24,255	$6,738	N/A	Most Recent Occupancy:	59.8% (7/31/2018)
FF&E(1):	$500,000	Springing	N/A	2nd Most Recent Occupancy:	58.8% (12/31/2017)
Deferred Maintenance:	$22,750	$0	N/A	3rd Most Recent Occupancy:	51.1% (12/31/2016)
TI/LC(2):	$0	Springing	N/A	Appraised Value (as of)(5):	$21,500,000 (7/1/2018)
Seasonality Funds(3):	$330,881	Springing	N/A	Cut-off Date LTV Ratio(5):	68.1%
PIP Funds(4):	$0	Springing	N/A	Maturity Date LTV Ratio(5):	52.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,700,000	100.0%	Payoff:	$4,373,799	29.8%
			Reserves:	$887,242	6.0%
			Closing Costs:	$983,636	6.7%
			Return of Equity:	$8,455,323	57.5%
Total Sources:	$14,700,000	100.0%	Total Uses:	$14,700,000	100.0%

(1)	On each monthly payment date beginning in October 2018, the Four Points - Juneau Borrower (as defined below) is required to deposit in escrow an amount equal to the greater of (i) 1/12 of 4% of the gross income from operations at the Four Points - Juneau Property (as defined below) (based on the prior year’s performance) and (ii) 1/12 of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures, including expenditures for furniture, fixtures and equipment (“FF&E”), replacements, building improvements, major repairs and alterations during the calendar year such monthly payment date occurs; provided, however, that such monthly deposit is not required until such time the FF&E reserve is less than $250,000.

(2)	On each monthly payment date occurring in the three months prior to August 14, 2020 and, if an extension or renewal of the current term of the restaurant lease (“Acceptable Restaurant Lease Extension”) has occurred, in the three months prior to August 14, 2025, the Four Points - Juneau Borrower is required to deposit $28,233 for tenant allowances, tenant improvement costs and leasing commissions; provided, however, that the Four Points - Juneau Borrower will not be required to make such deposits prior to (i) August 14, 2020 if an Acceptable Restaurant Lease Extension has occurred prior to May 14, 2020 and (ii) August 14, 2025 if an extension or renewal of the first renewal term of the restaurant lease, which expires August 14, 2025, has occurred prior to May 14, 2025.

(3)	On each monthly payment date during the months of May, June, July, and August, the Four Points - Juneau Borrower is required to deposit an amount equal to 1/4th of the amount by which (i) the product of (A) 115% and (B) the seasonality trailing 12-month shortfall amount immediately preceding such monthly payment date exceeds (ii) the funds on deposit in the seasonality account as of the date such seasonality trailing 12-month shortfall amount is determined by the lender.

(4)	On each monthly payment date during a PIP Trigger Event (as defined below), the Four Points - Juneau Borrower is required to deposit with the lender all excess cash flow for costs and expenses that may be incurred in connection with (a) the performance of the applicable property improvement plan (“PIP”) work and/or (b) the cure of such PIP Trigger Event. A “PIP Trigger Event” will commence upon (i) the franchisor giving written notice of its intent to terminate, cancel or not extend or renew the franchise agreement and will continue until (a) the revocation or rescission by the franchisor of all termination or cancellation notices with respect to the franchise agreement, (b) an acceptable franchise extension or (c) an acceptable franchise replacement, (ii) on or prior to the date that is 12 months prior to the then-applicable franchise agreement expiration date, the franchise agreement is not extended or renewed and will continue until (a) an acceptable franchise extension or (b) an acceptable franchise replacement, (iii) an event of default by the Four Points - Juneau Borrower or an affiliate of the Four Points - Juneau Borrower under the franchise agreement and will continue until such event of default is cured, (iv) an event of default by the franchisor under the franchise agreement and will continue until (a) such event of default is cured or (b) an acceptable franchise replacement, (v) any bankruptcy action of the franchisor under the franchise agreement and will continue until (a) an acceptable franchise replacement or (b) such bankruptcy action is dismissed within 120 days of such filing or (vi) if the franchisor under the franchise agreement requires the Four Points - Juneau Borrower to perform or otherwise satisfy any other PIP work.

(5)	Appraised Value includes $927,500 for the contributing value of the FF&E at the Four Points - Juneau Property. FF&E includes the Four Points - Juneau Property’s guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Excluding the associated value with FF&E, the Appraised Value equals $20,572,500, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 71.1% and 54.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Four Points - Juneau Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $14,700,000, which is secured by a first priority fee mortgage encumbering a 106-room full service hospitality property located in Juneau, Alaska (the “Four Points - Juneau Property”). The proceeds of the Four Points - Juneau Mortgage Loan were used to refinance existing debt on the Four Points - Juneau Property, fund reserves, pay closing costs and return approximately $8.5 million of equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is YC Rivergold Hotel LLC (the “Four Points - Juneau Borrower”), an Alaska limited liability company structured to be bankruptcy remote. YC Rivergold Hotel LLC is owned by the following entities and individuals: KVB Properties LLC (25.00%), Balbir S. Gosal (24.75%), Baldev S. Johal (24.75%), Waseem Akhtar (10.00%), Parmit Singh (5.00%), Kuldeep S. Ghuman (5.00%), Nachhater Singh (5.00%), and YC Rivergold Hotel MM, LLC (0.50%). The borrower sponsors and non-recourse guarantors of the Four Points – Juneau Mortgage Loan are Balbir S. Gosal and Baldev S. Johal.

The Property. The Four Points - Juneau Property consists of a seven-story, 106-room full service hotel situated on an approximately 0.9-acre site located in Juneau, Alaska. The Four Points - Juneau Property’s guestroom configuration consists of 56 king rooms, 11 queen/queen rooms and 39 double/double rooms with either mountain or sea views. Each guestroom and suite features a work desk and ergonomic chair, free Wi-Fi, one or two nightstands, a dresser, flat screen televisions, sofa chair, iron/ironing board, mini fridge, safe, and in-room coffee and tea maker. The suites have a separate living area with a pull-out sofa. Amenities at the Four Points - Juneau Property include a restaurant, concierge’s desk, business center, fitness center, sundry shop, and approximately 211 SF of dedicated meeting space. In addition, the Four Points - Juneau Property has 47 surface parking spaces along the perimeter of the Four Points - Juneau Property.

The Four Points - Juneau Property was originally built in 1974 and was most recently operated as The Goldbelt Hotel. The borrower sponsors acquired the Four Points - Juneau Property in January 2015 for $6.06 million ($57,170 per room). The Four Points - Juneau Property was rebranded in April 2017 as a Four Points by Sheraton. As of April 2018, the Four Points - Juneau Property has received $4,348,636 ($41,025 per room) in capital improvements since acquisition. Improvements included updating casegoods, softgoods, bathrooms, the meeting room, the fitness center, administration offices, the lobby and the restaurant, and resurfacing the parking lot. Exterior improvements included painting, masonry work, and window treatments. Additionally, as part of the Four Points - Juneau Property’s ongoing maintenance, $19,444 ($183 per room) in capital improvements has been invested year-to-date through April 2018.

The Four Points - Juneau Property operates as a Four Points by Sheraton under a franchise agreement with The Sheraton LLC, a subsidiary of Marriott International, Inc. (“Marriott”). On September 23, 2016, Marriott completed the acquisition of Starwood Hotels & Resorts Worldwide, LLC, formerly known as Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), through a series of transactions, after which Starwood became an indirect wholly-owned subsidiary of Marriott and benefits from the Marriott reservation system and guest loyalty program. The franchise agreement related to the Four Points - Juneau Property expires in April 2037, with no renewal options, and requires a monthly license fee of 5.5% of rooms revenue and a monthly program fee of 4.0% of rooms revenue. According to the appraisal, the Four Points - Juneau Property is the only Marriott family property in Juneau. Marriott is a global hotel company, operating in 127 countries and territories under 30 brand names. As of year-end 2017, Marriott had 1,959 company-operated properties (554,642 rooms), 4,432 franchised and licensed properties (685,365 rooms), and 129 unconsolidated joint venture properties (17,659 rooms), for a total of 6,520 properties (1,257,666 rooms). Marriott’s portfolio of global brands includes: JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Westin, Renaissance, Le Méridien, Autograph Collection, Delta Hotels, Gaylord Hotels, Marriott Executive Apartments, Marriott Vacation Club, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element, and Moxy.

A summary of the Four Points - Juneau Property’s historical performance is provided below:

Four Points - Juneau Property Historical Occupancy, ADR, RevPAR(1)
Year	Four Points - Juneau Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	54.9%	$134.13	$73.57	59.1%	$117.29	$69.28	92.9%	114.4%	106.2%
2016	51.1%	$145.31	$74.20	55.0%	$122.17	$67.17	92.9%	118.9%	110.5%
2017	58.8%	$155.00	$91.15	55.5%	$125.80	$69.83	105.9%	123.2%	130.5%
7/31/2018 TTM	59.8%	$176.51	$105.53	53.2%	$127.28	$67.76	112.3%	138.7%	155.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Four Points - Juneau Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Best Western Country Lane Inn, Super 8 Juneau, Westmark Baranof Hotel and Travelodge Juneau Airport.

The Market. The Four Points - Juneau Property is located in downtown Juneau, Alaska, approximately 8.3 miles southeast of Juneau International Airport and 0.3 miles south of the Alaska State Capitol. Juneau shares its eastern border with the Canadian province of British Columbia. The Four Points - Juneau Property is situated along Egan Drive, also known as Alaska Route 7, which is the primary highway in Juneau. Juneau International Airport functions as southeast Alaska’s main air transport hub, offering commercial passenger carriers such as Alaska Airlines and Delta Airlines, in addition to local helicopter and seaplane service to surrounding remote villages and communities.

Juneau’s largest industries are tourism, state government, and local tribal government. As the capital city of the state of Alaska, Juneau accommodates a variety of government business throughout the year and state, local and tribal government represent approximately a quarter of Juneau’s revenue generation. In terms of hotel demand, the government corporate demand sector is particularly active between January and May of each year while legislatures are in their regular sessions. Mining is also an important industry in Juneau, as elsewhere in Alaska, and Juneau serves as a hub for the southeastern mining industry, accommodating demand from companies such as Hecla Mining.

According to the appraisal, one of the largest drivers of demand in downtown Juneau is tourism during the summer months of May through September. In the summer of 2017, the number of out-of-state visitors that traveled to Alaska was estimated at 1,926,300, the highest volume of visitors ever recorded, and a 3.7% increase over the previous year. The record count in the summer of 2017 represents a 12.8% increase over the number of out-of-state visitors

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

recorded in 2008 and a 25.7% increase over the lowest recorded number over the past decade in 2010. In 2017, approximately 56.6% and 39.0% of visitors travel by cruise ship and air, respectively, with the remaining passengers traveling by highway or ferry. The Four Points - Juneau Property is located within walking distance of the Port of Juneau and cruise ship terminal area (0.4 miles south), which provides public and private docks. Additionally, the seasonal cruise industry provides corporate demand consisting of the various professions employed by the cruise ships, such as entertainers, cooks, housekeepers and medical personnel. Often cruise employees will board a ship at various points in its journey as their services may not be needed for the entirety of the trip. If this is the case, employees will find accommodations in the cities of port while waiting for the vessel to arrive or depart. This concentration of business activity can create hotel room night demand.

Additionally, the Centennial Hall Convention Center, which is located directly adjacent to the Four Points - Juneau Property across Willoughby Avenue, consists of four meeting rooms, including a 12,389 SF ballroom, with a total of more than 18,000 SF of meeting space. The Centennial Hall Convention Center hosts concerts, conventions, meetings, trade shows and more. A $4.5 million renovation plan was approved for the Centennial Hall Convention Center, which includes the partial construction of a connected Juneau Arts and Cultural Center.

A summary of demand segmentation and recent performance of the Four Points - Juneau Property and its competitive set is below:

Four Points - Juneau Property Summary
Property Name	# Rooms	Commercial/ Government Demand	Meeting & Group Demand	Leisure Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Four Points - Juneau	106	25%	30%	45%	58.8%	$155.82	$91.62
Best Western Country Lane Inn	55	45%	10%	45%	55.0%-60.0%	$125.00-$130.00	$65.00-$70.00
Super 8 Juneau	72	45%	10%	45%	55.0%-60.0%	$125.00-$130.00	$65.00-$70.00
Westmark Baranof Hotel	196	20%	40%	40%	60.0%-65.0%	$130.00-$135.00	$75.00-$80.00
Travelodge Juneau Airport	86	45%	10%	45%	45.0%-50.0%	$110.00-$115.00	$45.00-$50.00
Total/Wtd. Avg.(1)	515	31%	26%	43%	56.2%	$131.99	$74.14

Source: Appraisal

(1)	Includes the Four Points - Juneau Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Four Points - Juneau Property:

Cash Flow Analysis
	2015(1)	2016	2017	7/31/2018 TTM	UW	UW per Room
Occupancy	N/A	51.1%	58.8%	59.8%	59.8%
ADR	N/A	$140.24	$155.80	$182.14	$182.14
RevPAR	N/A	$71.66	$91.62	$108.89	$108.89

Rooms Revenue	N/A	$2,780,305	$3,544,970	$4,213,012	$4,213,012	$39,745
Other Income	N/A	$186,334	$248,702	$305,029	$305,029	$2,878
Total Revenue	N/A	$2,966,639	$3,793,672	$4,518,041	$4,518,041	$42,623
Total Expenses	N/A	$1,472,795	$2,022,852	$2,311,015	$2,321,016	$21,896
Net Operating Income	N/A	$1,493,844	$1,770,820	$2,207,026	$2,197,025	$20,727
FF&E	N/A	$118,666	$151,747	$180,722	$130,722	$1,233
Net Cash Flow	N/A	$1,375,178	$1,619,073	$2,026,304	$2,066,304	$19,493

NOI DSCR	N/A	1.38x	1.63x	2.04x	2.03x
NCF DSCR	N/A	1.27x	1.49x	1.87x	1.91x
NOI Debt Yield	N/A	10.2%	12.1%	15.1%	15.0%
NCF Debt Yield	N/A	9.4%	11.1%	13.8%	14.1%

(1)	The borrower sponsors acquired the Four Points - Juneau Property in 2015. As such, 2015 historical figures are unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	North Charleston, SC 29418
				General Property Type:	Retail
Original Balance:	$14,200,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$14,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.2%			Year Built/Renovated:	2006/N/A
Loan Purpose:	Refinance			Size:	139,688 SF
Borrower Sponsors:	Stephen M. LaMastra; Moshe Manoah			Cut-off Date Balance per SF:	$102
Mortgage Rate:	5.5300%			Maturity Date Balance per SF:	$89
Note Date:	10/18/2018			Property Manager:	Star Commercial, LLC (borrower-related)
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(1):	$1,443,270
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.61x (IO) 1.32x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(1):	$1,270,065 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,158,424 (12/31/2017)
Reserves				3rd Most Recent NOI:	$1,187,034 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.1% (7/1/2018)
RE Tax:	$270,731	$24,612	N/A	2nd Most Recent Occupancy:	91.8% (12/31/2017)
Insurance:	$50,010	$5,001	N/A	3rd Most Recent Occupancy:	87.1% (12/31/2016)
Replacements:	$0	$1,746	N/A	Appraised Value (as of):	$21,800,000 (6/29/2018)
TI/LC:	$500,000	$11,641	N/A	Cut-off Date LTV Ratio:	65.1%
Deferred Maintenance:	$4,063	$0	N/A	Maturity Date LTV Ratio:	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,200,000	100.0%	Loan Payoff:	$12,734,977	89.7%
			Closing Costs:	$257,176	1.8%
			Reserves:	$824,804	5.8%
			Return of Equity:	$383,043	2.7%
Total Sources:	$14,200,000	100.0%	Total Uses:	$14,200,000	100.0%

(1)	UW NOI increased more than 10.0% compared to the Most Recent NOI because (i) the fifth largest tenant, Budget Blinds, and the eighth largest tenant, Carolina Crab, started their leases in July 2018; and (ii) rent steps were underwritten based on the rent roll dated July 1, 2018 with rent steps taken through August 1, 2019.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Shoppes at Centre Pointe Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $14,200,000, secured by a first priority fee mortgage encumbering an anchored retail property known as Shoppes at Centre Pointe (the “Shoppes at Centre Pointe Property”). The proceeds of the Shoppes at Centre Pointe Mortgage Loan were used to refinance the Shoppes at Centre Pointe Property, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Monarch at Centre Pointe, LLC (the “Shoppes at Centre Pointe Borrower”), a Delaware limited liability company. The Shoppes at Centre Pointe Borrower is solely managed by Monarch Centre Pointe Holdings, LLC. Monarch Centre Pointe Holdings, LLC, is owned by AFEKA at Centre Pointe LLC, (62.699%), Sambation US Real Estate 6, LLC, (20.282%), Monarch Centre Pointe II, LLC, (10.082%), and Sambation US Real Estate 5, LLC, (6.937%). AFEKA at Centre Pointe LLC, Sambation US Real Estate 6, LLC, and Sambation US Real Estate 5, LLC are owned by individual investors with no single investor making up more than 5.0% of ownership. Monarch Centre Pointe II, LLC, is owned by Braford Retail Partners, LLC (89.067%), Myayay Holdings, LLC (10.00%), and OAS US Holdings, LLC (0.933%), as well as equity owners Sambation US Real Estate 4, LLC and Sambation US Real Estate 1, LLC. Braford Retail Partners, LLC is owned by Mos18, LLC, (75.0% - Moshe Manoah) and Western Sky Properties, LLC (25.0% Stephen M. LaMastra).

The non-recourse carveout guarantors and borrower sponsors of the Shoppes at Centre Pointe Mortgage Loan are Moshe Manoah and Stephen M. LaMastra on a joint and several basis. Moshe Manoah is a founding member of Crown Holdings Group and is responsible for building existing portfolios, evaluating and executing acquisitions and dispositions as well as the development of real estate opportunities throughout the Southeastern United States. Mr. Manoah entered the real estate business over 25 years ago as the founding member and a general contractor of NRI Construction, Inc. (“NRI”). Mr. Manoah was responsible for all business development at NRI and took the company to over $250 million in revenue. Mr. Manoah has completed over $500 million in residential development, commercial development and re-development of real estate projects. Mr. Manoah, along with a business associate,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

were the subject of a 2014 Securities and Exchange Commission civil action alleging insider trading. The case was subsequently settled. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Stephen M. LaMastra is the managing principal of Monarch Investments Group (“Monarch”), an Atlanta based real estate investment firm, and has over two decades of experience in acquiring, developing, financing and managing real estate assets. Mr. LaMastra also serves as president and CEO of Star Commercial, LLC, an affiliated asset and property management company which manages over two million SF of real estate. Mr. LaMastra has acquired over $200 million worth of properties in less than five years, since refining Monarch’s strategy and model. The non-recourse carveout guarantors of the Shoppes at Centre Pointe Mortgage Loan are also the non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Preliminary Prospectus.

The Property. The Shoppes at Centre Pointe Property is a 139,688 SF anchored retail property located in North Charleston, South Carolina, within Charleston County, approximately 11.7 miles north of the Charleston central business district. Built in 2006, the Shoppes at Centre Pointe Property consists of three buildings situated on a 13.4-acre site along Centre Pointe Boulevard. Parking is provided via 721 surface parking spaces (approximately 5.2 space per 1,000 SF). As of July 1, 2018, the Shoppes at Centre Pointe Property was 95.1% leased to 19 national, regional and local tenants. The Shoppes at Centre Pointe Property is anchored by Ashley Furniture (50,000 SF) and major tenants include Staples (20,388 SF), Dollar Tree (10,000 SF), China Buffett (8,600 SF), and Budget Blinds (7,500 SF).

Major Tenants.

Ashley Furniture (50,000 SF, 35.8% of NRA, 23.4% of underwritten base rent). Ashley Furniture Industries, Inc. (“Ashley Furniture”) is a major manufacturer of furniture, with manufacturing facilities in the United States and abroad. Ashley Furniture supplies furniture to over 6,000 retail partners in 123 countries. Ashley Distribution Services, LTD., delivers over 30 million pieces of furniture annually with its fleet of trucks and trailers, while also providing backhaul services to many other companies. Ashley Furniture has been a tenant at the Shoppes at Centre Pointe Property since 2009 under a lease that commenced March 1, 2009 and expires August 31, 2022, with two, five-year renewal options remaining and no termination options.

Staples (20,388 SF, 14.6% of NRA, 8.0% of underwritten base rent). Staples is an office supply retail company founded in 1986 and is headquartered near Boston, Massachusetts. Staples provides various products such as office supplies, facilities, breakroom, technology, and print and marketing services both online and in store to consumers. Staples has been a tenant at the Shoppes at Centre Pointe Property since 2007 under a lease that commenced January 19, 2007 and expires January 31, 2024, with three, five-year renewal options remaining and no termination options.

Dollar Tree Stores (10,000 SF, 7.2% of NRA, 7.9% of underwritten base rent). Dollar Tree Stores is the leading operator of discount variety stores offering merchandise at the fixed price point of $1.00. Headquartered in Chesapeake, Virginia, Dollar Tree operates thousands of stores across the 48 contiguous states and five Canadian provinces. Dollar Tree Stores has been a tenant at the Shoppes at Centre Pointe Property since 2006 under a lease that commenced November 22, 2006 and expires January 31, 2022, with one, five-year renewal option remaining and no termination options.

China Buffett (8,600 SF, 6.2% of NRA, 7.3% of underwritten base rent). China Buffett operates under the Grand Buffet & Restaurant trade name and is a local all-you-can-eat buffet of Chinese dishes, sushi and hibachi fare, and also offers Italian and American options. The Shoppes at Centre Pointe Property serves as its only location. China Buffet has been a tenant at the Shoppes at Centre Pointe Property since 2007 under a lease that commenced July 1, 2007 and expires August 31, 2022, with no renewal options remaining.

Budget Blinds (7,500 SF, 5.4% of NRA, 4.5% of underwritten base rent). Budget Blinds offers window coverings, including shutters, shades, blinds, draperies, and window film. In addition, Budget Blinds offers customers free, in-home consultations, complete measuring and installation services. Home Franchise Concepts is the parent company of Budget Blinds and other subsidiaries, which include Tailored Living and Concrete Craft. Home Franchise Concepts is a top-selling family of direct-to-consumer brands in the home-related goods and services industry. Budget Blinds has been a tenant at the Shoppes at Centre Pointe Property since July 2018 under a lease that commenced July 10, 2018 and expires July 11, 2024, with one, five-year renewal option remaining. In lieu of a tenant improvement allowance, Budget Blinds has a free rent credit of $20,000 in Year 1 and $10,000 in Year 3 of its lease. Additionally, Budget Blinds has a one-time right to terminate its lease at the end of year two effective July 11, 2020 upon 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents a summary regarding the largest tenants at Shoppes at Centre Pointe Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Ashley Furniture	NR/NR/NR	50,000	35.8%	$387,500	23.4%	$7.75	N/A	N/A	N/A	8/31/2022
Total Anchor Tenants		50,000	35.8%	$387,500	23.4%	$7.75

Major Tenants
Staples	NR/NR/NR	20,388	14.6%	$132,522	8.0%	$6.50	N/A	N/A	N/A	1/31/2024
Dollar Tree Stores	NR/Baa3/BBB-	10,000	7.2%	$130,000	7.9%	$13.00	N/A	N/A	N/A	1/31/2022
China Buffet	NR/NR/NR	8,600	6.2%	$120,400	7.3%	$14.00	$1,186,875	$138	12.8%	8/31/2022
Budget Blinds(6)	NR/NR/NR	7,500	5.4%	$75,000	4.5%	$10.00	N/A	N/A	N/A	7/11/2024
Southside 17 Bar and Grill	NR/NR/NR	5,000	3.6%	$82,200	5.0%	$16.44	N/A	N/A	N/A	1/31/2024
Total Major Tenants		51,488	36.9%	$540,122	32.7%	$10.49

Other Tenants		31,300	22.4%	$725,957	43.9%	$23.19
Vacant		6,900	4.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		139,688	100.0%	$1,653,579	100.0%	$12.45

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(5)	Occ. Cost % is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

(6)	Budget Blinds will receive a rent credit of $20,000 in year 1 and $10,000 in year 3 of its lease, in lieu of a tenant improvement allowance. Budget Blinds has a one-time right to terminate its lease at the end of year two upon a 90 days’ written notice.

The following table presents historical sales information for the anchor tenants at the Shoppes at Centre Pointe Property:

Historical Sales Summary(1)
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales(2)
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)
Ashley Furniture	$9,700,000	$194	4.4%	$11,300,000	$226	3.7%	N/A	N/A	N/A
China Buffet	$1,086,350	$126	14.0%	$1,171,294	$136	13.0%	$1,186,875	$138	12.8%
Southside 17 Bar and Grill	$600,518	$120	16.3%	$942,165	$188	10.4%	N/A	N/A	N/A
Uptown Cheapskate	N/A	N/A	N/A	N/A	N/A	N/A	$129,579	$37	61.2%
Sally Beauty Supply	$479,117	$299	8.2%	$448,118	$280	8.8%	$439,651	$275	9.0%
Total/Wtd. Avg.	$11,865,985	$182	6.6%	$13,861,577	$213	5.6%	$1,756,105	$128	24.7%

(1)	Information is based on the underwritten rent roll and sales report as of July 27, 2018.

(2)	Most Recently Reported Sales ($) reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(3)	Occ. Cost is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents certain information relating to the lease rollover at Shoppes at Centre Pointe Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	5,250	3.8%	3.8%	$24.76	$129,977	7.9%	7.9%
2020	1	1,250	0.9%	4.7%	$18.96	$23,700	1.4%	9.3%
2021	2	5,100	3.7%	8.3%	$23.55	$120,120	7.3%	16.6%
2022	6	74,900	53.6%	61.9%	$10.41	$779,388	47.1%	63.7%
2023	0	0	0.0%	61.9%	$0.00	$0	0.0%	63.7%
2024	3	32,888	23.5%	85.5%	$8.81	$289,722	17.5%	81.2%
2025	2	6,900	4.9%	90.4%	$20.75	$143,172	8.7%	89.9%
2026	0	0	0.0%	90.4%	$0.00	$0	0.0%	89.9%
2027	1	2,500	1.8%	92.2%	$35.00	$87,500	5.3%	95.2%
2028	1	4,000	2.9%	95.1%	$20.00	$80,000	4.8%	100.0%
2029 & Beyond	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
Vacant	0	6,900	4.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	19	139,688	100.0%		$12.45	$1,653,579	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Shoppes at Centre Pointe Property is located in North Charleston, South Carolina, in Charleston County, within the Charleston-North Charleston, SC metropolitan statistical area. Charleston is the port city for South Carolina and serves as an economic hub. Charleston’s major industries are healthcare, higher education, tourism, power systems, logistics, and military.

The Shoppes at Centre Pointe Property is located within a half-mile of the Charleston International Airport and the North Charleston Coliseum/Performing Arts Center, as well as Boeing’s aircraft manufacturing assembly plant. The Shoppes at Centre Pointe Property’s neighborhood consist of a mixture of industrial, commercial, and residential surrounding the Charleston International Airport and Air Force Base. A Walmart Supercenter and Sam’s Club are located adjacent to the Shoppes at Centre Pointe Property. Located across a service street are retailers such as Field and Stream, Conn’s Home Plus and La-Z-Boy Home Furnishing & Décor. Tanger Outlets Charleston is a regional shopping center located across Centre Point Boulevard. Tanger Outlets Charleston include retailers such as Old Navy, Nike Factory Store, Under Armour Factory House, Saks Off 5th, Michael Kors, Skechers Factory Outlet, Subway, H&M, and many other national retailers.

The Shoppes at Centre Pointe Property is located along Centre Pointe Drive. Centre Pointe Drive runs north/south and connects to International Boulevard which provides direct access to Interstate 526, the Boeing facility in the west and Interstate 26 in the east. Interstate 526 provides access to the surrounding Charleston area. Interstate 26 provides access to Charleston’s central business district to the southeast and Summerville to the northwest. According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Shoppes at Centre Pointe Property is 1,889, 53,920 and 127,739, respectively. The 2018 estimated average household income within the same radii was $46,998, $52,152 and $64,017, respectively.

According to a third party market research report, the Shoppes at Centre Pointe Property is located within the Charleston/North Charleston retail market, which contained approximately 44.3 million SF of retail space as of first quarter 2018. The Charleston/North Charleston retail market reported a vacancy rate of 2.8%, with an average rental rate of $23.52 per SF. The Charleston/North Charleston retail market reported positive net absorption of 211,877 SF during the first quarter 2018. There was 524,582 SF of retail space under construction in 37 buildings and year-to-date deliveries totaling 126,781 SF.

According to a third party market research report, the Shoppes at Centre Pointe Property is located within the North Charleston retail submarket, which contained approximately 10.1 million SF of retail space as of first quarter 2018. The North Charleston retail submarket reported a vacancy rate of 2.8%, with an average rental rate of $14.02 per SF. The North Charleston retail submarket reported positive net absorption of 21,518 SF during the first quarter 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents competitive retail properties with respect to Shoppes at Centre Pointe Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Shoppes at Centre Pointe	Retail	2006/N/A	139,688	95.1%(1)	Ashley Furniture	N/A
Corners @ Centre Pointe 4959 Centre Pointe Drive North Charleston, SC	Retail	2008/N/A	15,387	100.0%	N/A	0.6 miles
McCall Center 5070 International Boulevard North Charleston, SC	Retail	2005/N/A	52,560	100.0%	N/A	1.1 miles
Markets at Montague 3032 W. Montague Avenue North Charleston, SC	Retail	2007/N/A	15,400	100.0%	N/A	1.2 miles
North Pointe Plaza 7400 Rivers Avenue North Charleston, SC	Retail	1989/2001	373,520	96.0%	Walmart, Roomstore, Cato, AC Moore, Hancock Fabrics, Dollar Tree, Petco	6.5 miles
The Corner at Wescott 9514 Dorchester Road North Charleston, SC	Retail	2014/N/A	155,622	94.0%	Harris Teeter, Marshalls, Pet Supplies Plus	10.0 miles

Source: Appraisal unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of July 1, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Centre Pointe Property:

Cash Flow Analysis
	2015(1)	2016	2017	6/30/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	$1,576,887	$1,484,840	$1,546,963	$1,778,379	$12.73
Total Recoveries	N/A	$234,959	$313,164	$306,076	$340,514	$2.44
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($105,945)	($0.76)
Effective Gross Income	N/A	$1,811,846	$1,798,004	$1,853,039	$2,012,949	$14.41
Total Expenses	N/A	$624,812	$639,580	$582,974	$569,679	$4.08
Net Operating Income(3)	N/A	$1,187,034	$1,158,424	$1,270,065	$1,443,270	$10.33
Capital Expenditures	N/A	$0	$0	$0	$20,953	$0.15
TI/LC	N/A	$0	$0	$0	$139,688	$1.00
Net Cash Flow	N/A	$1,187,034	$1,158,424	$1,270,065	$1,282,629	$9.18

Occupancy %	N/A	87.1%	91.8%	96.1%	95.1%
NOI DSCR	N/A	1.22x	1.19x	1.31x	1.49x
NCF DSCR	N/A	1.22x	1.19x	1.31x	1.32x
NOI Debt Yield	N/A	8.4%	8.2%	8.9%	10.2%
NCF Debt Yield	N/A	8.4%	8.2%	8.9%	9.0%

(1)	The Shoppes at Centre Pointe Property was acquired in December 2015; therefore, the 2015 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated July 1, 2018 and include rent steps through March 1, 2019 and vacancy gross up.

(3)	UW Net Operating Income increased more than 10.0% compared to the 6/30/2018 Net Operating Income due to (i) the fifth largest tenant, Budget Blinds, and the eighth largest tenant, Carolina Crab, commencing their leases in July 2018 and (ii) rent steps being underwritten based on rent roll dated July 1, 2018 with rent steps taken through August 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C15

TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Jared Noordyk	Tel. (212) 915-1709

Natixis

Matthew Feast	Tel. (212) 891-5742

David Williams	Tel. (212) 891-5781

Delphine Clerjaud	Tel. (212) 891-5775

Mark Lacerenza	Tel. (212) 891-6172

Andrew Florio	Tel. (212) 891-6572

William Han	Tel. (212) 891-5765